As filed with the Securities and Exchange Commission on November 12, 2024
File No. 000-56694

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
NEW MOUNTAIN PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Maryland	99-6860731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)
(212) 720-0300
(Registrant’s telephone number, including area code)
with copies to:
Benjamin Wells
Kenneth Burdon
Simpson Thacher & Bartlett LLP
425 Lexington Ave,
New York, NY, 10017
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common shares of beneficial interest, par value $0.001 per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

EXPLANATORY NOTE
New Mountain Private Credit Fund is filing this amendment no. 1 to its registration statement on Form 10 (this “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”).
Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:
•“we,” “us,” “our,” and the “Fund” refer to New Mountain Private Credit Fund, a Maryland statutory trust;
•“Adviser” refers to New Mountain Finance Advisers, L.L.C., which serves as our investment adviser;
•“Administrator” refers to New Mountain Finance Administration, L.L.C., which serves as our administrator;
•“New Mountain,” “NMC,” and the “Firm” refer to New Mountain Capital, L.L.C., a Delaware limited liability company, which is an affiliate of our Adviser;
•“Other New Mountain Clients” refer to public and private funds, investment vehicles and managed accounts (in each case, including any new or successor funds, vehicles or accounts (other than the Fund)) sponsored, advised and/or managed by New Mountain or its affiliates; and
•“shareholders” refers to holders of our common shares of beneficial interest, par value $0.001 per share (the “Shares”).
The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).
Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act.
In connection with the foregoing, we filed an election to be regulated as a BDC under the 1940 Act on September 27, 2024 and are subject to the 1940 Act requirements applicable to BDCs.
Investing in our Shares may be considered speculative and involves a high degree of risk, including the following:
•An investment in our Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.
•You should not expect to be able to sell your Shares regardless of how we perform.
•If you are unable to sell your Shares, you will be unable to reduce your exposure on any market downturn.
•We do not intend to list our Shares on any securities exchange and we do not expect a secondary market in the Shares to develop. Therefore, the Fund’s Shares constitute illiquid investments.
•Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics.
•The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.
•We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.
•Repurchases of Shares by the Fund, if any, are expected to be very limited.
•An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.
As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our Shares.

FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or the negatives thereof or other variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:
•our future operating results;
•our business prospects and the prospects of our Portfolio Companies (as defined below);
•the impact of investments that we expect to make;
•our ability to raise sufficient capital to execute our investment strategy;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our Portfolio Companies to achieve their objectives;
•our expected financings and investments;
•the adequacy of our cash resources, financing sources and working capital;
•the timing of cash flows, if any, from the operations of our Portfolio Companies;
•actual and potential conflicts of interest with New Mountain, the Adviser and its affiliates;
•the levels of inflation, and its impact on our Portfolio Companies and on the industries in which we invest;
•general economic and political trends and other external factors, including pandemics and recent supply chain disruptions;
•our use of financial leverage;
•the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser or its affiliates to attract and retain highly talented professionals;
•our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);
•the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the rules and regulations issued thereunder;
•the effect of changes to tax legislation and our tax position; and
•the tax status of the enterprises in which we may invest.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•changes in laws and regulations, changes in political, economic or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets;
•an economic downturn and the time period required for robust economic recovery therefrom, which will likely have a material impact on our Portfolio Companies’ results of operations and financial condition for its duration, which could lead to the loss of some or all of our investments in such Portfolio Companies and have a material adverse effect on our results of operations and financial condition;
•upon entry into an agreement with a lender, a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity could have a material adverse effect on our results of operations and financial condition and impair our lending and investment activities;
•interest rate volatility could adversely affect our results, particularly given that we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•risks associated with possible disruption in our or our Portfolio Companies’ operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and
•the risks, uncertainties and other factors we identify in “Item 1A. Risk Factors” in this Registration Statement, and in our other filings with the SEC that we make from time to time.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements and projections contained in this Registration Statement, which are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SUMMARY RISK FACTORS
The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following summary should be read in conjunction with the complete discussion of the material risk factors we face, which are set forth below in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement.
Risks Related to This Offering and Our Organizational Structure
•We are newly formed and have no operating history.
•There are no assurances of investment return, or that this offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.
•Competition for investment opportunities may reduce our profitability and the return on your investment.
•There is no public trading market for our Shares; therefore, your ability to dispose of your Shares will likely be limited to repurchase by us. If you do sell your Shares to us, you may receive less than the price you paid.
•As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith and, as a result, there is and will be uncertainty as to the value of our Portfolio Investments.
•The 1940 Act imposes numerous constraints on the operations of BDCs.
Risks Related to Our Investments
•Our investments are subject to an above average degree of risk.
•There are operating and financial risks in the Portfolio Companies we invest in.
•We may participate in a limited number of investments and therefore may depend on the performance of certain investments.
•An investment in the Fund requires a long-term commitment with no certainty of return. Many of our Portfolio Investments will be highly illiquid, and we may not be able to realize on such Portfolio Investments in a timely manner.
•Many of our Portfolio Companies may be susceptible to economic slowdowns or recessions and may be unable to repay their debt investments during these periods.
•An investment strategy focused primarily on privately-held companies presents certain challenges.
•Our investments are almost entirely rated below investment grade or may be unrated, which are often referred to as "leveraged loans", "high yield" or "junk" securities, and may be considered "high risk" compared to debt instruments that are rated investment grade.
Risks Related to Debt Financing
•We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.
•Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing.
•Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

General Market and Regulatory Risks
•Rising inflation may materially adversely affect our financial condition and results of operations.
•Continued strain on the banking system may adversely impact our business, financial condition and results of operations.
•The continued threat of global terrorism and the impact of military and other action will likely continue to cause volatility in the economies of certain countries and various aspects thereof, including in prices of commodities, and could affect our financial results.
•Regulations governing the operations of BDCs will affect the Fund’s ability to raise, and the way in which the Fund raises, additional capital or borrow for investment purposes, which may have a negative effect on our growth.
Risks Related to our Relationship with the Adviser and New Mountain
•The Adviser may face conflicts of interest in allocating investment opportunities to us and such other funds.
•We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
•We pay the Adviser and its affiliates substantial fees in return for their services, which could influence the advice provided to us.
•New Mountain may raise or manage Other New Mountain Clients which could result in the reallocation of New Mountain personnel and the direction of potential investments to such Other New Mountain Clients.
•The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Adviser or New Mountain on more favorable terms than those provided to us.
Risks Related to our RIC Status and Certain Other Tax Items
•If we do not qualify to be taxed as a RIC, we will be subject to tax as a regular corporation and could face a substantial tax liability.
•Compliance with RIC requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
Special Considerations Relating to Benefit Plan Investors
•If the fiduciary of an employee benefit plan or plan subject to the Code or ERISA fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our Shares, the fiduciary could be subject to civil penalties.
•If our assets at any time are deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

ITEM 1. BUSINESS.
We were formed on August 19, 2024 as a Maryland statutory trust. We seek to make or originate debt investments in companies that the Adviser believes are “defensive growth” companies in non-cyclical industry niches where the Adviser has developed strong proprietary research and operational advantages. Our investment objective is to generate current income and, as a secondary objective, capital appreciation. We seek to achieve our investment objective through the sourcing and origination of senior secured loans and select junior capital positions to growing businesses in defensive industries that offer attractive risk-adjusted returns. We are a newly-organized, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. We intend to elect to be treated for U.S. federal income tax purposes, and intend to qualify annually thereafter, as a regulated investment company (“RIC”) under the Code. See “—Operating and Regulatory Environment” and “—Taxation as a Regulated Investment Company.”
We intend to be a non-exchange traded, perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose shares of beneficial interest are intended to be sold by the BDC on a continuous basis at a price equal to the BDC’s monthly net asset value (“NAV”) per share. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our declaration of trust (as amended, restated, or modified from time to time, the “Declaration of Trust”) or otherwise to effect a liquidity event at any time.
We expect to conduct quarterly repurchase offers at NAV per share as of the applicable valuation date in our Board of Trustees’ (the “Board”) sole discretion. However, no assurance can be given that repurchases will occur or that any Shares properly tendered will be repurchased by the Fund. See “ —Share Repurchase Program.”
We expect to conduct a continuous private offering of our Shares to investors in reliance on exemptions from the registration requirements of the Securities Act. See “—The Private Offering.”
Background
About New Mountain
New Mountain is a leading alternative investment firm with ~$55 billion of assets under management across its private equity, credit, and net lease strategies. New Mountain was founded in 1999 and began operations in January 2000, following approximately twenty years of private equity investing by its founding principal, Steven B. Klinsky. The Firm employs a sector-focused approach to each strategy, targeting businesses that operate in “defensive growth” sectors, while emphasizing deep fundamental research and investor value add, rather than reliance on excessive risk, as the best path to high and consistent long-term returns.
At the heart of all of New Mountain’s strategies is the concept of “defensive growth”. New Mountain defines “defensive growth” industries as those that can thrive in both robust and uncertain macro-economic environments. As such, New Mountain pursues investment themes in sectors that exhibit the following characteristics: (i) acyclicality (ii) niche market dominance, (iii) high barriers to entry, (iv) stable revenue / high degree of customer retention, (v) flexible cost base, and (vi) strong cash flow / high return on assets. Such sectors include sub-segments of business and financial services, enterprise software, infrastructure services, specialty materials, and healthcare technology. New Mountain seeks to avoid industries that are more cyclical, volatile, or secularly challenged. New Mountain considers a secularly challenged industry to be an industry that faces systemic headwinds that adversely affect the entire industry (e.g., if aspects of the industry are becoming obsolete). In practice, New Mountain recognizes that industry landscapes are constantly evolving, requiring the Firm to continue to seek out new niches within its “power alleys,” maintaining flexible specialization. “Power alleys” mean areas in which New Mountain has developed strong research and operational advantages.
New Mountain’s credit strategy launched in 2008 to apply the Firm’s “defensive growth” investment philosophy to credit investing. Unlike a generalist credit manager, New Mountain employs a sector-focused approach to credit investing, leveraging the 25 years of compounded knowledge it has established in the Firm’s “defensive growth” power alleys. In practice, the Firm harnesses this expertise by integrating private equity investment professionals and transaction leaders onto its investment teams, alongside members of the credit investment team. New Mountain believes that this collaborative approach enables the Firm to maximize the depth of industry knowledge it has established in its power alleys. By leveraging its sector expertise, New Mountain believes that it has been able to consistently construct best ideas portfolios that emphasize credit selection over all else. New Mountain places an emphasis on capital preservation and return consistency. To that end, the Firm predominantly focuses on the most senior component of the capital structure, providing senior secured and unitranche loans in support of sponsor acquisitions, refinancings, and recapitalizations.
Today, New Mountain’s credit platform includes direct lending and broadly syndicated loan strategies. The direct lending strategy focuses on sponsor-backed direct lending in the U.S. and is implemented through a combination of its publicly-traded business development company, New Mountain Finance Corporation (Ticker: NMFC), private funds, and customized investment mandates. Similarly, its broadly syndicated loan strategy focuses on “defensive growth” investment opportunities in the broadly syndicated loan market and is implemented through a combination of private funds and CLOs. From inception through June 30, 2024, New Mountain has invested approximately ~$26 billion across its credit platform and currently manages ~$12 billion.
Our objective is to offer New Mountain’s successful defensive growth strategy in a perpetual close-ended fund structure. To achieve this, the Fund will be led by a team of experienced investment professionals within the New Mountain credit platform who have deep industry knowledge and extensive experience in deal structuring, debt advisory and capital markets services.
The Adviser
New Mountain Finance Advisers, L.L.C., is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (together with NMC, “New Mountain Capital”) whose ultimate owners include Steven B. Klinsky, other related current and former New Mountain Capital professionals and related vehicles and a minority investor. The Adviser is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser manages our day-to-day operations and provides us with investment advisory and management services pursuant to the investment advisory agreement (the “Investment Advisory Agreement”) by and between the Adviser and us. See “—Investment Advisory Agreement.”
The Adviser is managed by a six member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of our investments above $10.0 million in the aggregate by a single issuer. The Investment Committee currently consists of Steven B. Klinsky, Robert A. Hamwee, John R. Kline, Adam B. Weinstein and Laura C. Holson. The sixth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Beginning in August 2024, Robert Mulcare was appointed to the Investment Committee for a one year term. In addition, our executive officers and certain investment professionals of the Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $10.0 million may be approved by our chief executive officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.
The purpose of the Investment Committee is to evaluate and approve, as deemed appropriate, all investments by the Investment Adviser, subject to certain thresholds. The Investment Committee's process is intended to bring the diverse experience and perspectives of the Investment Committee's members to the analysis and consideration of every investment. The Investment Committee also serves to provide investment consistency and adherence to the Adviser's investment philosophies and policies. The Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.

In addition to reviewing investments, the Investment Committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and investment opportunities are also reviewed on a regular basis. Members of our investment team are encouraged to share information and views on credit with the Investment Committee early in their analysis. This process improves the quality of the analysis and allows the deal team members to work more efficiently.
The Administrator
New Mountain Finance Administration, L.L.C., a wholly-owned subsidiary of New Mountain, provides the administrative services necessary to conduct our day-to-day operations pursuant to the administration agreement (the “Administration Agreement”) by and between the Administrator and us. The Administrator also maintains, or oversees the maintenance of, our consolidated financial records, our reports to shareholders and reports filed with the SEC. The Administrator performs the calculation and publication of the value of our NAV, the payment of our expenses and oversees the performance of various third-party service providers and the preparation and filing of our tax returns. The Administrator may hire a third party sub-administrator to assist with the provision of administrative services. The Administrator may also provide, on our behalf, managerial assistance to our portfolio companies. See “—Administration Agreement.”
Investment Objective and Strategy
Our investment objective is to generate current income and, as a secondary objective, capital appreciation. We seek to achieve our investment objective through the sourcing and origination of senior secured loans and select junior capital positions to growing businesses in defensive industries that offer attractive risk-adjusted returns.
Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, the Fund (directly or through one or more of its subsidiaries) is primarily expected to make or originate debt investments in companies that the Adviser believes are “defensive growth” companies in non-cyclical industry niches where the Adviser has developed strong proprietary research and operational advantages. The Fund’s investment strategy will focus on primary originations, but it may also include secondary market purchases if opportunities arise. Primary originations refer to loans that the Fund provides directly to the borrower and secondary market purchases refer to the Fund acquiring loans that were made to the borrower from another lender. The relative amount of our investments in primary originations and secondary market purchases is expected to vary over time, but we expect the majority of our investments in the near future will be in primary originations.
We will predominantly target investments in U.S. middle market businesses. We define middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization (EBITDA) between $10.0 million and $200.0 million. Our primary focus is in defensive growth companies, which we define as generally exhibiting the following characteristics: (i) acyclicality (ii) niche market dominance, (iii) high barriers to entry, (iv) stable revenue / high degree of customer retention, (v) flexible cost base, and (vi) strong cash flow / high return on assets. The form of our investments may include first lien or unitranche loans, or, to a lesser extent, second lien loans and passive preferred equity. The Fund will not invest in real property or hold equity in a U.S. real property holding company.
Investments by the Fund are referred to herein as “Portfolio Investments,” and the companies in which such Portfolio Investments are made or the issuers of such Portfolio Investments are referred to herein as “Portfolio Companies.”
We believe our structure as a perpetual-life BDC allows us to originate, acquire, finance and manage our investment portfolio in an active and flexible manner. We believe the structure is advantageous to shareholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.
We intend to employ leverage as market conditions permit and at the discretion of the Adviser. While we intend to target a leverage ratio of approximately 0.9x to 1.1x debt-to-equity, or total borrowings equal to 0.9 to 1.1 multiplied by our NAV, this limitation will not prevent us from incurring additional leverage or otherwise exceeding such leverage ratio to the full extent permissible under the 1940 Act, including during periods when we are experiencing unusual market volatility or other unexpected conditions. We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares of beneficial interest, par value $0.001 per share (the “preferred shares”), but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by us.
Our investment strategies are not fundamental and may be changed by the Board without shareholder approval. Our 80% investment policy with respect to private credit investments may only be changed with 60 days’ prior notice to shareholders.
Target Assets
We will target debt investments that will yield meaningful current income. Our debt investments will typically be structured with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our target return profile.
The terms of our debt investments will be tailored to the facts and circumstances of the transaction and prospective Portfolio Company and structured to protect its rights and manage its risk while creating incentives for the Portfolio Company to achieve its business plan. A substantial source of return is the cash interest that we collect on our debt investments.
First lien loans, second lien loans, subordinated loans and bonds generally have terms of four to seven years, provide for a variable or fixed interest rate, may contain prepayment penalties. First lien loans are secured by a first priority security interest in all existing and future assets of the borrower. Second lien loans are secured by a second priority interest and subordinated loans are generally unsecured. Our loan and bond investments may include payment-in-kind (“PIK”) interest, which represents contractual interest accrued and added to the principal that generally becomes due at maturity. Our first lien loans may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. To a lesser extent, we will also target more liquid credit investments such as broadly syndicated loans or chartered bank debt to maintain liquidity for our share repurchase program and to manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns.
In addition, from time to time we may also enter into revolving credit facilities, bridge financing commitments, delayed draw commitments or other commitments which can result in providing future financing to a Portfolio Company. When we make a debt investment, we may be granted equity in the Portfolio Company in the same class of security as the sponsor receives upon funding.
We may make investments through wholly-owned or primarily controlled subsidiaries. The term “subsidiary” includes entities wholly-owned by the Fund and entities that engage in investment activities in securities or other assets that are primarily controlled by the Fund. Such subsidiaries are expected to be organized as corporations or limited liability companies and will not be registered under the 1940 Act. These subsidiaries may be formed to obtain favorable tax benefits or to obtain financing on favorable terms due to their bankruptcy-remote characteristics. The Fund complies with the provisions of the 1940 Act governing investment policies on an aggregate basis with its subsidiaries. Our Board has oversight responsibility for our investment activities, including our investment in any subsidiary, and our role as sole shareholder of any subsidiary. To the extent applicable to the investment activities of a subsidiary, the subsidiary will follow the same compliance policies and procedures as the Fund. We would “look through” any such subsidiary to determine compliance with our investment policies and would generally expect to consolidate any such subsidiary for purposes of our financial statements and compliance with the 1940 Act. We will ensure any such subsidiary complies with Sections 17 and 57 of the 1940 Act and will identify the subsidiary’s custodian, if any exists. In addition, borrowings of such subsidiaries are considered the Fund’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
Formation Transaction
We expect to enter into a merger transaction (the “Merger”) with New Mountain Guardian III BDC, L.L.C. (“Guardian III”), with the Fund surviving and acquiring Guardian III’s investment portfolio. The Merger is expected to be structured as an all cash merger, whereby, we will pay cash to purchase all of the Guardian III units outstanding at the time of the closing of the Merger at a price per unit equal to the NAV per Guardian III unit determined within 48 hours prior to the Merger, subject to any applicable withholding taxes. In connection with and dependent upon the Merger occurring, current Guardian III investors will be given the option to transfer their Guardian III units to the Fund in exchange for Shares of the Fund issued upon the initial closing of this offering (investors that transfer their Guardian III units in exchange for Shares, “Rolling Investors”). Contemporaneously with the Merger, Rolling Investors will receive Shares in an amount equal to the NAV of their Guardian III units transferred to the Fund in exchange for Shares with such NAV determined as of a date within 48 hours prior to the Merger. The Fund does not expect to engage in operations prior to consummating the Merger. Upon acquiring the assets of Guardian III, we will be a fully invested and financed, diverse portfolio consisting of senior secured debt of 73 separate Portfolio Companies (the “Seed Portfolio”). The Seed Portfolio had total assets of $1,607.9 million, liabilities of $750.0 million and net assets of $857.9 million and a $7.47 NAV per unit measured at fair value as of September 30, 2024. The Seed Portfolio consists of 83% in first lien loans, 10% in second lien loans, 2% in subordinated loans and 5% in equity and other measured at fair value as of such date. On October 31, 2024, Guardian III unitholders approved the Merger; however, there can be no assurance that the Merger will occur.
Investment Criteria
The Adviser has identified the following investment criteria and guidelines for use in evaluating prospective Portfolio Companies. However, not all of these criteria and guidelines will be met in connection with each of the Fund’s investments.
•Defensive growth industries. The Fund seeks to invest in industries that can succeed in both robust and weak economic environments, but which are also sufficiently large and growing to achieve high valuations providing enterprise value cushion for our targeted debt securities.
•High barriers to competitive entry. The Fund targets industries and companies that have well defined industries and well established, understandable barriers to competitive entry.
•Recurring revenue. Where possible, the Fund focuses on companies that have a high degree of predictability in future revenue.
•Flexible cost structure. The Fund seeks to invest in businesses that have limited fixed costs and therefore modest operating leverage.
•Strong free cash flow and high return on assets. The Fund focuses on businesses with a demonstrated ability to produce meaningful free cash flow from operations. The Fund typically targets companies that are not asset intensive and that have minimal capital expenditure and minimal working capital growth needs.
•Sustainable business and niche market dominance. The Fund seeks to invest in businesses that exert niche market dominance in their industry and that have a demonstrated history of sustaining market leadership over time.
•Established companies. We seek to invest in established companies with sound historical financial performance. We do not intend to invest in start-up companies or companies with speculative business plans.

Investment Process
The Adviser believes it has developed a proven, consistent and replicable investment process to execute our investment strategy. The Adviser seeks to identify the most attractive investment sectors from the top down and then works to become the most advantaged investor in these sectors. The steps in the Adviser’s process include:
•Identifying attractive investment sectors top down;
•Creating competitive advantages in the selected industry sectors; and
•Targeting companies with leading market share and attractive business models in its chosen sectors.
In addition, the Adviser will leverage New Mountain’s four-stage investment process that encompasses: (i) the sourcing of investment opportunities, (ii) investment screening and selection, (iii) due diligence and underwriting, and (iv) portfolio monitoring.
Sourcing of Investment Opportunities
Over the last 16 years, New Mountain’s credit team has developed an expansive sourcing complex that has been intentionally designed to create due diligence and process advantages. Central to New Mountain’s approach is its ability to leverage the deep knowledge the Firm has established in its “power alleys” through its private equity business. This is facilitated by the lack of “walls” between its private equity and credit platforms and its ability to cross-staff investment teams. Through its integration with the private equity team, the Firm believes it is uniquely positioned to leverage their insights and knowledge to facilitate earlier more constructive dialogues with prospective borrowers than would be the case if it did not have the benefit of the private equity team’s due diligence. New Mountain leverages this information advantage to originate investment opportunities through the following channels:

Sponsor coverage:	Through the combination of a dedicated sponsor coverage team and the Firm’s investment professionals, New Mountain has developed a deep network of sponsor relationships, maintaining coverage of over 450 sponsors that are active investors in the Firm’s “power alleys”. Through these relationships, New Mountain has completed at least one transaction with over 140 sponsors.

Incumbency:	In many instances, New Mountain benefits from its position as an incumbent lender and has the option but not obligation to participate in refinancings, add-on financings, or opportunistic secondary purchases across the portfolio.

Capital markets:	The Firm’s capital markets team sits at the intersection of the New Mountain private equity and credit platforms, leading all private equity financings and managing New Mountain’s cross-platform / cross-strategy co-investment program. As it relates to New Mountain’s credit platform, its capital markets team provides the Firm with real-time insight into direct lending market terms and competitor behavior and serves as a valuable source of reciprocal deal flow.

Sourcing Joint Venture:	New Mountain is a co-founder of an exclusive joint venture (“JV”) between the Firm and five other private equity firms with integrated credit platforms. This JV facilitates deal flow between the six members that cannot be replicated by standalone credit firms.

Banks / Advisors:	Over the last 25 years, New Mountain has established and maintained a broad base of relationships across the banking and advisory community. This network continues to be a valuable source of market intelligence and deal flow.

Investment Screening and Selection
As part of the Firm’s investment screening and selection process, New Mountain hosts a deal review (“Deal Review”) meeting five times per week. Deal Review meetings are used as a forum to preview investment opportunities with members of the Investment Committee and the broader team and to make resource allocation and prioritization decisions. In evaluating potential investment opportunities, New Mountain first asks: (i) does the prospective borrower operate in one of the Firm’s power alleys, and (ii) does it have a diligence or resource edge, which can range from private equity owning a company in the space to having evaluated businesses in the space in the past? If the answer to these questions is “no”, New Mountain will generally pass on such investment opportunity. However, if the answer is “yes”, New Mountain will seek to leverage this information advantage to assess both the quality of the business and the appropriateness of the capital structure. New Mountain believes that by leveraging these criteria as an initial screen, it narrows the universe of investment opportunities to the highest quality borrowers in the most attractive and growing segments of the U.S. economy.
Due Diligence and Underwriting
Once the broader team has made the decision to actively pursue an investment opportunity, a deal team is staffed with both credit and private equity investment professionals. In addition, the deal team will leverage the Firm’s operating partner and senior advisor network as well as New Mountain private equity portfolio company management teams. In addition to its vast pool of internal resources, New Mountain will also augment its teams with external advisors on an as needed basis. On transactions that are identified through the Firm’s private equity team, New Mountain believes that it can manage a more streamlined due diligence process than a stand-alone credit manager given its information advantage. This enables its deal teams to focus on the most important due diligence items rather than having to learn a new sector the way a generalist platform often must.
As part of its due diligence process, New Mountain will evaluate, among other considerations, the following:
•Historical and projected financial performance
•Secular tailwinds and headwinds
•Industry outlook and competitive positioning
•Capital structure and transaction terms
•Covenant and collateral quality
•Management team experience and merit
Through its due diligence process, New Mountain narrows the universe of investment opportunities to include only those that it believes to be the most attractive in terms of their absolute and relative return profile. The most common reasons for the Firm to pass on a transaction include but are not limited to the following: (i) lower quality business model, (ii) lack of a true New Mountain due diligence advantage, (iii) over-levered capital structure, (iv) weak structural protections, (v) conflicts of interest, or (vi) a weak ESG assessment.
Monitoring
As part of New Mountain’s process, deal teams are cross-staffed with credit and private equity investment professionals as well as operating experts from the initial underwriting through exit / repayment. Over the life of an investment, New Mountain employs an active approach to portfolio management, with a rigorous quarterly portfolio review process augmented by more frequent reviews as appropriate. As part of the Firm’s review process, investment teams will generally assess monthly and quarterly financials, any potential changes to financial projections as well as industry or macroeconomic dynamics that may alter its original investment thesis. In addition, New Mountain maintains an active dialogue with both the borrower and the sponsor as well as any other parties that played a role in supporting the underwriting for a given investment opportunity.
The Firm uses an investment risk rating system to characterize and monitor the credit profile and expected level of returns on each investment in the portfolio. It assigns each investment a composite score (“Risk Rating”) based on two metrics: (1) Operating Performance, and (2) Business Characteristics:
•Operating Performance assesses the health of the investment in context of its financial performance and the market environment it faces. The metric is expressed in Tiers of 1 to 4 with 1 being the worst:
–Tier 1 – Severe business underperformance and/or severe market headwinds
–Tier 2 – Significant business underperformance and/or significant market headwinds
–Tier 3 – Moderate business underperformance and/or moderate market headwinds
–Tier 4 – Business performance is in-line or above
•Business Characteristics assesses the health of the investment in context of the underlying portfolio company’s business and credit quality, the underlying portfolio company’s current balance sheet, and the level of support from the equity sponsor. The metric is expressed as on a qualitative scale of “A” to “C”, with “A” being the best.
The Risk Rating for each investment is a composite of these two metrics. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line or above expectations. The mapping of the composite scores to these categories are below:
•Red – 1C (e.g., Tier 1 for Operating Performance and C for Business Characteristics)
•Orange – 2C and 1B
•Yellow – 3C, 2B, and 1A
•Green – 4C, 3B, 2A, 4B, 3A, and 4A
Contingency in Case of Underperformance
A combination of New Mountain’s monitoring and quarterly valuation processes enables the Firm to identify issues, which it believes mitigate the potential for value destruction. If underperformance is identified, New Mountain will place a portfolio company on the watchlist, which includes Yellow, Orange, and Red Risk Ratings as described above. To the extent a credit investment is added to the watchlist, New Mountain will staff incremental resources to the situation, including Josh Porter, Head of Special Situations. At this stage the team will generally increase the frequency of dialogue with the sponsor and/or borrower and lead an extensive re-underwriting of the credit investment to assess the catalyst for underperformance as well as to identify any current or expected liquidity or cash flow needs. Throughout this process, the deal team is generally in regular dialogue with the broader New Mountain team. In the event the Firm needs to take action, which can include amendments to existing documents or providing incremental capital, the team is well informed and able to move quickly. In addition to its deep bench of internal resources, New Mountain will supplement its team with external resources on an as needed basis.
In the rare instances when operational expertise is required, New Mountain believes that it is uniquely positioned to leverage its deep bench of credit, private equity, and operating resources. The Firm’s ability to move quickly results from the fact that its teams are cross-staffed with both private equity and credit investment professionals from cradle to grave. This ensures it does not lose valuable time getting up to speed on a particular company, especially in a situation where delayed action can lead to further value erosion. As part of the New

Mountain platform, we draw on a deep bench of captive operating resources that would not be available to a standalone credit platform. More specifically, the Firm leverages the following teams:
•18 operating partner generalists that are full-time New Mountain employees responsible for implementing value creation plans across the Firm’s portfolio;
•Five operating partner specialists that bring deep functional capability across finance, sales / go-to-market strategies, talent acquisition, etc.;
•24 Senior Advisors / “Project Partners” each of whom are actively engaged former CEOs / C-suite executives that can take similar roles at New Mountain portfolio companies; and
•56 Executive Advisory Council members, available to serve on portfolio company boards or act in advisory capacities to New Mountain as needed.
In situations where New Mountain takes control of a company, it will leverage the full resources of the Firm to maximize value. In other instances where New Mountain does not take full control, the Firm works proactively with stakeholders to bring to together resources that it believes can materially contribute to value recovery. This includes, but is not limited to, actively working with stakeholders throughout the restructuring process, leveraging the Firm’s deep industry knowledge for the benefit of the broader group, or offering operational resources to the extent relevant.
Exit / Realization
The Fund will exit investments via several mechanisms. Some investments may be pre-paid in full as part of a refinancing or may mature. In addition, we may sell investments on the open market, typically in situations where sale at the available price would present an appealing rate of return on the investment. We expect to exit our investments typically through one of four scenarios: (i) the sale of the Portfolio Company itself, resulting in repayment of all outstanding debt, (ii) the recapitalization of the Portfolio Company in which the loan is replaced with debt or equity from a third party or parties (in some cases, we may choose to participate in the newly issued loan(s)), (iii) the repayment of the initial or remaining principal amount of the loan then outstanding at maturity or (iv) the sale of the debt investment by us. In some investments, there may be scheduled amortization of some portion of the loan which would result in a partial exit of the investment prior to the maturity of the loan.
Valuation of Portfolio Securities
At all times consistent with accounting principles generally accepted in the United States of America ("GAAP") and the 1940 Act, we will conduct a valuation of our assets, pursuant to which our net asset value is determined.
We value our assets on a monthly basis, or more frequently if required under the 1940 Act. For purposes of the 1940 Act, our Board is ultimately and solely responsible for determining the fair value of our Portfolio Investments in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where our Portfolio Investments require a fair value determination. Security transactions are accounted for on a trade date basis. Our quarterly valuation procedures are set forth in more detail below:
1)Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.
2)Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.
a)Bond quotes are obtained through independent pricing services. Internal reviews are performed by the investment professionals of the Adviser to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the Adviser is unable to sufficiently validate the quote(s) internally and if the investment's par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below); and
b)For investments other than bonds, we look at the number of quotes readily available and perform the following procedures:
i)Investments for which two or more quotes are received from a pricing service are valued using the mean of the mean of the bid and ask of the quotes obtained;
ii)Investments for which one quote is received from a pricing service are validated internally. The investment professionals of the Adviser analyze the market quotes obtained using an array of valuation methods (further described below) to validate the fair value. If the Adviser is unable to sufficiently validate the quote internally and if the investment's par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below).
3)Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued through a multi-step valuation process:
a)Each Portfolio Company or investment is initially valued by the investment professionals of the Adviser responsible for the credit monitoring;
b)Preliminary valuation conclusions will then be documented and discussed with our senior management;
c)If an investment falls into (3) above for four consecutive quarters and if the investment's par value or its fair value exceeds the materiality threshold, then at least once each fiscal year, the valuation for each Portfolio Investment for which we do not have a readily available market quotation will be reviewed by an independent valuation firm engaged by our Board; and
d)When deemed appropriate by our management, an independent valuation firm may be engaged to review and value investment(s) of a Portfolio Company, without any preliminary valuation being performed by the Adviser. The investment professionals of the Adviser will review and validate the value provided.
For investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any costs/upfront fees received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative fair value until it is called and funded.
The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period and the fluctuations could be material.
In cases where the Fund determines its NAV at times other than a quarter end, the Fund updates the value of securities with market quotations to the most recent market quotation. For securities without market quotations, non-quarterly valuations will generally be the most recent quarterly valuation unless the Adviser determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser may determine, if deemed appropriate by the Adviser, to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with the Company’s valuation policy, pursuant to authority delegated by the Board.
The Board and the Adviser will engage independent valuation firms to provide assistance regarding the determination of the fair value of the Company’s portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment each quarter, and the Board may reasonably rely on that assistance. However, the Board is responsible for the ultimate valuation of the Portfolio Investments at fair value as determined in good faith pursuant to the Company’s valuation policy and a consistently applied valuation process.
Competition
We will compete for investments with a number of BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of financing. Many of these entities have greater financial and managerial resources than we do. We believe we are able to compete with these entities primarily on the basis of the experience and contacts of our management team, our responsive and efficient investment analysis and decision-making processes, the investment terms we offer, the model that we employ to perform our due diligence with the broader New Mountain Capital team and our model of investing in companies and industries we know well.
We believe that some of our competitors may make investments with interest rates and returns that are comparable to or lower than the rates and returns that we target. Therefore, we do not seek to compete solely on the interest rates and returns that we offer to potential portfolio companies. For additional information concerning the competitive risks we face, see “Item 1A. Risk Factors.”
The Board
Our business and affairs are managed under the direction of our Board. Our Board appoints our officers, who serve at the discretion of our Board. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Declaration of Trust and applicable provisions of state and other laws. Our Board has established an audit committee, a valuation committee and a nominating and corporate governance committee and may establish additional committees from time to time as necessary.
Our Board consists of five members, three of whom are not "interested persons" of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act and are “independent” as determined by the Board. These individuals are referred to as independent trustees.
Staffing
We do not have any employees. Our day-to-day investment operations are managed by the Adviser and the Administrator. See “—Investment Advisory Agreement” and “—Administration Agreement” below. We will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs. Each of our executive officers described under “Item 5. Trustees and Executive Officers” is an employee of the Adviser.
Investment Advisory Agreement
The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement attached as an exhibit to this Registration Statement.
We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. We are externally managed by our Adviser and will pay our Adviser a fee for its services. Our Board at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Fund. Pursuant to the Investment Advisory Agreement, our Board has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Investment Advisory Agreement.
The following summarizes our arrangements with the Adviser pursuant to the Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement, the Adviser shall:
•determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•determine the securities and other assets that we will purchase, retain or sell;
•identify, evaluate and negotiate the structure of our investments that we make;
•execute, monitor and service the investments that we make;
•perform due diligence on prospective Portfolio Companies;
•vote, exercise consents and exercise all other rights appertaining to such securities and other assets on our behalf; and
•provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.
The Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Adviser (so long as its services to us are not impaired) and/or other entities affiliated with New Mountain are permitted to furnish similar services to other entities. The Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. Under the Investment Advisory Agreement, the Adviser is entitled to receive a fee for investment advisory and management services consisting of a base management fee and an incentive fee. The cost of the base management fee and incentive fee payable to the Adviser is borne by us and, as a result, is indirectly borne by our shareholders.
The Investment Advisory Agreement was approved by our Board at the Board’s initial board meeting. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our independent trustees. The Investment Advisory Agreement will automatically terminate in the event of an assignment by the Adviser. The Investment Advisory Agreement may be terminated by either party, or by a vote of the majority of our outstanding voting Shares or, if less, such lower percentage as required by the 1940 Act, without penalty upon not less than 60 days’ prior written notice to the applicable party. If the Investment Advisory Agreement is terminated according to this paragraph, we will pay the Adviser a pro-rated portion of the management fee. See “Item 1A. Risk Factors— Risks Related to our Relationship with the Adviser and New Mountain.”
Management and Incentive Fees
The Fund will pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee payable to the Adviser and any incentive fees paid in cash to the Adviser are borne by us and, as a result, are indirectly borne by our shareholders.
Management Fee
Pursuant to the Investment Advisory Agreement, the Management Fee is accrued monthly and paid quarterly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first business day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means our total assets less liabilities determined on a consolidated basis in accordance with GAAP. For the first calendar month in which the Fund has operations, net assets will be measured as the beginning net assets.
Incentive Fee
The Incentive Fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.
The Incentive Fee consists of two parts, as follows:
(i)Incentive Fee Based on Income
The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement entered into between us and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5% annualized).
We will pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catchup.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and
•12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
The following is a graphical representation of the calculation of the income related portion of the incentive fee:
(ii)Incentive Fee on Capital Gains
The second component of the Incentive Fee, the Capital Gains Incentive Fee, is payable at the end of each calendar year in arrears. The amount payable equals:
•12.5% of cumulative realized capital gains from inception through the end of such calendar, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.
Each year, the fee paid for the Capital Gains Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Incentive Fee for all prior periods. We will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.
Administration Agreement
The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement.
Under the terms of the Administration Agreement, the Administrator performs (or oversees, or arranges for, the performance of) the administrative services necessary for the operation of the Fund. Without limiting the generality of the foregoing, the Administrator provides the Fund with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities. The Administrator shall also, on behalf of the Fund and subject to oversight by the Board, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and other such persons in any such other capacity deemed necessary or desirable. The Administrator shall also provide legal and tax services, administrative and accounting services (including the provision of valuation, shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services), treasury, leveraged purchasing, IT system support, system implementation, anti-money laundering and know-your-customer services and monitoring and compliance, all other compliance services provided by the Administrator’s compliance personnel with respect to the Fund, its portfolio companies and their activities (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to the Fund’s activities and the making, holding or disposing of portfolio investments by the Fund), local and state filing services, asset management and operations, hedging, fund finance, fund borrowing and currency management and compliance, environmental, social and governance services and services related to transfers of shares, and to respond to requests received by the Adviser and its affiliates from the Fund’s shareholders (or their consultants or advisors)

with respect to legal, tax, accounting, reporting, administrative and similar matters (including, without limitation, requests relating to the terms of the Declaration of Trust or the Bylaws, side letters or documentation related to portfolio investments, data room access, fees and expenses, performance metrics, distribution projections, cash flows, updates on portfolio companies and properties (and the performance thereof), quarterly Fund reporting, quarterly investor certifications, valuations, distribution notices, wire instructions, withholding taxes, tax refunds, quarterly tax estimates, taxable income and tax structuring with respect to the Fund and its portfolio companies), for the Fund or its portfolio companies (that could otherwise be performed by third parties). The Administrator shall make reports to the Board of its performance of its obligations to the Fund hereunder, and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund, as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. The Administrator shall be responsible for the financial and other records that the Fund is required to maintain and shall prepare, print and disseminate reports to the Fund’s shareholders and reports and other materials filed with the SEC or any other regulatory authority, which includes, but is not limited to, providing the services of the Fund’s chief financial officer, chief compliance officer, and their respective staffs. The Administrator will provide on the Fund’s behalf significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance. In addition, the Administrator will assist the Fund in determining and publishing its NAV, overseeing the preparation and filing of its tax returns, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.
We will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to the Fund under the Administration Agreement, including the compensation of the Fund’s chief financial officer and chief compliance officer, and their respective staffs, the costs of employee compensation and related taxes, health insurance and other benefits, and such employees’ allocable portion of overhead. In addition, we will reimburse any affiliate of the Administrator for any costs and expenses incurred by such affiliate on behalf of the Administrator in connection with the Administrator’s provision of services to the Fund under the Administration Agreement.
The Administrator may hire a third party sub-administrator to assist with the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.
The Administration Agreement has been approved by our Board at the Board’s initial board meeting. Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) our Board and (ii) a majority of our independent trustees. The Administration Agreement may not be assigned by a party without the consent of the other party. The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ prior written notice to the applicable party.
Payment of Our Expenses
The Adviser will pay the costs and expenses of its normal operating overhead, including salaries of the Adviser’s employees and senior advisors (excluding salary, benefits, trustees’ fees, stock options and other compensation received by senior advisors for serving on board of trustees, serving in executive management roles or performing the functional equivalent of such roles) and other expenses incurred in maintaining the Adviser’s place of business (“Adviser Expenses”). The Fund will pay the costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Fund (“Fund Expenses”), including, without limitation:
(a)the management fee and incentive fees payable under the Investment Advisory Agreement and the Fund’s allocable portion of compensation, overhead (including office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement;

(b)out-of-pocket fees and expenses relating to consummated Portfolio Investments, proposed but unconsummated Portfolio Investments (such fees and expenses, “Broken Deal Expenses”) including the sourcing, bidding, financing, evaluating, making deposits on, purchasing, trading, syndication of co-investments, settling, maintaining custody, acquisition, holding, disposition, monitoring and sale of thereof, to the extent that such fees and expenses are not reimbursed by a Portfolio Company or other third Person, including fees and expenses related to the organization or maintenance of any intermediate entity used to acquire, hold or dispose of any Portfolio Investment or otherwise facilitating the Fund’s investment activities, including without limitation any overhead expenses related to such entity; provided that (i) travel, meal and lodging expenses incurred in connection with the preliminary investigation of potential investment opportunities to the extent not reimbursed by Portfolio Companies or other third Persons or capitalized as part of the acquisition price of a Portfolio Investment and (ii) travel, meal and lodging expenses of monitoring of Portfolio Investments to the extent not reimbursed by Portfolio Companies or other third Persons, shall be borne by the Fund;
(c)an amount equal to 100% of all premiums for insurance protecting the Fund and any Covered Persons from liabilities to third Persons in connection with Fund affairs to the extent such premiums cover liabilities with respect to actions or omissions of the Fund or of any Covered Person that would otherwise be subject to indemnification by the Fund pursuant to the terms of the Agreement and Declaration of Trust, the Investment Advisory Agreement or the Administration Agreement and for any fidelity bonds;
(d)out-of-pocket legal, Portfolio Company investment-related public relations, custodial and accounting expenses of third-party service providers, including fees, costs and expenses associated with the preparation of amendments to the Agreement and Declaration of Trust and the solicitation of consent to such amendments, the preparation, printing and distribution of the Fund’s financial statements, tax information and any Fund-Related Compliance Obligation Expenses (it being understood that, where such Fund-Related Compliance Obligation Expenses relate to the Fund and other clients of New Mountain, such costs and expenses shall mean the Fund’s allocable share thereof as determined in good faith by the Adviser), and out-of-pocket expenses related to data rooms, investor portals, board reporting portals or other websites and accounting systems;
(e)interest on and fees and expenses arising out of all Company indebtedness, including, but not limited to, the arranging thereof and the costs and expenses of any lenders, investment banks and other financing sources;
(f)out-of-pocket auditing, accounting, appraisal, banking, brokerage, consulting, operating, tax reporting and valuation expenses of third-party service providers (including accounting, technology and environmental, social and governance consultants);
(g)out-of-pocket appraisal expenses of third-party service providers;
(h)out-of-pocket fees, costs and expenses of any third-party administrators and deal finders;
(i)extraordinary costs and expenses (including, but not limited to indemnification and contribution expenses);
(j)taxes and other governmental charges, fees and duties payable by the Fund, and costs and expenses associated with third-party tax advisors, tax return preparation or tax audits;
(k)costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder for Shares engaged by the Fund or its Affiliates);
(l)the costs and expenses associated with preparing, filing and delivering to shareholders periodic and other reports and filings required under federal securities laws as a result of the Fund’s status as a BDC;
(m)costs of any meeting of shareholders (including proxy statements and solicitation in connection therewith);
(n)costs associated with any third-party examinations or audits (including other similar services) of the Fund or the Adviser that are attributable to the operation of the Fund or requested by shareholders;

(o)costs of winding up and liquidating, dissolving and terminating the Fund;
(p)expenses incurred in connection with complying with provisions in the Declaration of Trust and other Fund agreements, as well as any costs and expenses incurred in connection with any sale, assignment, transfer or otherwise disposal of (“Transfer”) of Shares (to the extent not reimbursed by the parties to such Transfer); but not including Adviser Expenses;
(q)the cost of operational, legal, compliance, tax and accounting software and related expenses (including the fees, costs and expenses of third-party software developers and software utilized by the Adviser and its Affiliates in connection with the Fund’s investment, operational, legal, compliance, tax, treasury and accounting activities and related expenses, including as related to risk, research and market data, operations, accounting, treasury and the tracking and monitoring of investments (e.g., portfolio management software and general ledger software, environmental, social and governance monitoring software, subscription management software and automation tools (e.g., bots and RPA)));
(r)risk, research and market data related expenses (including software and hardware);
(s)expenses related to the engagement of and ongoing obligations of the Fund’s transfer agent, including any annual fees and fees related to maintaining shareholder records, among others;
(t)expenses related to the engagement of any rating agency (i.e., Moody’s, Fitch, S&P, Kroll, etc.) and any fees and expenses associated with the ongoing responsibilities related to maintaining any rating from such agency;
(u)expenses of the Board (including independent trustee fees, the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by trustees at Board meetings);
(v)expenses related to the valuation or appraisal of the Fund’s Portfolio Investments and the calculation of the Fund’s net asset value;
(w)travel, out-of-pocket and meal expenses related to the attendance of any employee of the Adviser who acts as a board member or board observer (or similar function);
(x)the organization and offering expenses described below in “Organization and Offering Expenses”;
(y)the cost of effecting any sales and repurchases of the Shares and other securities;
(z)costs of derivatives and hedging; and
(aa)fees and expenses associated with marketing efforts, including consultants.
“Covered Person” shall mean any person who has served as a trustee, officer or employee of the Fund, the Adviser and each of their respective affiliates; each of the current and former shareholders, officers, directors, employees, partners, members, managers and Senior Advisors of any of the Adviser and each of its affiliates and any other person who serves at the request of the Board or on behalf of the Fund as a shareholder, officer, director, employee, partner, member, manager or senior advisor of any other entity; and each person serving, or who has served, as a member of New Mountain’s executive advisory council.
“Fund-Related Compliance Obligation Expenses” shall mean the costs and expenses of all legal and regulatory compliance obligations under U.S. federal (including the 1940 Act), state, local, non-U.S. or other laws and regulations directly related to managing the Fund or the making, holding or disposing of Portfolio Investments by the Fund (whether such compliance obligations are imposed on the Adviser, their affiliates or the Fund), including, without limitation, the preparation and filing of (a) Form PF and Form ADV under the Advisers Act, (b) Form 13F, Form 13H, Section 16 filings, Schedule 13D filings, Schedule 13G filings and other beneficial ownership filings, in each case under the 1934 Act, (c) TIC Form SLT filings, (d) materials required under FATCA and FinCEN reporting requirements applicable to the Fund, (e) CFTC Form 4.13(a)(3), CPO-PQR, CTA PR and NFA Form PQR

filings, (f) any fees and expenses associated with hiring and maintaining a local distribution agent or administrative agent in any non-U.S. jurisdictions and (g) any other forms, schedules or other filings with governmental and self-regulatory agencies directly related to the making, holding or disposing of Portfolio Investments by the Fund (including blue sky filings and registration statement filings, as applicable), and the costs and expenses of any administrator, custodian and/or depositary (including, for the avoidance of doubt, the performance of any functions of a custodian, administrator and/or depositary contemplated by the Directive 2011/61/EU of the European Parliament and of the European Council of 8 June 2011 on Alternative Investment Fund Managers (the “AIFM Directive”)) appointed by the Adviser and its affiliates in relation to the safeguarding, administering and/or holding (or similar) of Portfolio Investments and/or regulations of jurisdictions in which the Fund engages in activities, including any registrations, licenses, notices, reports and/or filings required in accordance with the AIFM Directive and any related regulations, and other notices or disclosures of the Adviser and/or its affiliates relating to the Fund and their activities or any national private placement regime in any jurisdiction and incurred in connection with the Adviser’s or any of its affiliates’ initial registration and compliance with ongoing registration (including annual, quarterly or similar fees), disclosure, reporting and other similar obligations pursuant to the Agreement and Declaration of Trust or under the AIFM Directive or any national private placement regime in any jurisdiction (including, for the avoidance of doubt, the preparation and filing of any reporting required in connection with, or prescribed by, the AIFM Directive), including the preparation of prescribed information included in the Fund’s annual report, and the capture, processing and submission of relevant data in the form of Annex IV reports and costs and expenses in relation to the appointment of third-party alternative investment fund managers in respect of the Fund, as well as costs and expenses associated with operating foreign domiciled entities formed in connection with the Fund’s activities.
“Organization and Offering Expenses” shall mean all legal and other expenses incurred in connection with the Fund’s formation and organization and the offering of the Fund’s Shares, including without limitation all out-of-pocket legal, tax (including U.S. federal, state, local and foreign taxes), accounting, custodial, printing, data room, consultation, administrative, travel, entertainment, meal, accommodation, marketing material preparation expenses (including third-party marketing material compliance reviews), costs and expenses of online subscription documents, other subscription platforms, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of participating intermediaries, and U.S. and non-U.S. filing fees and expenses of the Fund or the Adviser (including with respect to any registration or licensing of the Fund or the Adviser for marketing under any national passport, private placement or similar regime outside of the United States including those in member states of the European Union), and payments to any locally licensed intermediary or distributor required to market the Fund in particular jurisdictions.
Travel and related expenses described herein include, without limitation, airfare not to exceed first class and/or business class rates, lodging, ground transportation, travel and meals. Travel and related expenses in connection with a trip taken by employees of the Adviser for purposes of multiple matters will be allocated by the Adviser in a manner that the Adviser determines is fair and equitable.
New Mountain may cause the Fund’s Portfolio Companies to enter into agreements regarding group procurement, benefits management, insurance policies (which will from time to time be pooled across Portfolio Companies and discounted due to scale) and other operational, administrative or management related matters from a third party or a New Mountain affiliate, and shall notify the Board of any such agreements with a New Mountain affiliate no later than the next regularly scheduled meeting thereof; provided, that, the fee arrangements related to any such New Mountain affiliate shall not exceed the amounts that would be charged for such services on an arms’ length basis and on terms which are no less favorable to such Portfolio Company than would be obtained in a transaction with an unaffiliated party, as determined by the Adviser in good faith.
Expense Reimbursement
The Adviser has agreed to advance all of our organization and offering expenses on our behalf through the initial closing of our private offering. Unless the Adviser elects to cover such expenses pursuant to the Expense Support Agreement (as defined below) entered into with the Adviser, we will be obligated to reimburse the Adviser for such advanced expenses upon the initial closing of our private offering. Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.
From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.
Expense Support Agreement
We have entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain of our expenses on our behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” Available Operating Funds means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in Portfolio Companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by us at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organization and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.
The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.
Exculpation and Indemnification
The Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Investment Advisory Agreement and Administration Agreement, respectively, relate, provided that the Adviser and the Administrator shall not be protected against any liability to the Fund or its shareholders to which the Adviser or Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“Disabling Conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent Disabling Conduct, each of our Adviser and our Administrator, as applicable, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s services under the Advisory Agreement and our Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. The Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser or the Administrator in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser or Administrator had reasonable cause to believe its conduct was unlawful.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan, pursuant to which the Fund will reinvest all cash dividends or distributions declared by the Board on behalf of investors who do not elect to receive their cash dividends or distributions in cash as provided below. As a result, if the Board authorizes, and the Fund declares, a cash dividend or distribution, then shareholders who have not elected to “opt out” of the distribution reinvestment plan will have their cash dividends or distributions automatically reinvested in additional Shares as described below. See the “—Certain U.S. Federal Income Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per share purchase price for Shares purchased pursuant to the distribution reinvestment plan will be equal to the NAV per Share at the time the distribution is payable.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Share Repurchase Program
We do not intend to list our Shares on a securities exchange and we do not expect there to be a public market for our Shares. As a result, if you purchase our Shares, your ability to sell your Shares will be limited.
At the discretion of the Board, we expect to commence a share repurchase program in which we expect to offer to repurchase, in each quarter, up to 5% of our Shares outstanding (either by number of Shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer Shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. As a result, Share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Shares outstanding. We expect to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. Additionally, pursuant to Rule 23c-1 under the 1940 Act, we may also repurchase our Shares outside of the share repurchase program. All Shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.
Under our share repurchase program, to the extent we offer to repurchase Shares in any particular quarter, we expect to repurchase Shares pursuant to tender offers using a purchase price equal to the NAV per Share as of the last calendar day of the applicable quarter (the “Valuation Date”), except that Shares that have not been outstanding for at least one year will be repurchased at 98% of the applicable NAV per Share (the “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Shares to (b) the subscription date immediately following the Valuation Date used in the repurchase of such Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.

You may tender all of the Shares that you own. In the event the amount of Shares tendered exceeds the repurchase offer amount, Shares will be repurchased on a pro rata basis with priority for repurchase requests in the case of the death or disability of a shareholder. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We will have no obligation to repurchase Shares, including if the repurchase would violate the restrictions on distributions under federal law or Maryland law. The limitations and restrictions described herein may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.
We expect to offer to repurchase Shares on such terms as may be determined by our Board in its complete and absolute discretion unless, in the judgment of our independent trustees, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that our Board will exercise its discretion to offer to repurchase Shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of Shares that you request to have repurchased. If we do not repurchase the full amount of your Shares that you have requested to be repurchased, or we determine not to make repurchases of our Shares, you will likely not be able to dispose of your Shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act. Shareholders will not pay a fee to us in connection with our repurchase of Shares under the share repurchase program, with the exception of the Early Repurchase Deduction.
Repurchases of Shares from shareholders by the Fund will be paid in cash pursuant to a promissory note after the determination of the relevant NAV per share is finalized. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from shareholders by the applicable repurchase offer deadline. The Fund does not impose any charges in connection with repurchases of Shares, other than the Early Repurchase Deduction. All Shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.
In the event that any shareholder fails to maintain the minimum balance of $5,000 of our Shares, we may repurchase all of the Shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.
Payment for repurchased Shares may require us to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Adviser expects to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.
The Private Offering
We expect to conduct a continuous private offering of our Shares on a monthly basis to accredited investors (as defined in Regulation D under the Securities Act) in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.
Shares will be offered at an initial purchase price of $25.00 per Share for each Share sold in the initial closing of our private offering. Thereafter, the purchase price per Share will vary and will equal our then-current NAV per share, which will be determined each month as of the last day of each calendar month.
Prior to the initial closing of our private offering, capital commitments to purchase our Shares may be made and accepted by us on an ongoing basis. Capital commitments made as part of the initial closing may be drawn down by the Fund no later than June 30, 2025 on no less than 10 business days’ notice. The funding of each investors’ capital commitment is conditioned on the determination of Guardian III’s NAV as of a date within 48 hours prior to the closing of the Merger (“Merger NAV”), and will not be due prior to the time Guardian III’s Merger NAV is determined. After the initial closing, subscriptions to purchase Shares may be made on an ongoing basis, but investors may only purchase Shares pursuant to accepted subscription orders effective as of the first day of each month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our Shares being subscribed at least five business days prior to the first business day of the month (unless waived by the Adviser).
Notice of each Share transaction will be furnished to shareholders (or their financial representatives) as soon as practicable but not later than seven business days after the Fund’s NAV is determined and credited to the shareholder’s account, together with information relevant for personal and tax records. While a shareholder will not know the NAV applicable on the effective date of the Share purchase, the Fund’s NAV applicable to a purchase of Shares will be available generally within 20 business days after the last day of each month; at that time, the number of Shares based on that NAV and each shareholder’s purchase will be determined and Shares are credited to the shareholder’s account as of the effective date of the share purchase.
For example, if you wish to subscribe for Shares in April, your subscription request must be received in good order at least five business days before the first business day in May. The purchase price for their Shares would be the NAV per share determined as of April 30. If accepted, your subscription would be effective as of the first business day of May.
Following the initial closing, completed subscription requests to purchase our Shares will not be accepted by us any earlier than two business days before the first day of each month. Subscribers are not committed to purchase Shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. Generally, you will not be provided with direct notice of the NAV when it becomes available. To obtain information regarding our NAV, shareholders should contact their investment professional.
If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.
Shares purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If a subscriber places an order to buy Shares and their payment is not received and collected, their purchase may be canceled and they could be liable for any losses or fees we have incurred.
Regulation as a Business Development Company
The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.
Operating and Regulatory Environment
As with other companies regulated by the 1940 Act, a BDC must adhere to certain regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to investments by a BDC in another investment company as well as transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters. A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by public shareholders and from other sources to make long-term, private investments in businesses. While the Fund intends to operate as a private BDC and does not intend to operate as a publicly-traded BDC, a publicly-traded BDC provides investors the ability to retain the liquidity of a publicly-traded stock while sharing in the possible benefits, if any, of investing in primarily privately-owned companies.
We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.
A majority of our trustees must be persons who are not interested persons, as that term is defined in the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
As a BDC, we are generally required to meet an asset coverage ratio, defined under the 1940 Act as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities, of at least 150% (the limitation currently set forth in the 1940 Act, if certain requirements are met) after each issuance of senior securities.
We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our trustees who are not interested persons and, in some cases, prior approval by the SEC. As a BDC, we are generally limited in our ability to invest in any portfolio company in which our Adviser or any of its affiliates currently has an investment or to make any co-investments with our Adviser or its affiliates except pursuant to the terms and conditions of an exemptive order from the SEC, subject to certain exceptions. On August 30, 2022, the SEC issued an exemptive order (the "Exemptive Order") to the Adviser and certain of its affiliates, which superseded prior orders issued on October 8, 2019 and December 18, 2017, which permits us to co‑invest in portfolio companies with certain funds or entities managed by the Adviser or its affiliates in certain negotiated transactions where co‑investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co‑invest with our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of our independent trustees make certain conclusions in connection with a co‑investment transaction, including, but not limited to, that (1) the terms of the potential co‑investment transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching in respect of us or our shareholders on the part of any person concerned, and (2) the potential co‑investment transaction is consistent with the interests of our shareholders and is consistent with our then‑current investment objective and strategies.
We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, we generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject our shareholders to additional indirect expenses. Our investment portfolio is also subject to diversification requirements by virtue of our intention to be treated as a RIC for U.S. tax purposes. See “—Taxation as a Regulated Investment Company” for more information.
We will generally not be able to issue and sell our Shares at a price below NAV per Share. We may, however, sell our Shares, or warrants, options or rights to acquire our Shares, at a price below the then-current NAV of our Shares if our Board determines that such sale is in our best interests and the best interests of our shareholders, and our shareholders approve such sale. In addition, we may generally issue new Shares at a price below NAV in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances. In addition, as a BDC, we are not permitted to issue Shares in consideration for services.
As a BDC, we are subject to certain risks and uncertainties. See “Item 1A. Risk Factors—We have elected to be regulated as a BDC under the 1940 Act.”
Qualifying Assets
Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70.0% of the BDC's total assets. The principal categories of qualifying assets relevant to our business are any of the following:
1)Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:
a)is organized under the laws of, and has its principal place of business in, the United States;
b)is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
c)satisfies any of the following:
i.does not have any class of securities that is traded on a national securities exchange;
ii.has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250.0 million;
iii.is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or
iv.is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.
2)Securities of any eligible portfolio company that the BDC controls.
3)Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
4)Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60.0% of the outstanding equity of the eligible portfolio company.
5)Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
6)Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.
In addition, a BDC must have been organized and have its principal place of business in the U.S. and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.
Managerial Assistance to Portfolio Companies
BDCs generally must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments
Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are Qualifying Assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.
Indebtedness and Senior Securities
We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. Our sole initial shareholder is expected to approve the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of our Shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. See “Item 1A. Risk Factors—Risks Related to Debt Financing—We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.” and “Item 1A. Risk Factors—Risks Related to This Offering and Our Organizational Structure—We have elected to be regulated as a BDC under the 1940 Act.”
Code of Ethics
We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us so long as such investments are made in accordance with the code’s requirements.
Compliance Policies and Procedures
We and the Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws and we are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The chief compliance officer is responsible for administering these policies and procedures.
Proxy Voting Policies and Procedures
We intend to delegate our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser and our independent trustees, and, accordingly, are subject to change.
Introduction
As an investment adviser registered under the Advisers Act, the Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

The policies and procedures for voting proxies for the investment advisory clients of the Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.
Proxy Policies
The Adviser will vote proxies relating to our securities in our best interest. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by us. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.
The proxy voting decisions of Adviser are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.
Proxy Voting Records
You may obtain, without charge, information regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 1633 Broadway, 48th Floor, New York, New York 10019.
Derivative Instruments and Hedging Activities
We may use derivatives for hedging purposes and, subject to maintaining our status as a RIC and compliance with any applicable exemption from being regulated as a commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include investments in interest rate swaps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also invest in futures transactions, options and options on futures. See “Item 1A. Risk Factors—We may also invest in derivatives, which involve numerous risks.
Emerging Growth Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, reduced executive compensation disclosure requirements and not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of any initial public offering by us or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 calendar months or (iii) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
ERISA
The Fund intends to conduct its affairs so that its assets should not be deemed to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). In this regard, the Fund intends to limit investment in the Shares by “benefit plan investors” to less than 25% of the total value of the Shares, within the meaning of the Plan Asset Regulations, rely on the “publicly-offered securities” exception, or rely on another exception to the Plan Asset Regulations.
In addition, each prospective investor that is, or is acting on behalf of any (i) “employee benefit plan” (described in Section 3(3) of ERISA) that is subject to Title I of ERISA; (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan); (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”); and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (we refer to each of the foregoing described in clauses (i), (ii), (iii) and (iv) as a “Plan”), must independently determine that the Shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of each investing Plan.
Reporting Obligations
In connection with our election to be regulated as a BDC under the 1940 Act, we are required to register a class of equity securities under the 1934 Act. As a result, we have filed this Registration Statement for our Shares with the SEC under the 1934 Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.
In addition to the above regulatory filings, the Fund shall provide each shareholder with such additional information as it may reasonably request from time to time in connection with such shareholder’s ongoing financial and operational due diligence.
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the acquisition, ownership and disposition of our Shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to our shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. holders that hold our Shares as capital assets. A “U.S. holder” is a beneficial owner of our Shares that is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. For purposes of this discussion, a “non-U.S. shareholder” or “non-U.S. holder” means a beneficial owner of our Shares that is neither a U.S. holder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. holders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, the application of the Medicare tax or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our Shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company
We intend to elect to be treated, and intend to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.
To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, we must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) have filed with our return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (3) derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to our business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); (4) diversify our holdings so that, at the end of each quarter of each taxable year of (a) at least 50% of the value of our total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of our total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of our total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which we control and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 3(b) above); and (5) distribute to our shareholders in each taxable year at least 90% of our investment company taxable income (net ordinary taxable income and net short-term capital gains in excess of net long-term capital losses), if any, determined without regard to any deduction for dividends paid.
As a RIC, we generally will not be subject to U.S. federal income tax on our investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that we distribute in each taxable year to our shareholders, provided that we distributes dividends equal to at least 90% of our investment company taxable income plus 90% of our net interest income excludable under Section 103(a) of the Code. Generally, we intend to distribute to our shareholders, at least annually, substantially all of our investment company taxable income and net capital gains, if any.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, we must distribute during each calendar year an amount at least equal to the sum of (i) 98% of our ordinary income for the calendar year, (ii) 98.2% of our capital gains in excess of our capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, we will be deemed to have distributed any income or gains on which we paid U.S. federal income tax.
A distribution will be treated as paid on December 31 of any calendar year if it is declared by us in October, November or December with a record date in such a month and paid by us during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
If we failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, we would be subject to U.S. federal income tax at regular corporate rates on our taxable income (including distributions of net capital gain), even if such income were distributed to our shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, we could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

While we generally intend to qualify as a RIC for each taxable year, it is possible that as we ramp up our portfolio we may not satisfy the diversification requirements described above, and thus may not qualify as a RIC. In such case, however, we anticipate that the associated tax liability would not be material, and that such non-compliance would not have a material adverse effect on our business, financial condition and results of operations, although there can be no assurance in this regard. The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Distributions
Distributions to shareholders of ordinary income (including “market discount” realized by us on the sale of debt securities), and of net short-term capital gains, if any, realized by us will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of our current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by us generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.
Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. The additional shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.
We may elect to retain our net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed capital gains in a notice to our shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by us on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.
The United States Internal Revenue Service (“IRS”) currently requires that a RIC that has two or more classes of shares allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue preferred shares, we intend to allocate capital gain dividends, if any, between our Shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions.
A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we generally expect to qualify as a RIC, we may not qualify as a publicly offered RIC. If we are a RIC that is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of its affected expenses, including management fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.
Sale or Exchange of Shares
Upon the sale, exchange or other disposition of our shares (except pursuant to a repurchase by us, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.
No loss will be allowed on the sale, exchange or other disposition of shares if the owner acquires (including pursuant to the distribution reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale, exchange or other disposition of shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.
We expect to commence a share repurchase program in which we offer to repurchase our shares each quarter. Shareholders who tender all shares held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in us increase as a result of such tender, will be treated as having received a taxable distribution from us. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming our shares.
Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Nature of Our Investments
Certain of our hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.
These rules could therefore affect the character, amount and timing of distributions to shareholders and our status as a RIC. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.
Below Investment Grade Instruments
We may invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, to preserve our status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Original Issue Discount
For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Moreover, under recently enacted tax legislation, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments, such as original issue discount, earlier than would be the case under the general tax rules. Because any original issue discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
Market Discount
In general, we will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds our initial tax basis in the security by more than a statutory de minimis amount. We will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless we make an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until we sell or otherwise dispose of such security.
Currency Fluctuations
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income or receivables or expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or receivables or pay such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Foreign Taxes
Our investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, our yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by us.
Preferred Shares or Borrowings
If we utilize leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on shares in certain circumstances. Limits on our payment of dividends on shares may prevent us from meeting the distribution requirements described above, and may, therefore, jeopardize our qualification for taxation as a RIC and possibly subject us to the 4% excise tax. We will endeavor to avoid restrictions on our ability to make dividend payments.

Backup Withholding
We may be required to withhold from all distributions and redemption proceeds payable to U.S. holders who fail to provide us with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Shareholders
U.S. taxation of a non-U.S. shareholder depends on whether the income from us is “effectively connected” with a U.S. trade or business carried on by the shareholder.
If the income from us is not “effectively connected” with a U.S. trade or business carried on by the non-U.S. shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. However, dividends paid by us that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent we properly report such dividends to shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of U.S.-source interest (other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, including by reason of constructive ownership rules) or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a non-U.S. shareholder, and that satisfy certain other requirements. A non-U.S. shareholder whose income from us is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by us that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares. However, a non-U.S. shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and gains realized upon the sale, exchange or other disposition of shares.
If the income from us is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by us that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares will be subject to U.S. federal income tax at the rates applicable to U.S. citizens, residents or domestic corporations. Non-U.S. shareholders treated as corporations for U.S. federal income tax purposes may also be subject to the branch profits tax imposed by the Code.
We may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the non-U.S. shareholder certifies its foreign status under penalties of perjury or otherwise establishes an exemption.
The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (or “FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (an “IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding tax on payments to foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Non-U.S. shareholders should consult their tax advisors regarding the potential application of FATCA on amounts received by such holders.
Other Taxation
Shareholders may be subject to state, local and foreign taxes on their distributions from us. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
Privacy Notice
Your privacy is very important to us. This Privacy Notice sets forth our policies with respect to non-public personal information about our shareholders and prospective and former shareholders. These policies apply to our shareholders and may be changed at any time, provided a notice of such change is given to you. This notice supersedes any other privacy notice you may have received from us.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
•Authorized Employees of our Investment Adviser. It is our policy that only authorized employees of our investment adviser who need to know your personal information will have access to it.
•Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.
We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable us to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.
If you have any questions regarding this policy or the treatment of your non-public personal information, please contact our Chief Compliance Officer at (212) 655-0291.

ITEM 1A RISK FACTORS.
An investment in our Shares involves certain risks relating to our structure and investment objective. The risks set forth below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may materially affect our business, our structure, our financial condition, our investments and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value and the trading price of our Shares could decline. There can be no assurance that we will achieve our investment objective and you may lose all or part of your investment.
Risks Related to This Offering and Our Organizational Structure
We are newly formed and have no operating history.
We are a non-diversified, closed-end management investment company that has elected to be regulated as a BDC with no operating history upon which an investor may evaluate our performance. The prior investment performance of similar investment strategies managed by New Mountain or its affiliates (in which we will not participate), as with all performance data, can provide no assurance of our future results. There can be no assurance that we will be able to implement our investment strategy and investment approach or achieve our investment objective or that a shareholder will receive a return of its capital. Moreover, we are subject to all of the business risks and uncertainties associated with any new fund, including the risk that we will not achieve our investment objective and that the value of our Shares could decline substantially. The past performance of New Mountain or the Adviser’s investment professionals is not a reliable indicator of our future performance. Accordingly, investors should draw no conclusions from the performance of any Other New Mountain Clients and should not expect to achieve similar results.
There are no assurances of investment return, or that this offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.
We, the Adviser and their respective affiliates cannot provide any assurance whatsoever that we will be successful in choosing, making and realizing investments in any particular Portfolio Company or Portfolio Companies. There is no assurance that we will be able to generate returns for our investors or that the returns will be commensurate with the risks of investing in the type of Portfolio Companies and transactions described herein. There could be little or no near-term cash flow available to shareholders from us, and there can be no assurance that any shareholder will receive any distribution from us. Partial or complete sales, transfers or other dispositions of Portfolio Investments which may result in a return of capital or the realization of gains, if any, are generally not expected to occur for a number of years after an investment is made. Our performance over a particular period may not necessarily be indicative of the results that may be expected in future periods. Accordingly, an investment in us should only be considered by persons for whom a speculative, illiquid and long-term investment is an appropriate component of a larger investment program and who can afford a loss of their entire investment. Past performance of investment entities associated with New Mountain and its affiliates is not necessarily indicative of future results or performance and provides no assurance of future results or performance. There can be no assurance that we will be able to implement our investment strategy and investment approach or achieve our investment objective, or achieve comparable results or that our performance objectives will be achieved. In particular, we do not expect to replicate the historical performance of New Mountain’s investments, or those of its affiliates. Accordingly, investors should draw no conclusions from the performance of any other investments of New Mountain or its affiliates and should not expect to achieve similar results. In addition, our investment strategies may differ from those of New Mountain or its affiliates. We, as a BDC and as a RIC, are subject to certain regulatory restrictions that do not apply to New Mountain or its affiliates.
We are generally not permitted to invest in any portfolio company in which New Mountain or any of its affiliates currently have an investment or to make any co-investments with New Mountain or its affiliates, except to the extent permitted by the 1940 Act, or pursuant to previously obtained exemptive orders. This may adversely affect the pace at which we make investments.

Additionally, the amount of net proceeds we raise in our private offering may be substantially less than the amount we would need to achieve our investment objectives or repurchase all units from Guardian III investors who elect to be repurchased. To the extent the net proceeds in the initial closing of our private offering are not sufficient to repurchase all such units from existing Guardian III investors who elect to have their units repurchased, then we intend to use the net proceeds from subsequent closings to repurchase any such remaining units. There is no assurance that we will have sufficient net proceeds in the initial closing, or any in subsequent closings, to repurchase units from existing GIII unitholders who elect to have their units repurchased, in which case we may not be able to acquire additional investments.
Our investors are dependent upon the skill and experience of New Mountain and the Adviser.
Our investors are placing their entire investment in the exclusive discretion of, and are dependent upon the skill and experience of, New Mountain and the Adviser. Shareholders will be relying on the ability of the Adviser to identify, structure and implement the investments to be made using the capital available to us. Shareholders have no rights or powers to take part in our management or making investment decisions and will not receive the amount of any portfolio company's financial information that is generally available to the Adviser. The Adviser, subject to the oversight of our Board, has sole and absolute discretion in identifying, structuring, negotiating, purchasing, financing and eventually divesting investments on our behalf (subject to specified exceptions). The Adviser may be unable to find a sufficient number of attractive opportunities to meet our investment objectives. Our success will depend on the ability of the Adviser to identify suitable Portfolio Investments, to negotiate and arrange the closing of appropriate transactions, and to arrange the timely disposition of Portfolio Investments. Our success will also depend in part upon the skill, expertise and ability of New Mountain's investment professionals and, as more fully discussed below, the management of Portfolio Companies. However, there can be no assurance that such professionals will continue to be associated with New Mountain or the Adviser throughout our life and a loss of the services of key personnel could impair New Mountain's ability to provide services to us. There is ever‑increasing competition among alternative asset managers, financial institutions, private investment firms, financial sponsors, investment managers and other industry participants for hiring and retaining qualified investment professionals. There can be no assurance that New Mountain personnel or its senior advisors will not be solicited by and join competitors or other firms and/or that New Mountain will be able to hire and retain any new personnel or senior advisors that it seeks to maintain or add to its roster of investment professionals.
In addition, we will share personnel and other resources with New Mountain's other funds and operations. New Mountain personnel will devote such time to us as shall be reasonably necessary to conduct our business affairs in an appropriate manner. However, such personnel will work on and devote substantial time to other projects, including New Mountain's existing funds, vehicles and accounts and their investments, and, therefore, conflicts exist in the allocation of management time, services and functions. We will have no interest in such other investments, funds, vehicles and accounts where team members spend time. While there are a substantial number of investment team members who will devote such time to us as shall be reasonably necessary as described above, certain of the New Mountain personnel devote, and are required to continue to devote, a majority and primary amount of his or her business time to New Mountain's other funds, their respective portfolio companies and matters relating thereto, which will necessarily limit the amount of time such personnel are able to dedicate to us. As a result, the Adviser and its affiliates' ability to access professionals and resources within New Mountain for our benefit will be limited. Such access may also be limited by the internal compliance policies of New Mountain or other legal or business considerations, including those constraints generally discussed herein.
The Adviser is managed by an Investment Committee, which oversees our investment activities. The Investment Committee currently consists of six members. The loss of any member of the Investment Committee or of other senior professionals of the Adviser and its affiliates without suitable replacement could limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition, results of operations and cash flows. To achieve our investment objective, the Adviser may hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. If the Adviser is unable to find investment professionals or do so in a timely manner, our business, financial condition and results of operations could be adversely affected.

The Investment Advisory Agreement has been approved pursuant to Section 15 of the 1940 Act. In addition, the Investment Advisory Agreement has termination provisions that allow the parties to terminate the agreement. The Investment Advisory Agreement may be terminated at any time, without penalty, by the majority of our Board or by the shareholders holding a majority of our outstanding voting shares, upon 60 days' notice. If the Investment Advisory Agreement is terminated, it may adversely affect the quality of our investment opportunities. In addition, in the event the Investment Advisory Agreement is terminated, it may be difficult for us to replace the Adviser. Moreover, it may be an event of default under the terms of any of our credit facilities for us, if the Adviser or an affiliate of the Adviser ceases to manage us, which could result in the immediate acceleration of the amounts due under our credit facilities.
Managing Future Growth.
Our ability to achieve our investment objective and to grow depends on the Adviser's ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of the Adviser's structuring of the investment process, its ability to provide competent, attentive and efficient services to us and its ability to access financing on acceptable terms. The Adviser has substantial responsibilities under the Investment Advisory Agreement and may also be called upon to provide managerial assistance to our eligible portfolio companies. These demands on the time of the Adviser and its investment professionals may distract them or slow our rate of investment. In order to grow, we and the Adviser may need to retain, train, supervise and manage new investment professionals. However, these investment professionals may not be able to contribute effectively to the work of the Adviser. If we are unable to manage our future growth effectively, our business, results of operations and financial condition could be materially adversely affected.
Competition for investment opportunities may reduce our profitability and the return on your investment.
We compete for investments with other BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than us. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source-of-income, asset diversification and distribution requirements that we must satisfy to maintain our tax treatment as a RIC. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do.
We may lose investment opportunities if our pricing, terms and structure do not match those of our competitors. With respect to the investments that we make, we do not seek to compete based primarily on the interest rates we may offer, and we believe that some of our competitors may make loans with interest rates that may be lower than the rates we offer. In the secondary market for acquiring existing loans, we expect to compete generally on the basis of pricing terms. If we match our competitors' pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. If we are forced to match our competitors' pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. Part of our competitive advantage stems from the fact that we believe the market for middle market lending is underserved by traditional bank lenders and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. We may also compete for investment opportunities with accounts managed by the Adviser or its affiliates. Although the Adviser allocates opportunities in accordance with its policies and procedures, allocations to such other accounts reduces the amount and frequency of opportunities available to us and may not be in our best interests and, consequently, our shareholders’. Moreover, the performance of investment opportunities is not known at the time of allocation. If we are not able to compete effectively, our business, financial condition and results of operations may be adversely affected. Because of this competition, there can be no assurance that we will be able to identify and take advantage of attractive investment opportunities that we identify or that we will be able to fully invest our available capital.

We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy all net offering proceeds successfully. In addition, privately negotiated investments in loans and illiquid securities of private middle market companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments prior to purchasing Shares. These factors increase the uncertainty, and thus the risk, of investing in our Shares. To the extent we are unable to deploy all net offering proceeds, our investment income and, in turn, our results of operations, will likely be materially adversely affected. There is no assurance that we will be able to consummate investment transactions or that such transactions will be successful.
We face risks associated with the deployment of our capital.
In light of the nature of our continuous private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our Shares and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in targeted leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds, until such time that we have raised substantial proceeds in this offering and acquired a diversified portfolio of investments and/or times when there are few attractive investment opportunities. We may hold such cash in money market accounts, certificates of deposit, treasury bills or other similar temporary investments, each of which are subject to the management fees payable to the Adviser.
In the event we are unable to find suitable investments, such cash may be maintained for longer periods, which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts, certificates of deposit, treasury bills or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may materially adversely affect overall returns. In the event we fail to timely invest the net proceeds from sales of our Shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be materially adversely affected.
If we are unable to successfully integrate investments and manage our growth, our results of operations and financial condition may be materially and adversely affected.
We may be unable to successfully and efficiently integrate acquired investments into our portfolio or otherwise effectively manage our assets or growth. In addition, increases in the size of our investment portfolio and/or changes in our investment focus may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources, which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could materially adversely affect our results of operations and financial condition.
There is no public trading market for our Shares; therefore, your ability to dispose of your Shares will likely be limited to repurchase by us. If you do sell your Shares to us, you may receive less than the price you paid.
There is no current public trading market for our Shares, and we do not expect that such a market will ever develop in the future. Therefore, repurchase of Shares by us will likely be the only way for you to dispose of your Shares. We expect to repurchase Shares at a price equal to the NAV of the Shares being repurchased on the Valuation Date and not based on the price at which you initially purchased your Shares. Subject to limited exceptions, Shares that have not been outstanding for at least one year will be repurchased at 98% of the NAV. As a result, you may receive less than the price you paid for your Shares when you sell them to us pursuant to our share repurchase program. See “Item 1. Business—Share Repurchase Program.”

Your ability to have your Shares repurchased through our share repurchase program is limited. We may choose to repurchase fewer Shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of Shares we may repurchase is subject to caps. Further, our Board may make exceptions to, modify or suspend our share repurchase program if it deems such action to be in our best interest and the best interest of our shareholders.
We may choose to repurchase fewer Shares than have been requested in any particular quarter to be repurchased under our share repurchase program, or none at all, in our discretion at any time. We may repurchase fewer Shares than have been requested to be repurchased due to, among other reasons, in our Board’s discretion, lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in Portfolio Investments is a better use of our capital than repurchasing our Shares. In addition, the total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold our Shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any calendar quarter, to up to 5% of our Shares outstanding (either by number of Shares or aggregate NAV) measured as of the close of the previous calendar quarter. Further, our Board may make exceptions to, modify or suspend our share repurchase program if in its reasonable judgment it deems such action to be in our best interests and the best interests of our shareholders. Our Board cannot terminate our share repurchase program absent a liquidity event that results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we do not repurchase the full amount of all Shares requested to be repurchased in any given quarter, funds will be allocated pro rata based on the total number of Shares being repurchased after we have repurchased all Shares for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase program, as applicable.
The vast majority of our assets will consist of Portfolio Investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our Board’s judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in Portfolio Investments rather than repurchasing our Shares is in our best interests as a whole, then we may choose to repurchase fewer Shares than have been requested to be repurchased, or none at all. Upon suspension of our share repurchase program, our share repurchase program requires our Board to consider at least quarterly whether the continued suspension of the plan is in the best interests of us and our shareholders; however, we are not required to authorize the recommencement of the share repurchase program within any specified period of time. As a result, your ability to have your Shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 1. Business—Share Repurchase Program.”
The timing of our repurchase offers pursuant to our share repurchase program may be at a time that is disadvantageous to our shareholders.
In the event a shareholder chooses to participate in our share repurchase program, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the Shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell Shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our Shares will be on the repurchase date.
Economic events that may cause our shareholders to request that we repurchase their Shares may materially adversely affect our cash flow and our results of operations and financial condition.
Economic events affecting the U.S. economy, such as disruptions in the public securities markets (including as a result of the recent outbreak of hostilities between Israel and Hamas and Russia and Ukraine), could cause our shareholders to seek repurchase of their Shares pursuant to our share repurchase program at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth and diversification of our portfolio, could be materially adversely affected.
In addition, certain advisers may recommend to their clients that they seek repurchase of some or all of our Shares that they hold. Any such recommendation may result in a significant volume of repurchase requests in a given period, which may use up capacity under the caps of our share repurchase program and may result in repurchase requests being fulfilled on pro rata basis.
As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith and, as a result, there is and will be uncertainty as to the value of our Portfolio Investments.
Under the 1940 Act, we are required to carry our Portfolio Investments at market value or, if there is no readily available market value, at fair value as determined pursuant to policies adopted by, and subject to the oversight of, our Board. There is no public market for the securities of the privately-held companies in which we invest. Many of our investments are not publicly-traded or actively traded on a secondary market. As a result, we value these securities quarterly at fair value as determined in good faith as required by the 1940 Act. In connection with striking a NAV as of a date other than quarter end for Share issuances and repurchases, we will consider whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the quarter end process.
As part of our valuation process, we will take into account relevant factors in determining the fair value of our investments, without market quotations, many of which are loans, including and in combination, as relevant: (i) the estimated enterprise value of a Portfolio Company, (ii) the nature and realizable value of any collateral, (iii) the Portfolio Company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the Portfolio Company does business, (v) a comparison of the Portfolio Company’s securities to any similar publicly traded securities, and (vi) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. Our determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, our fair value determinations may cause our NAV on a given date to materially differ from the value that we may ultimately realize upon the sale of one or more of our investments.
The NAV of our Shares may fluctuate significantly.
The NAV of our Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:
•significant volatility in the market price and trading volume of companies in the sector in which we operate, which are not necessarily related to the operating performance of these companies;
•changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;
•loss of RIC or BDC status;
•changes in earnings or variations in operating results;
•changes in the value of our portfolio of investments;
•changes in accounting guidelines governing valuation of our investments;
•any shortfall in revenue or net income or any increase in losses from levels expected by investors or shareholders;
•departure of the Adviser;
•operating performance of companies comparable to us;

•general economic trends and other external factors; and
•loss of a major funding source.
The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
Although we may seek to provide predictable, stable cash distributions, we have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be materially adversely affected by a number of factors, including, but not limited to, the risk factors described in this Registration Statement. Our Board (or a duly authorized committee of our Board) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, RIC qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:
•Our inability to invest the net proceeds from sales of our Shares on a timely basis in income-producing investments;
•Our inability to realize attractive risk-adjusted returns on our investments;
•High levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and
•Defaults in our investment portfolio or decreases in the value of our investments.
As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders is unknown, may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering net proceeds and the sale of our investments, and we have no limits on the amounts we may fund from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to shareholders. Therefore, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, borrowings, offering net proceeds (including from sales of our Shares to New Mountain or its affiliates) and the sale of investments. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including, but not limited to, the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from borrowings or offering net proceeds (including from sales of our Shares to New Mountain or its affiliates) will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional Shares (or other securities convertible into our Shares) will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your Shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from offering net proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs (including interest) and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and materially adversely impact the value of your investment.

We may change our investment and operational policies without shareholder consent; provided, however, that a change to the Fund’s non-fundamental 80% investment policy under Rule 35d-1 of the 1940 Act requires 60 days’ notice and that any withdrawal from our BDC election requires shareholder approval.
We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, subject to certain notice requirements, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Registration Statement. Pursuant to Rule 35d-1 under the 1940 Act, we may not change our investment strategy with respect to 80% of our total assets without 60 days’ prior notice to shareholders. Additionally, absent shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Our Board also approved very broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our Board. A change in our investment strategy may, among other things, increase our exposure to market fluctuations, default risk and interest rate risk, all of which could materially adversely affect our results of operations and financial condition.
Our Declaration of Trust provides that we renounce our interest or expectancy with respect to business opportunities and competitive activities.
Our Declaration of Trust provides that to the maximum extent permitted from time to time by Maryland law, (a) none of our trustees, officers or agents who is also an officer, employee or agent of New Mountain or any of its affiliates is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (b) any such person shall have the right to hold and exploit any business opportunities or to direct, recommend, offer, sell, assign, or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries. In addition, our Declaration of Trust provides that we renounce our interest or expectancy in, or being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law.
Our Bylaws include an exclusive forum provision for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to bring a claim in a judicial forum that the shareholders believe is a more favorable judicial forum for disputes with us or our trustees or officers.
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of the State of New York, New York County, or the Circuit Court for Baltimore City, Maryland, or, if such state courts do not have jurisdiction, the United States District Courts located in the Southern District of New York or the United States District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forums for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law (the “MGCL”), (b) any derivative action or proceeding brought on behalf of the Fund, other than actions arising under United States federal securities laws, (c) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of the Fund to the Fund or to our shareholders, (d) any action asserting a claim against the Fund or any of our trustees, officers or other agents arising pursuant to any provision of the Maryland Statutory Trust Act (the “MSTA”) or the Declaration of Trust or the Bylaws, or (e) any other action asserting a claim against the Fund or any of our trustees or officers or other agent of the Fund that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim arising under the United States federal securities laws. This provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is more favorable for disputes against us or our trustees, officers or employees, which may discourage such lawsuits against us and our trustees, officers and other employees.
Our shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) any matter required to be voted on by the 1940 Act, (2) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (3) a merger, consolidation, conversion (other than a Conversion Event, as defined in our Declaration of Trust), statutory share exchange or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (4) removal of a trustee for cause and the election of a successor trustee to the extent provided in our Declaration of Trust, (5) our dissolution to the extent specifically provided by the terms of any class or series of shares as set forth in our Declaration of Trust, (6) in the event that there are no trustees, the election of trustees and (7) such other matters that our Board has submitted to our shareholders for approval or ratification.
The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter or unless more than a majority of votes cast is required by the 1940 Act).
All other matters are subject to the discretion of our Board. Thus, except as set forth above, holders of Shares do not have the right to vote on any matter.
Our Declaration of Trust permits our Board to authorize us to issue preferred shares on terms that may subordinate the rights of the holders of our current Shares or discourage a third party from acquiring us.
Our Board is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, our Board may classify or reclassify any unissued Shares or preferred shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of Shares or preferred shares. Thus, our Board could authorize us to issue preferred shares with terms and conditions that could subordinate the rights of the holders of our Shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our Shares.
Your interest in us will be diluted if we issue additional Shares.
Holders of our Shares will not have preemptive rights to any Shares we issue in the future. Our Declaration of Trust authorizes us to issue an unlimited number of Shares and an unlimited number of shares classified as preferred shares. In addition, our Board may amend our Declaration of Trust from time to time to decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. After you purchase our Shares in this offering, our Board may elect, without shareholder approval, to: (1) sell additional Shares in this or future offerings; (2) issue Shares in one or more private offerings; or (3) issue Shares upon the exercise of the options we may grant to our independent trustees or future employees. To the extent we issue additional Shares after your purchase of Shares in this offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our Shares.
Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers for monetary damages to the maximum extent permitted by Maryland law. Our Declaration of Trust requires us to indemnify each trustee, each officer, the Adviser, New Mountain and each equityholder, member, manager, director, officer, employee or agent of any trustee or our Board (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, we must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our Board or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to us. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
Our Declaration of Trust does not provide for the annual election of trustees by our shareholders, and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.
Subject to applicable requirements of the 1940 Act, our Declaration of Trust provides that any vacancy on our Board (other than vacancies resulting from shareholder removal of a trustee for cause or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees. Independent trustee vacancies may be filled by a majority of the remaining independent trustees, except where removed for cause by the shareholders. Shareholders are entitled to elect trustees upon the removal of a trustee by shareholders or in the event there are no trustees. A trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter in accordance with our Declaration of Trust.
These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control.
We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with the requirement in Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our Shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.
We cannot predict if investors will find our Shares less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies.

We depend on the Adviser to develop appropriate systems and procedures to control operational risk.
We depend on the Adviser to develop and implement appropriate systems for our activities. We rely daily on financial, accounting and other data processing systems to execute, clear and settle transactions across numerous and diverse markets and to evaluate certain financial instruments, to monitor our portfolios and capital, and to generate risk management and other reports that are critical to oversight of our activities. Certain of our and the Adviser's activities will be dependent upon systems operated by third parties, and the Adviser may not be in a position to verify the risks or reliability of such third‑party systems. Failures in the systems and processes employed by the Adviser and other parties could result in mistakes made, including, among other things, in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. Operational risks result from inadequate procedures and controls, employee fraud, recordkeeping errors, human errors and other mistakes or failures by the Adviser or a service provider. Disruption to third party critical service providers, such as our administrators, auditors, external counsel and custodian, may result in other disruptions in our operations. Disruptions in our operations may cause us to suffer, among other things, financial loss, the disruption of their businesses, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing failures or disruptions could have a material adverse effect on us and the investors' investments therein.
Cybersecurity risks could result in the loss of data, interruptions in our business, damage to our reputation and subject us to regulatory actions, increased costs and financial losses, each of which could materially adversely affect our business and results of operations.
Our operations are highly dependent on our information systems and technology and we rely heavily on the Adviser’s and its affiliates’ and other service providers’ financial, accounting, administrative, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks, which may continue to increase in sophistication and frequency in the future. Attacks on the Adviser and its affiliates and their service providers’ systems could involve attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our shareholders, destroy data or disable, degrade or sabotage our systems, or divert or otherwise steal funds, including through the introduction of computer viruses and other malicious code.
Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The information and technology systems the Fund will rely on as well as those of the Adviser and other related parties, such as service providers, may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, “phishing” attempts and other forms of social engineering, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, such as employees, or third-party agents and consultants of the Company. There has been an increase in the frequency and sophistication of the cyber and security threats the Adviser faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target the Adviser because it holds a significant amount of confidential and sensitive information about its investors and potential investments. As a result, the Adviser may face a heightened risk of a security breach or disruption with respect to this information. There can be no assurance that measures the Adviser takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.
If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to our shareholders (and their beneficial owners) and material nonpublic information. Although the Adviser has implemented, and its service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. The Adviser does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Adviser and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, its affiliates’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of the Adviser. We or the Adviser could be required to make a significant investment to remedy the effects of any such failures, suffer harm to their reputations, be subject to legal claims and regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.
The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, we could also suffer losses in connection with updates to, or the failure to timely update, our information systems and technology. In addition, we have become increasingly reliant on third-party service providers for certain aspects of our business, including for our administration, as well as for certain information systems and technology, including cloud-based services. These third-party service providers could also face ongoing cyber security threats and compromises of their systems and as a result, unauthorized individuals could gain access to certain confidential data.
Cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which the Adviser operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, as examples, the General Data Protection Regulation in the European Union that went in effect in May 2018 and the California Consumer Privacy Act that went into effect in January 2020. Most jurisdictions have also enacted laws requiring companies to notify individuals and/or government agencies of data security breaches involving certain types of personal data. Breaches in security, whether malicious in nature, the result of human error or through inadvertent transmittal or other loss of data, could potentially jeopardize the Adviser, its employees’ or our investors’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through the Adviser’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ business and operations, which could result in significant financial losses, increased costs, liability to our investors and other counterparties, regulatory intervention and reputational damage. Furthermore, if the Adviser fails to comply with the relevant laws and regulations or fails to provide the appropriate regulatory or other notifications of breach in a timely manner, it could result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and may cause our investors or the Adviser’s fund investors and clients to lose confidence in the effectiveness of our or the Adviser’s security measures.
Finally, the Adviser’s technology, data and intellectual property are also subject to a heightened risk of theft or compromise to the extent the Adviser or its affiliates engage in operations outside the United States, in particular in those jurisdictions that do not have comparable levels of protection of proprietary information and assets such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, the Adviser may be required to compromise protections or forego rights to technology, data and intellectual property to operate in or access markets in a foreign jurisdiction. Any such direct or indirect compromise of these assets could have a material adverse impact on such businesses.
The Adviser and the Administrator are subject to limited recourse provisions.
Subject to the requirements of the 1940 Act, the Investment Advisory Agreement and Administration Agreement each include exculpation, indemnification and other provisions that will limit the circumstances under which the Adviser and the Administrator, respectively, can be held liable to us. In addition, investors should note that the Declaration of Trust contains provisions that, subject to applicable law, reduce or eliminate the liability of Covered Persons and limit remedies of the shareholders. Additionally, certain service providers to us, the Adviser, the Administrator, their respective affiliates and other persons, may be entitled to exculpation and indemnification.

As a result, the shareholders may have a more limited right of action in certain cases than they would in the absence of such limitations.
Misconduct by employees of the Adviser or by third‑party service providers could cause significant losses to us.
Misconduct by employees of the Adviser or by third-party service providers could cause significant losses to us. Employee misconduct may include binding us to transactions that exceed authorized limits or present unacceptable risks and other unauthorized activities or concealing unsuccessful trading investments (which, in either case, may result in unknown and unmanaged risks or losses). Losses could also result from actions by third-party service providers, including, without limitation, failing to recognize trades, misappropriating assets or a failure of a custodian that holds our securities. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting our business prospects or future marketing activities. It is not always possible to deter misconduct by employees or service providers, and the precautions the Adviser takes to detect and prevent this activity may not be effective in all cases. No assurances can be given that the due diligence performed by the Adviser will identify or prevent any such misconduct.
We have elected to be regulated as a BDC under the 1940 Act.
The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs are required to invest at least 70.0% of their total assets in qualifying assets such as U.S. private companies or thinly‑traded U.S. public companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of the shareholders, we may elect to withdraw our election to be regulated as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to the substantially greater regulation under the 1940 Act as a registered closed‑end investment company. Compliance with these regulations would significantly decrease our operating flexibility and could significantly increase our cost of doing business.
As a BDC, we are prohibited from acquiring any assets other than "qualifying assets" unless, at the time of and after giving effect to such acquisition, at least 70.0% of our total assets are qualifying assets. We may acquire in the future other investments that are not "qualifying assets" to the extent permitted by the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we would be prohibited from investing in additional assets, which could have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow‑on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inopportune times in order to come into compliance with the 1940 Act. If we need to dispose of these investments quickly, it may be difficult to dispose of such investments on favorable terms. For example, we may have difficulty in finding a buyer and, even if a buyer is found, we may have to sell the investments at a substantial loss.
We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.
We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the 1940 Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers, or within a particular industry, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company or to a general downturn in the economy. However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code.
We may be prohibited from purchasing or selling securities of certain Portfolio Companies if material non-public information is obtained by the Adviser or its affiliates.
The Adviser's investment professionals, Investment Committee or their respective affiliates may serve as directors of, or in a similar capacity with, companies in which we invest. In the event that material non-public information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on us and our shareholders.
Shareholders have limited access to information.
Shareholders’ rights to information regarding us will be specified, and strictly limited, in the Declaration of Trust. In particular, it is anticipated that the Adviser will obtain certain types of material information from Portfolio Investments that will not be disclosed to shareholders because such disclosure is prohibited for contractual, legal, or similar obligations outside of the Adviser's control. Decisions by the Adviser to withhold information may have adverse consequences for shareholders in a variety of circumstances. For example, a shareholder that seeks to transfer its Shares may have difficulty in determining an appropriate price for such Shares. Decisions to withhold information also may make it difficult for shareholders to monitor the Adviser and its performance.
There is a possibility of different information rights.
Certain shareholders may request information from the Adviser relating to us and our Portfolio Investments and the Adviser may, subject to applicable law, including Regulation FD promulgated by the SEC, provide such shareholders with the information requested (subject to availability, confidentiality obligations and other similar considerations). Shareholders may also be entitled to receive additional or customized reporting relating to their investment in us pursuant to their side letters, which are particular to such shareholders and may not be available to other shareholders. Any such shareholders that request and receive such information will consequently possess information regarding our business and affairs that are not generally known to other shareholders. As a result, certain shareholders may be able to take actions on the basis of such information which, in the absence of such information, other shareholders do not take.
We may remove of the Adviser or Administrator, or terminate the Fund.
Under the Investment Advisory Agreement, the Adviser has the right to resign at any time upon 60 days' written notice, whether a replacement has been found or not. If the Adviser resigns, we may not be able to find a new Adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If a replacement is not able to be found on a timely basis, our business, results of operations and financial condition and our ability to pay distributions are likely to be materially adversely affected. In addition, if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser and its affiliates, the coordination of our internal management and investment activities is likely to suffer. Even if we are able to retain comparable management, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition. The Administrator has the right to resign under the Administration Agreement upon 60 days' written notice, whether a replacement has been found or not. If the Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition, as well as our ability to pay distributions, are likely to be adversely affected. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition. Moreover, it is possible that we may be dissolved and terminated, and as a result, may not be able to accomplish our objectives and may be required to dispose of our investments at a disadvantageous time or make an in‑kind distribution (resulting in shareholders not having their capital invested and/or deployed in the manner originally contemplated).
Risks Related to Our Investments
Our investments are subject to an above average degree of risk.
The investments we may make may result in a higher amount of risk, volatility or loss of principal than alternative investment options. These investments in Portfolio Companies may be highly speculative and aggressive, and therefore, an investment in our Shares may not be suitable for investors with lower risk tolerance. An investment is suitable only for sophisticated investors and an investor must have the financial ability to understand and willingness to accept the extent of its exposure to the risks and limited liquidity inherent in investing in us. Investors with any doubts as to the suitability of investing in us should consult their professional advisers to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investing in us in light of their own circumstances and financial condition. An investment in us requires a long-term investment horizon, and there can be no assurance that our investment objectives will be achieved or that there will be any return of capital. Therefore, investors should only invest in us if they can withstand a total loss of their investment.
There are operating and financial risks in the Portfolio Companies we invest in.
Companies in which we invest could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies which we expect to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of our investment strategy will depend, in part, on our ability to restructure and effect improvements in the operations of a Portfolio Company. The activity of identifying and implementing restructuring programs and operating improvements at Portfolio Companies entails a high degree of uncertainty. There can be no assurance that any person (including us) will be able to successfully identify and implement such restructuring programs and improvements.
Although New Mountain’s investment strategy includes a focus on tight control of risk, there can be no assurance that the various risks of an investment will be successfully controlled or that losses can be avoided. There can be no assurance that New Mountain’s methods of seeking to minimize risks will accurately address future risk exposures. Risk management techniques are based in part on the observation of historical market behavior, which may not predict market divergences that are larger than historical indicators. Also, information used to manage risks may not be accurate, complete or current, and such information may be misinterpreted. In certain situations New Mountain may be unable to, or may choose not to, implement risk management strategies because of the costs involved or other relevant circumstances or business judgments, and even if risk management strategies are utilized, such strategies cannot fully insulate us from the risks inherent in our planned activities. No risk management system is fail-safe.
Investments in small and middle market businesses are highly speculative and involve a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, such as the U.S. and many other economies have recently experienced. Among other things, these companies:
•may have limited financial resources and may be unable to meet their obligations under their debt instruments that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees from subsidiaries or affiliates of our Portfolio Companies that we may have obtained in connection with our investment, as well as a corresponding decrease in the value of any equity components of our investments;

•may have shorter operating histories, narrower product lines, smaller market shares and/or more significant customer concentrations than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our Portfolio Company and, in turn, on us;
•generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, we, the Adviser and/or any of their affiliates may, in the ordinary course of business, be named as defendants in litigation arising from our investments in these companies;
•may be targets of cybersecurity or other technological risks;
•may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;
•generally have less publicly available information about their businesses, operations and financial condition. These companies and their financial information are usually not subject to the Exchange Act and other regulations that govern public companies, and we may be unable to uncover all material information about these companies, which may prevent us from making a fully informed investment decision and cause us to lose money on its investments;
•changes in laws and regulations, as well as their interpretations, may adversely affect these companies’ business, financial structure or prospects; and
•these companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
In addition, in the course of providing significant managerial assistance to certain of our eligible Portfolio Companies, certain of our officers and trustees may serve as directors on the boards of such companies. To the extent that litigation arises out of our investments in these companies, our officers and trustees may be named as defendants in such litigation, which could result in an expenditure of funds (through our indemnification of such officers and trustees) and the diversion of management time and resources.
We may invest in highly leveraged companies.
Our investments may include companies whose capital structures may have significant leverage. Such investments also involve a higher degree of risk and increase the investment’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the markets generally. Moreover, any rise in interest rates may significantly increase the interest expense related to a Portfolio Investment, causing losses and/or the inability to meet debt obligations and covenants. Utilization of the leverage will result in fees, expenses and interest costs to us. Our investments may involve varying degrees of leverage, which could magnify the impact of circumstances such as unfavorable market or economic conditions, operating problems and other general business and economic risks and/or changes that affect the relevant Portfolio Company or its industry, resulting in a more pronounced effect of such circumstances on the profitability or prospects of such companies. In using leverage, these companies may be subject to terms and conditions that include restrictive financial and operating covenants, which may impair their ability to finance or otherwise pursue their future operations or otherwise satisfy additional capital needs and may limit such company’s flexibility to respond to changing business and economic conditions. Moreover, any rising interest rates may significantly increase Portfolio Companies’ interest expense, causing losses and/or the inability to service debt levels. If a Portfolio Company cannot generate adequate cash flow to meet its debt obligations, we may suffer a partial or total loss of capital invested in the Portfolio Company. While interest rate risk can generally be reduced through hedging, such as interest rate swaps or other mechanisms, there is sometimes residual exposure. Furthermore, the hedged debt only provides certainty for a specific time period, and there is no guarantee that future hedges will achieve the desired result. Our assets, including any investments we made and any capital we hold, are available to satisfy all our liabilities and other obligations. If we or a Portfolio Company defaults on secured indebtedness, the lender may foreclose and we could lose its entire investment in the security for such loan. If we are required to dispose of investments in order to repay lender(s) at an inopportune time or on an expedited basis, we may not realize as much value upon such disposition as it would receive in connection with an orderly disposition. If we become subject to a liability, parties seeking to have the liability satisfied may have recourse to our assets generally and not be limited to any particular asset, such as the investment giving rise to the liability. Because we may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, we could lose our interests in several performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, there can be no guarantee that debt facilities will be available at commercially attractive rates or when due for refinancing, such that we will be exposed to less favorable terms or rates upon a refinancing, or that any facilities negotiated will be fully utilized by the Adviser.
Our Portfolio Companies’ may default.
A Portfolio Company's failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross‑defaults under other agreements and jeopardize a portfolio company's ability to meet its obligations under the debt and/or equity securities that we hold.
We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower's business or exercise control over a borrower. It is possible that we could become subject to a lender's liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our Portfolio Companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we provided managerial assistance to that Portfolio Company, a bankruptcy court might re‑characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors.
We may have unfunded debt commitments and may invest in follow-ons.
We may not have the funds or ability to make additional investments in our Portfolio Companies or to fund our unfunded debt commitments. We expect that certain of our investments will take the form of unfunded commitments that we will be contractually obligated to fund on the demand of a borrower or other counterparty. We will not be able to control when, or if, these unfunded debt commitments are funded. Following an initial investment in a Portfolio Company, we may make additional investments in that Portfolio Company as "follow‑on" investments, in order to, among other things, (i) increase or maintain in whole or in part our position as a creditor or equity ownership percentage, (ii) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing, or (iii) preserve or enhance the value of our initial and overall investment. We may elect not to make follow‑on investments or may otherwise lack sufficient funds to make these investments. We have the discretion to make follow‑on investments, subject to the availability of capital resources, and the limitations of the 1940 Act. If we fail to make follow‑on investments, the continued viability of a Portfolio Company and our initial investment, or may in some circumstances, result in a missed opportunity for us to increase our participation in a successful operation and our expected return on the investment may be reduced. Even if we have sufficient capital to make a desired follow‑on investment, we may elect not to make a follow‑on investment because of regulatory, tax, diversification or asset profiles or we may not want to increase our concentration of risk, either because we prefer other opportunities or because we are subject to BDC requirements that would prevent such follow‑on investments or such follow‑on investments would adversely impact our ability to qualify for or maintain our RIC tax treatment.
Our Portfolio Companies may incur debt that ranks equally with, or senior to, our investments in such companies.
We can invest in Portfolio Companies at all levels of the capital structure. Our Portfolio Companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, these debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. In addition, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Portfolio Company, holders of debt instruments ranking senior to our investment in that Portfolio Company would typically be entitled to receive payment in full before we receive any distribution. After repaying the senior creditors, the Portfolio Company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Portfolio Company.
We are subject to prepayment risk.
We are subject to the risk that the investments we make in our Portfolio Companies may be repaid prior to maturity. When this occurs, we will generally use these proceeds to pay down our credit facilities and later draw additional amounts under our credit facilities to fund new Portfolio Investments. Any future investment in a new Portfolio Company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our Portfolio Companies elect to prepay amounts owed to us. Additionally, prepayments could negatively impact our return on equity.
Our debt investments may be “covenant-lite” loans.
Some of our debt investments may have less restrictive covenant terms that provide us with fewer protections, called “covenant-lite” loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants. In particular, borrowers under such covenant-lite loans often have greater flexibility in how they use proceeds of such borrowings, as well as how they operate their business and manage their financial condition. As a result, we may face challenges in recovering on such covenant-lite loans, to the extent they go into distress, and may lack options that would normally be available to us as a lender under more traditional debt structures.
We may participate in a limited number of investments and therefore may depend on the performance of certain investments.
We may participate in a limited number of Portfolio Investments and, as a consequence, our aggregate return may be substantially adversely affected by the unfavorable performance of even a single Portfolio Investment. Moreover, there are no assurances that all of our Portfolio Investments will perform well or even return capital. Therefore, if certain Portfolio Investments perform unfavorably, for us to achieve above‑average returns, one or a few of our Portfolio Investments must perform well. There can be no assurance that this will be the case. In addition, other than us seeking to meet the diversification requirements by virtue of our intention to be a RIC for U.S. federal income tax purposes, investors have no assurance as to the degree of diversification of our Portfolio Investments, either by geographic region, industry or transaction type. To the extent we concentrate Portfolio Investments in a particular issuer, industry, sub‑sector, security, investment type, or geographic region, we will become more susceptible to fluctuations in value resulting from adverse economic and business conditions with respect thereto. In addition, certain geographic regions, industries and/or sub‑sectors may be more adversely affected from economic pressures when compared to other geographic regions, industries or sub‑sectors.
A high concentration of our Portfolio Companies in a particular geographic area magnifies the effects of downturns in that geographic area and could have a disproportionate adverse effect on the value of our investments. If we have a concentration of Portfolio Companies in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Factors that may negatively affect economic conditions in these states or countries include: business layoffs, downsizing or relocations, industry slowdowns, and changing demographics.
We may influence management.
Although we will primarily make debt and non‑control equity investments, we may make investments that allow us to exercise certain influence over management and the strategic direction of a Portfolio Company, subject to the restrictions under the 1940 Act. The exercise of influence over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management and other types of liability in which the limited liability characteristic of business operations may be ignored. The exercise of influence over an investment could expose our assets to claims by such portfolio companies, their stockholders and their creditors. While the Adviser intends to manage us in a manner that will minimize the exposure of these risks, the possibility of successful claims cannot be precluded.
We invest in illiquid and long-term Portfolio Investments.
Investment in us requires a long‑term commitment with no certainty of return. Many of our Portfolio Investments will be highly illiquid, and we may not be able to realize on such Portfolio Investments in a timely manner. Although Portfolio Investments made by us are expected to generate current income, the return of capital and the realization of gains, if any, from a Portfolio Investment generally will occur only upon the partial or complete disposition or refinancing of such Portfolio Investment. While a Portfolio Investment may be sold or repaid at any time, it is not generally expected that this will occur for a number of years after the Portfolio Investment is made. Transaction structures typically will not provide for liquidity of our Portfolio Investments prior to that time. Often, there will be no readily available market for Portfolio Investments made by us, if at all. Disposition of such Portfolio Investments may require a lengthy time period.
In most cases, there will be no public market for the securities held by us at the time of their acquisition. We will generally not be able to sell the securities of Portfolio Companies through the public markets unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. Additionally, there can be no assurances that investments can be sold on a private basis. Our ability to quickly sell or exchange any of our Portfolio Companies in response to changes in economic and other conditions will be limited. In addition, in some cases we may be prohibited by contract or legal or regulatory reasons from selling certain securities or other instruments for a period of time (e.g., due to limitations on sale arising from contractual lockups, obligations to receive consent to transfer or assign interests, or rights of first offer), and as a result may not be permitted to sell a Portfolio Investment at a time we might otherwise desire to do so. To the extent that there is no trading market for a Portfolio Investment, we may be unable to liquidate that Portfolio Investment or may be unable to do so at a profit. Moreover, there can be no assurances that private purchasers of our Portfolio Investments will be found.
We may experience difficulty in the sale of a Portfolio Company interest and could be forced to sell at a price that reduces the return to our investors. Markets are affected by many factors that are out of our control, including the availability of financing, interest rates and other factors, as well as supply and demand. As a result, we cannot predict whether we will be able to sell our interest in a portfolio company or whether such sale could be made at a favorable price or on terms acceptable to us. Negative market conditions may cause us to sell interests for less than their carrying value, which could result in impairments. We also cannot predict the length of time which will be needed to obtain a purchaser or to complete the sale of any interest. No assurances can be given that we will recognize full value, at a price and at terms that are acceptable to us, for any interest that we are required to sell for liquidity reasons. Our inability to respond rapidly to changes in the performance of our investments could adversely affect our financial condition and results of operations.
We may incur contingent liabilities in connection with the disposition of investments.
In connection with the disposition of a Portfolio Investment, we may be required to make representations about the business and financial affairs of the relevant Portfolio Company typical of those made in connection with the sale of any business and may be responsible for the content of disclosure documents under applicable securities laws. We may also be required to indemnify the purchasers of such Portfolio Investment or underwriters to the extent that any such representations or disclosure documents turn out to be inaccurate or with respect to certain potential liabilities. These arrangements may result in contingent liabilities that ultimately yield funding obligations that must be satisfied through our return of certain distributions previously made to us.

Economic recessions and government spending cuts may impact our Portfolio Investments.
Many of our Portfolio Companies may be susceptible to economic slowdowns or recessions and may be unable to repay their debt investments during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our debt investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.
We rely on the management of our Portfolio Companies.
Each Portfolio Company's day‑to‑day operations are the responsibility of such Portfolio Company's management team. Although New Mountain is responsible for monitoring the performance of each Portfolio Investment, there can be no assurance that the existing management team, or any successor thereto, will be able to successfully operate the Portfolio Company in accordance with our plans and objectives. The success of each Portfolio Company depends in substantial part upon the skill and expertise of each Portfolio Company's management team. Additionally, Portfolio Companies will need to attract, retain and develop executives and members of their management teams. The market for executive talent is, notwithstanding general unemployment levels or developments within a particular industry, extremely competitive. There can be no assurance that Portfolio Companies will be able to attract, develop, integrate and retain suitable members of its management team and, as a result, such investment and we may be adversely affected thereby.
We have no control over our Portfolio Companies.
Although we may take controlling positions in the Portfolio Companies from time to time, we generally do not control most of the Portfolio Companies, even though we may have board representation or board observation rights, and our debt agreements may contain certain restrictive covenants that limit the business and operations of the Portfolio Companies. As a result, we are subject to the risk that a Portfolio Company may make business decisions with which we disagree and the management of such company may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity of the investments that we typically hold, we may not be able to dispose of our investments in the event that we disagree with the actions of a Portfolio Company as readily as we would otherwise like to or at favorable prices which could decrease the value of our investments.
We may invest in restructurings.
We may, either alone or in conjunction with one or more partners or co‑venturers, make Portfolio Investments in restructurings, which involve Portfolio Companies that are experiencing or are expected to experience severe financial difficulties. These financial difficulties may never be overcome and may cause such companies to become subject to bankruptcy proceedings. Such Portfolio Investments could, in certain circumstances, subject us to certain additional potential liabilities, which may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated, or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to us and distributions by us to shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, Portfolio Investments in restructurings may be adversely affected by statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and a bankruptcy court's discretionary power to disallow, subordinate or disenfranchise particular claims or recharacterize Portfolio Investments made in the form of debt as equity contributions. These potential liabilities can adversely affect both the Portfolio Companies and their counterparties.
The success of our investment strategy may depend on our ability to restructure and effect improvements in the operations of a Portfolio Investment or expand the operations of a Portfolio Investment. The activity of identifying and implementing restructuring programs and operating improvements at Portfolio Investments entails a high degree of uncertainty. There can be no assurance that any person will be able to successfully identify and implement such restructuring programs and improvements or that we will have control or influence over such decisions.
We may be subject to additional risks from our non-U.S. investments.
We may invest a portion of our net offering proceeds outside of the United States. Non‑U.S. investments involve certain factors not typically associated with investing in the United States, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various foreign currencies in which our foreign Portfolio Investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between the U.S. and foreign securities markets, including potential price volatility in and relative liquidity of some foreign securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation; (iii) certain economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation, nationalization of business enterprises, and adverse economic and political development; (iv) the possible imposition of foreign taxes on income recognized with respect to such securities; (v) less developed laws regarding corporate governance, creditors' rights, fiduciary duties and the protection of investors; (vi) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (vii) political hostility to investments by foreign or private credit investors; and (viii) less publicly available information. Such instability could result from, among other things, popular unrest associated with demands for improved political, economic and social conditions and popular unrest in opposition to government policies that facilitate direct foreign investment. Governments of certain of these countries have exercised and continue to exercise substantial influence over many aspects of the private sector. We generally do not intend to obtain political risk insurance. Accordingly, government actions in the future could have a significant effect on economic conditions in such countries, which could affect private sector companies and the return from investments. Exchange control regulations, expropriation, confiscatory taxation, nationalization, restrictions on repatriation of capital, renunciation of foreign debt, political, economic or social instability or other economic or political developments could adversely affect our portfolio companies holding assets or engaged in business in a particular country.
In addition, Portfolio Companies located in non‑U.S. jurisdictions may be involved in restructurings, bankruptcy proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code and the rights of creditors afforded in U.S. jurisdictions. To the extent such non‑U.S. laws and regulations do not provide us with equivalent rights and privileges necessary to promote and protect our interest in any such proceeding, our investments in any such portfolio company may be adversely affected. While the Adviser intends, where appropriate, to manage us in a manner that will minimize exposure to the foregoing risks, to the extent practicable, there can be no assurance that adverse developments with respect to such risks will not adversely affect our assets that are held in certain countries.
We may make investments in private and less established companies, and there may be risk of fraud in such Portfolio Companies.
We invest primarily in privately held companies. There is generally little public information about these companies, and, as a result, we must rely on the ability of the Adviser to obtain adequate information to evaluate the potential returns from, and risks related to, investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. They are, thus, generally more vulnerable to economic downturns and may experience substantial variations in operating results. These factors could adversely affect our investment returns.
Although we generally seek to invest in established companies with sound historical financial performance, we may also invest a portion of our assets in the securities of less established companies, or early stage companies. Portfolio Investments in such early stage companies may involve greater risks than generally are associated with investments in more established companies. To the extent there is any public market for the securities held by us, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Less established companies tend to have lower capitalizations and fewer resources and, therefore, often are more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In addition, less mature companies could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which we invest, we may suffer a partial or total loss of capital invested in that company. The foregoing factors may increase the difficulty of valuing such investments. There can be no assurance that any such losses will be offset by gains (if any) realized on our other Portfolio Investments, and any such Portfolio Investment should be considered highly speculative and may result in the loss of our entire investment therein.
We may invest in Portfolio Companies that may (i) have an unfavorable financial history, (ii) be operating at a loss or have significant fluctuations in operating results, (iii) be engaged in rapidly changing business environments, or (iv) need substantial additional capital to set up internal infrastructure, hire management and personnel, support expansion or achieve or maintain a competitive position. Such Portfolio Companies may have a greater variability of returns, and a higher risk of failure, than more established companies. Such companies also may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and service capabilities, and a larger number of qualified managerial and technical personnel.
We may experience material losses or damage related to our properties and such losses may not be covered by insurance.
With respect to Portfolio Investments, the Adviser may seek to require the underlying portfolio company and/or project to obtain liability, fire, flood, extended coverage and rental loss insurance with insured limits and policy specifications that they believe are customary for similar investments. However, certain losses of a catastrophic nature, such as wars, natural disasters, terrorist attacks, or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Most insurers are excluding terrorism coverage from their all‑risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums which can greatly increase the total costs of casualty insurance for a portfolio company. As a result, not all Portfolio Investments may be insured against terrorism. If a major uninsured loss occurs, we could lose both invested capital in and anticipated profits from the affected Portfolio Investments.
We are subject to force majeure risks.
Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, civil unrest, acts of God, fire, flood, earthquakes, hurricanes and other natural disasters, including extreme weather events from possible future climate change, outbreaks of an infectious disease, pandemics or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a portfolio company or a counterparty to us or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a Portfolio Company or us of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which we may invest specifically.
We may invest in high-yield debt and mezzanine loans, which is generally subject to more risk than higher rated securities.
Our investments are almost entirely rated below investment grade or may be unrated, which are often referred to as "leveraged loans", "high yield" or "junk" securities, and may be considered "high risk" compared to debt instruments that are rated investment grade. High yield securities are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, high yield securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.
Certain debt investments that we make to Portfolio Companies may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the Portfolio Company's obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company's remaining assets, if any.
We may also make unsecured debt investments in Portfolio Companies, meaning that such investments will not benefit from any interest in collateral of such companies. Liens on such Portfolio Companies' collateral, if any, will secure the Portfolio Company's obligations under our outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured debt agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before we are so entitled. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured debt obligations after payment in full of all secured debt obligations. If such proceeds were not sufficient to repay the outstanding secured debt obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors' claims against the Portfolio Company's remaining assets, if any.
The rights we may have with respect to the collateral securing the debt investments we make to the Portfolio Companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.
Our investment in any mezzanine securities may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and are not expected to be rated by a credit rating agency. Mezzanine investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a "fraudulent conveyance" under relevant creditors' rights laws, possibly resulting in the avoidance of collateral securing the investment or the cancellation of the obligation representing the investment; (ii) the recovery as a "preference" of liens perfected or payments made on account of a debt in certain periods before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so‑called "lender liability" claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any portfolio entity, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership or distressed exchange, can significantly diminish the value of our investment in any such company.
We may be subject to risks related to our equity investments.
When we invest in Portfolio Companies, we may acquire warrants or other equity-related securities of Portfolio Companies as well. We may also invest in equity-related securities directly. To the extent we hold equity investments, we will attempt to dispose of them and realize gains upon our disposition of them. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. As a result, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience we will generally have little, if any, control over the timing of any gains we may realize from our equity investments. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests.
We may be subject to risks related to repurchase agreements.
Subject to our investment objective and policies, we may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by us of debt securities from a selling financial institution such as a bank, savings and loan association or broker‑dealer. The agreement provides that we will sell the securities back to the institution at a fixed time in the future for the purchase price plus a premium (which often reflects the interests). We do not bear the risk of a decline in the value of the underlying security unless the seller defaults under our repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, we could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which we seek to enforce our rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses associated with enforcing our rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, we generally will seek to liquidate such collateral. However, the exercise of our right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, we could suffer a loss.
We may invest in original issue discount or PIK instruments.
To the extent that we invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non‑cash income in taxable and accounting income prior to receipt of cash, including the following:
•the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;
•original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;
•an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our gross assets and, as such, increases the Adviser's future base management fees, which thus increases the Adviser's future income incentive fees at a compounding rate;
•market prices of PIK instruments and other zero coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•the deferral of PIK interest on an instrument increases the loan‑to‑value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;
•even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;
•for accounting purposes, cash distributions to investors representing original issue discount income do not come from paid‑in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact;
•the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non‑cash component of our investment company taxable income that may require cash distributions to shareholders in order to maintain our tax treatment as a RIC; and
•original issue discount may create a risk of non‑refundable cash payments to the Adviser based on non‑cash accruals that may never be realized.
There are risks relating to due diligence of and conduct at Portfolio Companies.
Before making Portfolio Investments, the Adviser typically conducts due diligence that they deem reasonable and appropriate based on the facts and circumstances applicable to each Portfolio Investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social, governance and legal issues. When conducting due diligence and making an assessment regarding an investment, the Adviser relies on the resources available to it, including information provided by the target of the investment and, in some circumstances, third‑party investigations. The due diligence investigation that the Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the Portfolio Investment being successful. There can be no assurance that attempts to provide downside protection with respect to Portfolio Investments will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.
There can be no assurance that we will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during our efforts to monitor the Portfolio Investment on an ongoing basis or that any risk management procedures implemented by us will be adequate. In the event of fraud by any Portfolio Company or any of its affiliates, we may suffer a partial or total loss of capital invested in that Portfolio Company. An additional concern is the possibility of material misrepresentation or omission on the part of the Portfolio Company or the seller. Such inaccuracy or incompleteness may adversely affect the value of our securities and/or instruments in such Portfolio Company. We rely upon the accuracy and completeness of representations made by Portfolio Companies and/or their former owners in the due diligence process to the extent reasonable when making our investments, but cannot guarantee such accuracy or completeness. We may elect to obtain a representations and warranties insurance policy that may provide protection to us in the event of losses arising from the inaccuracy or incompleteness of any such representation. However, there is no guarantee that we would be able to obtain recovery under any such insurance policy, or that such recovery will be sufficient. In addition, in a transaction where we have obtained such a policy, recourse to the former owners of a Portfolio Company may be severely limited or even eliminated, and recovery under such policy may effectively be the sole source of recovery for us in such circumstance. Under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.
Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of our Portfolio Companies to varying degrees depending on the type of investment. For example, certain asset management, finance, administrative and other similar functions may be outsourced to a third‑party service provider whose fees and expenses will be borne by such Portfolio Company or us and will not offset the management fee. Such involvement of third‑party advisors or consultants may present a number of risks primarily relating to the Adviser's reduced control of the functions that are outsourced. In addition, if the Adviser is unable to timely engage third‑party providers, their ability to evaluate and acquire more complex targets could be adversely affected.
Our investments are subject to currency and exchange rate risks.
A portion of our Portfolio Investments, and the income received by us with respect to such Portfolio Investments, may be denominated in currencies other than U.S. dollars. However, our books will be maintained, and capital contributions to and distributions from us generally will be made, in U.S. dollars. Accordingly, changes in currency exchange rates may adversely affect the dollar value of Portfolio Investments, interest amounts and other payments received by us, gains and losses realized on the sale of investments and the amount of distributions, if any, to be made by us. We will incur costs in converting investment proceeds from one currency to another. The Adviser may enter into hedging transactions designed to reduce such currency risks. See also "—Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.” below. Furthermore, Shares are denominated in U.S. dollars. Investors subscribing for Shares in any country in which U.S. dollars are not the local currency should note that changes in the value of exchange between U.S. dollars and such currency may have an adverse effect on the value, price or income of the investment to such investor. There may be foreign exchange regulations applicable to investments in foreign currencies in certain jurisdictions. Each prospective investor should consult with its own counsel and advisors as to all legal, tax, financial and related matters concerning an investment in the Shares.
We must maintain our status as a BDC by investing 70% of our total assets in qualifying assets.
To maintain our status as a BDC, we are not permitted to acquire any assets other than in "qualifying assets" specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow‑on investments and distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as qualifying assets only if such issuer has a common equity market capitalization that is less than $250 million at the time of such investment.
Access to information from Portfolio Companies may be limited.
New Mountain may not always receive full information from Portfolio Companies because certain of this information may be considered proprietary by a Portfolio Company. A Portfolio Company’s use of proprietary investment strategies that are not fully disclosed to New Mountain may involve risks under some market conditions that are not anticipated by New Mountain. Furthermore, this lack of access to information may make it more difficult for New Mountain to select and evaluate Portfolio Companies.
Investment analyses and decisions may be required to be undertaken on an expedited basis.
Investment analyses and decisions by New Mountain may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to New Mountain at the time of making an investment decision may be limited, and New Mountain may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, New Mountain may rely upon independent consultants or attorneys in connection with their evaluation of proposed investments. There can be no assurance that these consultants will accurately evaluate such investments. Therefore, no assurance can be given that New Mountain will have knowledge of all circumstances that may adversely affect an investment at the time the investment decision is made, and we may make investments which we would not have made if more extensive due diligence had been undertaken.
We may be subject to risks associated with bridge financings.
We may provide interim financing to, or make investments that are intended to be of a temporary nature in equity or debt securities of, any Portfolio Company or any affiliate thereof in connection with or subsequent to an investment by us in such Portfolio Company. Such bridge loans would typically be convertible into a more permanent, long‑term security; however, for reasons not always in our control, such long‑term securities issuance or other refinancing or syndication may not occur and such bridge loans and interim investments may remain outstanding. In such event, the interest rate or other terms of such financings may not adequately reflect the risk associated with the position taken by us. Such financings may be entered into at prospective returns below our target investment returns. Therefore, such financing that is not exited as originally anticipated, even if successfully recovered by us, could significantly reduce our overall investment returns.
Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
In connection with certain Portfolio Investments, we may employ hedging techniques designed to reduce the risk of adverse movements in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while we may benefit from the use of these hedging mechanisms, unanticipated changes in commodity prices, interest rates, securities prices, currency exchange rates and/or other events relating to such hedging transactions may result in a poorer overall performance for us than if we had not entered into such hedging transactions. The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. The successful utilization of hedging and risk management transactions requires skills that are separate from the skills used in selecting and monitoring investments. Costs related to hedging arrangements may be borne by us.
We may also invest in derivatives, which involve numerous risks.
We may, directly or indirectly, use various derivative instruments for hedging purposes. We also may use derivative instruments to approximate or achieve the economic equivalent of an otherwise permitted Portfolio Investment (as if we directly invested in the securities, loans, or claims of the subject Portfolio Company) or if such instruments are related to an otherwise permitted Portfolio Investment. Use of derivative instruments presents various risks. For example, when used for hedging or synthetic investment purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged or tracked may prevent us from achieving the intended hedging effect or expose us to the risk of loss. Derivative instruments, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded on an exchange. Derivative instruments not traded on exchanges are also not subject to the same type of government regulation as exchange-traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. The risk of nonperformance by the counterparty on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. The stability and liquidity of derivative investments depend in large part on the creditworthiness of the parties to the transactions. If there is a default by the counterparty to such a transaction, we will under most normal circumstances have contractual remedies pursuant to the agreements related to the transaction. However, exercising such contractual rights may involve delays or costs, which could result in a loss to us. Furthermore, there is a risk that any of such counterparties could become insolvent. Also, it should be noted that in purchasing derivative instruments, we typically will not have the right to vote on matters requiring a vote of holders of the underlying investment. Moreover, derivative instruments, and the terms relating to the purchase, sale or financing thereof, are also typically governed by complex legal agreements. As a result, there is a higher risk of dispute over interpretation or enforceability of the agreements. It should also be noted that the regulation of derivatives is evolving in the U.S. and in other jurisdictions and is expected to increase, which could impact our ability to transact in such instruments and the liquidity of such instruments. The Adviser may cause us to take advantage of investment opportunities with respect to derivative instruments that are neither presently contemplated nor currently available, but which may be developed in the future, to the extent such opportunities are both consistent with our investment objectives and legally permissible. Any such investments may expose us to unique and presently indeterminate risks, the impact of which may not be capable of determination until such instruments are developed and/or the Adviser determines to make such an investment. Recently, counterparties to derivative contracts have sought assurances that the special purpose or other vehicle executing the derivative contract has recourse to us and our assets, which recourse liability can create significant additional risk to us, shareholders and our other Portfolio Investments. Derivative contracts we entered into also often have cross-default and/or cross-acceleration provisions such that a default under our subscription credit facility would also trigger a notice or payment obligation under the relevant derivative contracts, which could create cascading liabilities and additional burdens on us.
Additionally, pursuant to Rule 18f-4 under the 1940 Act, BDCs that use derivatives are subject to a value-at-risk leverage limit, certain derivatives risk management program and testing requirements and requirements related to board reporting. These requirements apply unless the BDC qualifies as a "limited derivatives user", as defined in Rule 18f-4. A BDC that enters into reverse repurchase agreements or similar financing transactions could either (i) comply with the asset coverage requirements of Section 18, as modified by Section 61 of the 1940 Act when engaging in reverse repurchase agreements or (ii) choose to treat such agreements as derivatives transactions under Rule 18f-4. In addition, under Rule 18f-4, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. If the BDC cannot meet this requirement, it is required to treat the unfunded commitment as a derivatives transaction subject to the aforementioned requirements of Rule 18f-4. Collectively, these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts. We intend to qualify as a “limited derivatives user,” and as a result the requirements applicable to us under Rule 18f-4 may limit our ability to use derivatives and enter into certain other financial contracts. However, if we fail to qualify as a limited derivatives user and become subject to the additional requirements under Rule 18f-4, compliance with such requirements may increase cost of doing business, which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.
We may make open market purchases or invest in traded securities.
We may invest in securities that are traded (publicly or through other active markets (including through private transactions)) and are, therefore, subject to the risks inherent in investing in traded securities. When investing in traded securities, we may be unable to obtain financial covenants or other contractual governance rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in traded securities, either when investigating a potential investment or after making the investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in traded securities because New Mountain may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies or requirements. The inability to sell traded securities in these circumstances could materially adversely affect the investment results. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.
We face legal risks and are subject to litigation when making investments.
Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.
New Mountain engages in a broad variety of activities on a global basis in respect of its managed funds, accounts and portfolio companies. These activities have and may in the future subject New Mountain to risks of becoming involved in litigation by third parties or may subject New Mountain to investigations or proceedings initiated by governmental authorities. It is difficult to determine what impact, if any, such litigation may have on New Mountain and us. As a result, there can be no assurance that the foregoing will not have an adverse impact on New Mountain or otherwise impede our ability to effectively achieve our objectives.

We may face risks associated with short sales.
We may, but do not expect to, engage in short sales. The extent to which we engage in short sales will depend upon New Mountain’s investment strategy and opportunities. Short selling involves selling securities that are not owned by the short seller and borrowing them for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the investor to profit from a decline in market price to the extent such decline exceeds the transaction costs and the costs of borrowing the securities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing our costs of buying those securities to cover the short position. To the extent that we engage in short sales, there can be no assurance that we will be able to maintain the ability to borrow securities sold short. In such cases, we can be “bought in” (i.e., forced to repurchase securities in the open market to return to the lender). There also can be no assurance that the securities necessary to cover a short position will be available for purchase at or near prices quoted in the market. Purchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Short strategies can also be implemented synthetically through various instruments and be used with respect to indices or in the over-the-counter market and with respect to futures and other instruments. In some cases of synthetic short sales, there is no floating supply of an underlying instrument with which to cover or close out a short position and we may be entirely dependent on the willingness of over-the-counter market makers to quote prices at which the synthetic short position may be unwound. There can be no assurance that such market makers will be willing to make such quotes. Short strategies can also be implemented on a leveraged basis. Lastly, even though we secure a “good borrow” of the financial instrument sold short at the time of execution, the lending institution may recall the lent financial instrument at any time, thereby forcing us to purchase the financial instrument at the then-prevailing market price, which may be higher than the price at which such financial instrument was originally sold short by us.
We may face risks associated with forward trading.
Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limit on daily price movements, and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade, and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by us due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which New Mountain would otherwise implement, to our possible detriment. Market illiquidity or disruption could result in significant losses to us.
We are subject to risks related to investing in preferred equity.
Preferred equity generally has a preference as to dividends and upon the event of liquidation over a Portfolio Company’s common stock, but it ranks junior to debt instruments in a Portfolio Company’s capital structure. Preferred equity generally pays dividends in cash (or additional shares of preferred equity) at a defined rate, but unlike interest payments on debt instruments, preferred equity dividends are payable only if declared by the Portfolio Company’s board of directors. Dividends on preferred equity may be cumulative, meaning that, in the event the Portfolio Company fails to make one or more dividend payments on the preferred equity, no dividends may be paid on the Portfolio Company’s common stock until all unpaid preferred equity dividends have been paid. Preferred equity may also be subject to optional or mandatory redemption provisions.
We are subject to risks related to investing in convertible securities.
Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock, in each case, until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.
The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity.
A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security we hold is called for redemption, we will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on our ability to achieve its investment objective.
We may be subject to bankruptcy and other similar proceedings.
We may invest in the securities of companies, and/or relevant guarantors thereof, that subsequently become involved in bankruptcy and other similar proceedings. When a company seeks relief under the applicable insolvency laws of a particular jurisdiction (or has a petition filed against it). An automatic stay may prevent all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect security interests or reach collateral securing such claims. Creditors who have claims against the company prior to the date of the insolvency filing will generally require the permission of the court or a relevant insolvency officeholder to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so at the discretion of the court or the relevant insolvency officeholder. Thus, even if we hold a secured claim, we may be prevented from enforcing its security and collecting the value of the collateral securing its debt, unless relief from the automatic stay is granted. If relief from the stay is not granted, we may not realize a distribution on account of its secured claim until a distribution (if any) is made to us by the relevant court or insolvency officeholder.
Security interests held by creditors are closely scrutinized and frequently challenged in insolvency proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and, because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will be more likely to experience a significant loss of its investment. There can be no assurance that the security interests securing our claims will not be challenged vigorously and found defective in some respect, or that we will be able to prevail against the challenge.
From time to time, we may invest in or extend loans to companies that have filed for protection wider applicable insolvency laws. These debtor-in-possession or “DIP” loans are most often revolving working-capital or term loan facilities put into place at the outset of insolvency proceedings to provide the debtor with both immediate cash and the ongoing working capital that will be required during the reorganization process. The laws of a particular jurisdiction will determine the extent to which such loans rank as senior in the debtor’s capital structure and accordingly the level of risk associated with loans. Furthermore, it is possible that the debtor’s reorganization efforts may fail and the proceeds of the ensuing liquidation of the DIP lender’s collateral might be insufficient to repay in full the DIP loan. The seniority of such loans in the debtor’s capital structure may not be recognized in all jurisdictions.
Insolvency proceedings are inherently litigious, time consuming, highly complex and driven extensively by facts and circumstances, which can result in challenges in predicting outcomes. Insolvency proceedings may have adverse and permanent effects on a company. For instance, the company may lose its market position and key employees or otherwise become incapable of emerging from insolvency proceedings and restoring itself as a viable entity. Further, if insolvency proceedings result in liquidation, the liquidation value of the company may not equal the liquidation value that was believed to exist at the time of the investment. The administrative costs incurred in connection with insolvency proceedings are frequently high and will be paid out of the debtor’s estate prior to any return to creditors. Certain claims, such as claims for taxes, may in certain jurisdictions have priority by law over the claims of other creditors.
In the event of the insolvency of an obligor in respect of an investment, our recovery of amounts outstanding in insolvency proceedings may be impacted by the insolvency regimes in force in the jurisdiction of incorporation of such obligor or in the jurisdiction in which such obligor mainly conducts its business (if different from the jurisdiction of incorporation), and/or in the jurisdiction in which the assets of such obligor are located. Such insolvency regimes impose rules for the protection of creditors and may adversely affect our ability to recover such amounts as are outstanding from the insolvent obligor under the investment, which could have a material adverse effect on our performance, and, by extension, our business, financial condition, results of operations and the value of the Interests. Similarly, the ability of obligors to recover amounts owed to them from insolvent companies may be adversely impacted by any such insolvency regimes applicable to those insolvent companies, which in turn may adversely affect the abilities of those obligors to make payments to us due under the investment on a full or timely basis. In addition, insolvent companies located in certain jurisdictions may be involved in restructurings, insolvency proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the laws and the rights of creditors afforded in European or U.S. jurisdictions. To the extent such laws and regulations do not provide us with equivalent rights and privileges necessary to promote and protect our interest in any such proceeding, our investments in any such insolvent companies may be adversely affected. For example, insolvency law and process in such other jurisdiction may differ substantially from that in the large European markets or in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although insolvency laws have been enacted, the process for reorganization remains highly uncertain.
We may be subject to claims from creditors of an obligor that debt obligations of such obligor that we hold should be equitably subordinated.
Certain jurisdictions may have legal principles that in some cases form the basis for so-called “lender liability” claims, if a lender (a) intentionally takes an action that results in the undercapitalization of a borrower or issuer to the detriment of other creditors of such borrower or issuer, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower or issuer to the detriment of other creditors of such borrower or issuer, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors (a remedy called “equitable subordination”). We do not intend to engage in conduct that would form the basis for a successful cause of action based upon the equitable subordination doctrine; however, because of the nature of the debt obligations, we may be subject to claims from creditors of an obligor that debt obligations of such obligor that we hold should be equitably subordinated.
We are subject to risks related to unionization.
Certain Portfolio Companies and/or their service providers may have a unionized work force or employees who are covered by a collective bargaining agreement, which could subject any such Portfolio Company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a Portfolio Company’s operations and profitability could suffer if it or its service providers experience labor relations problems. Upon the expiration of any of such Portfolio Company’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such Portfolio Company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to ourselves, which could adversely affect our ability to implement our investment objectives.
We may make investments in highly regulated industries.
We may make investments in Portfolio Companies operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include healthcare, financial services (including banking and mortgage origination and servicing), insurance, gaming, transportation (e.g., aviation), energy and also businesses that serve primarily customers that are governmental entities, including in the defense industry. Investments in Portfolio Companies that are subject to greater amounts of governmental regulation pose additional risks relative to investments in other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures and/or regulatory capital requirements in the case of banks or similarly regulated entities. If a Portfolio Company or one of its service providers fails to comply with these requirements, it could also subject the Portfolio Company to civil or criminal liability and the imposition of fines. This risk is heightened in circumstances where functions have been outsourced to such service providers and New Mountain has reduced control over the outsource functions. A Portfolio Company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company or its service providers. Governments have considerable discretion in implementing regulations that could impact a Portfolio Company’s business and governments may be influenced by political considerations and may make decisions that adversely affect a Portfolio Company’s business. Additionally, certain Portfolio Companies may have a unionized work force or employees who are covered by a collective bargaining agreement, which could subject any such Portfolio Company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a Portfolio Company’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any of such Portfolio Company’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition.
Risks Related to Debt Financing
We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.
Subject to the limitations set forth in the Declaration of Trust and in accordance with the 1940 Act, we may, borrow funds to fulfill our working capital needs, including, without limitation, to (i) cover organization and offering expenses and fund expenses, (ii) provide financing to consummate the purchase of Portfolio Investments; (iii) make repurchases of Shares; or (iv) provide financing for debt investments, and may, to the extent consistent with RIC requirements, withhold from distributions amounts necessary to repay such borrowings. The interest expense and other costs incurred in connection with such borrowings may not be recovered by income from investments purchased by us. If investment results fail to cover the cost of borrowings, the value of the portfolio held by us will decrease faster than if there had been no such borrowings. Additionally, if the investments fail to perform to expectation, the interests of our shareholders will be subordinated to such leverage, which will compound any such adverse consequences. In connection with one or more credit facilities entered into by us, distributions to the shareholders may be subordinated to payments required in connection with any indebtedness contemplated thereby. Certain borrowings may be secured by assignment of the obligations of the shareholders to make capital contributions to us and a security interest in investments. Any default by us under such a credit facility could enable a lender to take action against any shareholders to the extent of its then‑remaining undrawn commitments. Additionally, in the event of a failure to pay or other event of default under any such credit facility, the lenders could require investors to fund their entire remaining unfunded commitments. Leverage may limit the shareholders’ ability to use their interests in us as collateral for other indebtedness. If we default on secured indebtedness, the lender may foreclose and we could lose our entire investment in the security for such loan. A credit facility at the fund level may also place restrictions on payments to equity holders, including prohibitions on payments in the event of any default (or continuance thereof) under such credit facility.
The Adviser may, and intends to, fund the making of Portfolio Investments and fulfilling other capital needs with proceeds from drawdowns under one or more revolving credit facilities (the collateral for which can be, for example, one or more of our assets, i.e., asset‑backed facilities). The interest expense and other costs of any such borrowings will be fund expenses and, accordingly, decrease our net returns.
Leverage arrangements ("Leverage Arrangements") into which we may enter may include covenants that, subject to exceptions, restrict our ability to pay distributions, create liens on assets, make investments, make acquisitions and engage in mergers or consolidations. Such Leverage Arrangements may also include a change of control provision that accelerates the indebtedness under the facility in the event of certain change of control events. Complying with these restrictions may prevent us from taking actions that we believe would help us grow our business or are otherwise consistent with our investment objective. These restrictions could also limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. In addition, the restrictions contained in a credit facility could limit our ability to make distributions to our shareholder in certain circumstances, which could result in us failing to qualify as a RIC and thus becoming subject to U.S. federal income tax (and any applicable state and local taxes).
To the extent we borrow money to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, a significant change in market interest rates may have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act.
Subject to the receipt of certain approvals and compliance with certain disclosure requirements, we are permitted to reduce our asset coverage, as defined in the 1940 Act from 200% to 150% so long as we meet certain disclosure requirements. Prior to the initial closing of our private offering, we expect our sole shareholder to approve the reduced asset coverage requirements and to decline the Company’s offer to repurchase all of their outstanding Shares. As a result, we expect to be subject to the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act, which permit a BDC to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirements applicable to such BDC from 200% to 150% (which means we can borrow $2 for every $1 of our equity).
We may encounter adverse changes in the credit markets.
Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our shareholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.
Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.
We may need additional capital to fund new investments and grow. We may access the capital markets periodically to issue equity securities. In addition, we may also issue debt securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs and limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute at least 90.0% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders to maintain our RIC tax treatment. As a result, these earnings will not be available to fund new investments. If we are unable to access the capital markets or if we are unable to borrow from financial institutions, we may be unable to grow our business and execute our business strategy fully, and our earnings, if any, could decrease, which could have an adverse effect on the value of our securities.
If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.
We may seek to obtain one or more lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of our Shares in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain one or more lines of credit on financially reasonable terms or at all. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of our Shares, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.
Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our shareholders.
Interest we pay on our loan obligations will reduce cash available for distributions. We may obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.
The volatility of the global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, Portfolio Investments. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.
The transition away from reference rates and the use of alternative replacement reference rates may adversely affect net interest income related to our loans and investments or otherwise adversely affect our results of operations, cash flows and the market value of our investments.
The London Inter-Bank Offered Rate (“LIBOR”) and certain other floating rate benchmark indices have been the subject of national, international and regulatory guidance and proposals for reform or replacement. The Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee composed of large U.S. financial institutions, identified SOFR, an index calculated using short-term repurchase agreements backed by U.S. Treasury securities, as its preferred alternative rate for USD LIBOR. Generally, with respect to our investments, substantially all of our floating rate loans and related financings, in addition to our borrowings, have transitioned to the applicable replacement benchmark rate, or reference a benchmark rate that is not expected to be replaced. While recently there has been a significant clarification of guidance across products on the recommended timing and form of certain transition milestones from industry working groups, overall there is still a substantial amount of uncertainty in the marketplace regarding the transition away from LIBOR benchmarks. The elimination of the LIBOR benchmarks and/or changes to another index could result in mismatches with the interest rate of investments that we are financing. In addition, the overall financial markets may be disrupted as a result of the phase-out or replacement of LIBOR.
General Market and Regulatory Risks
We are subject to economic sanctions and anti-corruption regulations.
Economic sanction laws in the United States and other jurisdictions may prohibit New Mountain, New Mountain’s professionals and us from transacting with or in certain countries and with certain individuals and companies. For example, in the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, sanctions evaders and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at <http://www.treas.gov/ofac.> In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may significantly restrict our investment activities in certain emerging market countries. Other jurisdictions maintain different and/or additional economic and trade sanctions.
In some countries, there is a greater acceptance than in the United States of government involvement in commercial activities, and of corruption. We, New Mountain, and the New Mountain professionals are committed to complying with the FCPA and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which we are subject. As a result, we may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for us to act successfully on investment opportunities and for Portfolio Investments to obtain or retain business.
In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom continued to broadly enforce the UK Bribery Act of 2010 (the “UK Bribery Act”), which in some ways is broader in scope than the FCPA and applies to private and public sector corruption and holds companies liable for failure to prevent bribery unless they have adequate procedures in place to prevent bribery. While New Mountain has developed and implemented a stringent compliance program designed to ensure strict compliance by New Mountain, its personnel and senior advisors with the FCPA and the UK Bribery Act, even reasonable compliance programs may not prevent all instances of violations. In addition, in spite of New Mountain’s policies and procedures, affiliates of Portfolio Companies, particularly in cases where we or an Other New Mountain Client or vehicle does not control such Portfolio Company, and third-party consultants, managers and advisors may engage in activities that could result in FCPA or UK Bribery Act violations. Any determination that New Mountain has violated the FCPA, the UK Bribery Act, or other potentially applicable anti-corruption laws or anti-bribery laws could subject the Firm to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect New Mountain’s business prospects and/or financial position, as well as our ability to achieve our investment objective and/or conduct our operations. We may incur costs and expenses associated with engaging external counsel or other third-party consultants or professionals in connection with inquiries or investigations relating to FCPA or other applicable anti-corruption laws or anti-bribery laws.
Rising inflation may materially adversely affect our financial condition and results of operations.
The U.S. and other developed economies have experienced higher-than-normal inflation rates. It remains uncertain whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time or will continue to have a significant effect on the U.S. or other economies. Inflation may affect our investments adversely in a number of ways. During periods of rising inflation, interest and distribution rates of any instruments we or entities related to Portfolio Investments may have issued could increase. Inflationary expectations or periods of rising inflation could also be accompanied by the rising prices of commodities which are critical to the operation of Portfolio Companies. Portfolio Companies may have fixed income streams and, therefore, be unable to pay the interest amounts and other payments on our Portfolio Investments. The fair value of such investments may decline in value in times of higher inflation rates. Some of our Portfolio Investments may have income linked to inflation through contractual rights or other means. However, as inflation may affect both income and expenses, any increase in income may not be sufficient to cover increases in expenses.
Governmental efforts to curb inflation often have negative effects on the level of economic activity. In an attempt to stabilize inflation, certain countries have imposed wage and price controls at times. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed. Certain countries, including the U.S., have recently seen increased levels of inflation and there can be no assurance that continued and more wide-spread inflation will not become a serious problem in the future and have an adverse impact on our returns. There can be no assurance that continued and more wide-spread inflation in the U.S. and/or other economies will not become a more serious problem in the future and have a material adverse impact on our returns.
Our business faces increasing public scrutiny related to environmental, social and governance ("ESG") activities.
We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.
Weather and Climatological Risks.
As consensus builds that global warming is a significant threat, initiatives seeking to address climate change through regulation of greenhouse gas emissions have been adopted by, are pending or have been proposed before international, federal, state, and regional regulatory authorities. Climate change may cause more extreme weather conditions and increased volatility in seasonal temperatures, which can interfere with operations and increase operating costs, and damage resulting from extreme weather may not be fully insured. Many industries (e.g., electrical power, mining, manufacturing, transportation, and insurance) face various climate change risks, many of which could conceivably materially impact them. Such risks include (i) regulatory/litigation risk (e.g., changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, the discontinuance of certain operations, and related litigation), (ii) market risk (e.g., declining market for products and services seen as greenhouse gas intensive); and (iii) physical risk (e.g., risks to plants or property owned, operated or insured by a company posed by rising sea levels, increased frequency or severity of storms, drought, and other physical occurrences attributable to climate change). These risks could result in unanticipated delays or expenses and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have an adverse effect on us.
We may be impacted by recent developments in the banking sector.
Recent bank closures in the United States have caused uncertainty for financial services companies and fear of instability in the global financial system generally. In addition, certain financial institutions – in particular smaller and/or regional banks – have experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or may withdraw in the future, significant sums from their accounts at these institutions. Notwithstanding intervention by U.S. governmental agencies to protect the uninsured depositors of banks that have recently closed, there is no guarantee that the uninsured depositors of a financial institution that closes (which depositors could include us and/or our portfolio companies) will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. There is a risk that other banks, or other financial institutions, may be similarly impacted, and it is uncertain what steps (if any)

regulators may take in such circumstances. As a consequence, for example, we and/or our Portfolio Companies may be delayed or prevented from accessing money, making any required payments under their own debt or other contractual obligations or pursuing key strategic initiatives, and shareholders may be impacted in their ability to honor capital calls and/or receive distributions. In addition, such bank failures or instability could affect, in certain circumstances, the ability of both affiliated and unaffiliated joint venture partners, co-lenders, syndicate lenders or other parties to undertake and/or execute transactions with us, which in turn may result in fewer investment opportunities being made available to us, result in shortfalls or defaults under existing investments, or impact our ability to provide additional follow-on support to portfolio companies. In addition, in the event that a financial institution that provides credit facilities and/or other financing to us or our Portfolio Companies closes or experiences distress, there can be no assurance that such bank will honor its obligations or that we or our Portfolio Companies will be able to secure replacement financing or capabilities at all or on similar terms. There can be no assurances that we or our Portfolio Companies will establish banking relationships with multiple financial institutions, and we and our Portfolio Companies are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular bank (including, without limitation, in connection with a credit facility or other financing transaction).
Uncertainty caused by recent bank failures – and general concern regarding the financial health and outlook for other financial institutions – could have an overall negative effect on banking systems and financial markets generally. These recent developments may also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/ or adversely affect us, our Portfolio Companies or their respective financial performance.
Continued strain on the banking system may adversely impact our business, financial condition and results of operations.
The financial markets recently have encountered volatility associated with concerns about the balance sheets of banks, especially small and regional banks that may have significant losses associated with investments that make it difficult to fund demands to withdraw deposits and other liquidity needs. Although the federal government has announced measures to assist these banks and protect depositors, some banks have already been impacted and others may be materially and adversely impacted. Our business is dependent on bank relationships, and we are proactively monitoring the financial health of banks with which we (or our Portfolio Companies) do or may in the future do business.
Risks of Technology-Related Investments.
Recent technological advances in artificial intelligence and machine learning technology (collectively, “AI Technology”), including, for example, the OpenAI ChatGPT application, may create opportunities for New Mountain, us and the Portfolio Companies, as well as risks. Any of these technological innovations could result in harm to New Mountain or the Portfolio Companies, significantly disrupt the market in which they operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results of operations, and have an adverse impact on us.
We, New Mountain, and the Portfolio Companies intend to avail themselves of the benefits, insights and efficiencies that are available through the use of AI Technologies. However, the use of AI Technologies presents a number of risks that cannot be fully mitigated. Further, AI Technology is highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible or practicable to incorporate all relevant data into models that AI Technology utilize to operate. Moreover, with the use of AI Technologies, there often exists a lack of transparency of how inputs are converted to outputs and New Mountain cannot fully validate this process and its accuracy. The accuracy of such inputs and the resulting impact on the results of AI Technologies cannot be verified and could result in a diminished quality of work product that may include or be derived from inaccurate or erroneous information. Further, inherent bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputational harm. Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as the algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technology and could adversely impact us, New Mountain, and the Portfolio Companies to the extent they rely on the work product of such AI Technology. The volume and reliance on data and algorithms also make AI Technology, and in turn, we, New Mountain, and the Portfolio Companies more susceptible to cybersecurity threats. In addition, we, New Mountain, and the Portfolio Companies could be exposed to risks to the extent third-party service providers or any counterparties, use AI Technology in their business activities. New Mountain will not be in a position to control the manner in which third-party products are developed or maintained or the manner in which third-party services utilizing AI Technology are provided. In addition, AI Technology may be competitive with the business of the Portfolio Companies or increase the potential for obsolescence of a Portfolio Company’s products or services (particularly as the capabilities of AI Technology improve), and accordingly the increased adoption and use of AI Technology may have an adverse effect on Portfolio Companies or their respective businesses. For more information on risks relating to information security and data use see also “Cybersecurity risks could result in the loss of data, interruptions in our business, damage to our reputation and subject us to regulatory actions, increased costs and financial losses, each of which could materially adversely affect our business and results of operations.”
We are subject to enhanced scrutiny and due to the potential regulation of the private investment fund industry.
Our ability to achieve our investment objectives, as well as our ability to conduct our operations, is based on laws and regulations, as well as their interpretation, which are subject to change through legislative, judicial or administrative action. Future legislative, judicial or administrative action could adversely affect our ability to achieve our investment objectives, as well as our ability to conduct our operations. Furthermore, if regulatory capital requirements from the Dodd‑Frank Act, Basel III, or other regulatory action are imposed on private lenders that provide us with financing (as defined below), the lenders may be required to limit, or increase the cost of, financing they provide to us. Among other things, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.
There continues to be significant discussion regarding enhancing governmental scrutiny and/or increasing the regulation of the financial industry. On July 21, 2010, then‑President Obama signed into law the Dodd‑Frank Wall Street Reform and Consumer Protection Act (the "Dodd‑Frank Act"). A key feature of the Dodd‑Frank Act is the potential extension of prudential regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve") to nonbank financial companies that are not currently subject to such regulation but that are determined to pose risk to the U.S. financial system. The Dodd‑Frank Act defines a "nonbank financial company" as a company that is predominantly engaged in activities that are financial in nature. The Financial Stability Oversight Council (the "FSOC"), an interagency body created to monitor and address systemic risk, has the authority to subject such a company to supervision and regulation by the Federal Reserve (including capital, leverage and liquidity requirements) if it determines that such company is systemically important, in that it poses a risk to the U.S. financial system. The Dodd‑Frank Act does not contain any minimum size requirements for such a determination by the FSOC, and it is possible that it could be applied to private funds, particularly large, highly‑leveraged funds, although no such funds have been designated as systemically important by the FSOC to date.
The Dodd‑Frank Act also imposes a number of restrictions on the relationship and activities of banking organizations with private investment funds and other provisions that have affected the private investment fund industry, either directly or indirectly. Included in the Dodd‑Frank Act is the so‑called "Volcker Rule," which contains restrictions on certain investors that are (or that have affiliates or certain interest in any entity that is) a bank or a bank‑related entity and/or have a connection to the United States in that regard from making and holding certain interests in private investment funds.
The Dodd‑Frank Act, as well as future related legislation, may have an adverse effect on the private investment fund industry generally and/or on New Mountain or us, specifically. Therefore, there can be no assurance that any continued regulatory scrutiny or initiatives will not have an adverse impact on New Mountain or otherwise impede our activities. These reforms and/or other similar legislation could increase our compliance costs and have an adverse effect on the private fund industry generally and/or on New Mountain and us.
The current regulatory environment in the United States may be impacted by future legislative developments, such as amendments to key provisions of the Dodd‑Frank Act. On June 12, 2017, the U.S. Department of the

Treasury issued recommendations for streamlining banking regulation and changing key features of the Dodd‑Frank Act and other measures taken by regulators following the most recent financial crisis.
As a registered investment adviser under the Advisers Act, the Adviser is required to comply with a variety of periodic reporting and compliance‑related obligations under applicable federal and state securities laws (including, without limitation, the obligation of the Adviser and its affiliates to make regulatory filings with respect to us and our activities under the Advisers Act (including, without limitation, Form PF and Form ADV)). In addition, the Adviser is required to comply with a variety of regulatory reporting and compliance‑related obligations under applicable federal, state and foreign securities laws (including, without limitation, reports or notices in connection with the Directive (as defined below) and/or CFTC as well as other international jurisdiction‑specific obligations). In light of the heightened regulatory environment in which we and the Adviser operate and the ever‑increasing regulations applicable to private investment funds and their investment advisors, it has become increasingly expensive and time‑consuming for us, the Adviser and its affiliates to comply with such regulatory reporting and compliance‑related obligations. Additionally, we may in the future engage additional third‑party service providers to perform some or a significant portion of the reporting and compliance‑related matters and functions under our supervision (including draft preparation and the filing of Form PF), which could result in increased compliance costs and expenses. Any further increases in the regulations applicable to private investment funds generally or us and/or the Adviser in particular may result in increased expenses associated with our activities and additional resources of the Adviser being devoted to such regulatory reporting and compliance‑related obligations, which may reduce overall returns for the shareholders and/or have an adverse effect on our ability to effectively achieve our investment objective.
Finally, increased reporting, registration and compliance requirements may divert the attention of personnel and the management teams of New Mountain and/or portfolio companies, and may furthermore place us at a competitive disadvantage to the extent that New Mountain or portfolio companies are required to disclose sensitive business information.
We are subject to Anti‑Money Laundering Requirements.
In response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, we will request prospective and existing shareholders to provide additional documentation verifying, among other things, such shareholder's identity and the source of funds used to purchase interests in us. The Adviser may decline to accept a prospective investor's subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation may be made at any time during which a shareholder holds any interest in us. The Adviser may be required to provide this information, or report the failure to comply with such requests, to governmental authorities, in certain circumstances without notifying the shareholder that the information has been provided. The Adviser will take such steps as it determines may be necessary to comply with applicable law, regulations, orders, directives or special measures that may be required by government regulators. Governmental authorities are continuing to consider appropriate measures to implement anti‑money laundering laws and at this point it is unclear what steps the Adviser may be required to take; however, these steps may include prohibiting such shareholder from making further contributions of capital to us, depositing distributions to which such shareholder would otherwise be entitled to an escrow account and causing the withdrawal of such shareholder from us.
The continued geopolitical unrest, terrorist attacks, or acts of war are risks to our financial results.
The continued threat of global terrorism and the impact of military and other action will likely continue to cause volatility in the economies of certain countries and various aspects thereof, including in prices of commodities, and could affect our financial results. Our Portfolio Investments may involve significant strategic assets having a national or regional profile. The nature of these assets could expose them to a greater risk of being the subject of a terrorist attack than other assets or businesses. Any terrorist attacks that occur at or near such assets would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of global events and continued terrorism concerns, insurers significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. As a result of a terrorist attack or terrorist activities in general, we may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.
In addition, various social and political circumstances in the United States and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties. Such events, including rising trade tensions between the United States and China; other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries; the ongoing conflict between Russia and Ukraine; and ongoing conflict in the Middle-East, could adversely affect our business, financial condition or results of operations. In response to the conflict between Russia and Ukraine, the United States and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on our business, financial condition, cash flows and results of operations.
Our use of forward-looking statements or opinions do not guarantee, project, or predict the future and actual events may differ significantly.
Statements contained in this Registration Statement that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of us, the Adviser and/or New Mountain. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. Moreover, certain information contained in this Registration Statement constitutes “forward looking” statements, which often can be identified by the use of forward-looking terminology such as “may,” “can,” “will,” “would,” “seek,” “should,” “could,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” “plan,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Trends and forward-looking statements with respect to economic and market conditions and outlook described herein are based on New Mountain’s opinion and belief. Statements regarding current conditions and analysis of historical trends and events are also based on opinion and belief. No assurance can be given that the views, conditions or trends described herein will occur or continue, since this will depend upon future events and factors outside the control of New Mountain. These trends may not be indicative of future results. Due to various risks and uncertainties, including those set forth herein, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. No statements contained herein constitute a guarantee, projection or prediction of the future and actual events may differ significantly.
We are subject to FOIA and similar laws.
To the extent that the Adviser determines in good faith that, as a result of the Freedom of Information Act ("FOIA"), any U.S. or non‑U.S. governmental public records access law, any state or other jurisdiction's laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, a shareholder or any of its affiliates may be required to disclose information relating to us, our affiliates and/or any entity in which an investment is made (other than certain fund‑level, aggregate performance information as described in the Declaration of Trust), and such disclosure could affect our competitive advantage in finding attractive investment opportunities. The amount of information that is required to be disclosed has increased in recent years, and that trend may continue. To the extent that disclosure of confidential information relating to us or our Portfolio Investments results from Shares being held by public investors, we may be adversely affected. The Adviser may, to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to such shareholder. Without limiting the foregoing, in the event that any party seeks the disclosure of information relating to us, our affiliates, and/or any entity in which an investment is made under FOIA or any such similar law, the Adviser may, in its discretion, initiate legal action and/or otherwise contest such disclosure, which may or may not be successful, and any expenses incurred therewith will be borne by us. Conversely, potential future regulatory changes applicable to investment advisers and/or the accounts they advise could result in New Mountain becoming subject to additional disclosure requirements, the specific nature of which is as yet uncertain.

We may be affected by the risks associated with the European Union.
Following the credit crisis of 2007, the economies of certain Eurozone countries have suffered high unemployment, low or stagnant economic growth, a decline in the real value of living wages, large current account deficits, lack of competitiveness, high government borrowing relative to GDP, and higher interest rates on government bonds - reflecting a perceived risk of being unable to meet future financial obligations. While the devaluation of a nation’s currency would be expected to stimulate competitiveness, reduce unemployment, increase GDP and ultimately raise taxes to reduce a budget deficit, it is not within the control of individual Eurozone countries to devalue the Euro. Without reasonable prospects for growth, and the inability to devalue their national currency, some Eurozone countries have, or have been forced to, reduce public spending on the one hand, which has resulted in lower growth, higher unemployment and lower tax revenues, while at the same time attempting to introduce structural reforms to improve competitiveness over the longer term. Without the means to stimulate economic growth through currency devaluation, critics of the single currency question the suitability of the Euro to function in the diverse economies of the Eurozone and, if a single currency is unsuitable, the risk of the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the Euro entirely. A particularly high level of government debt may be unsustainable for a country that has, and continues to endure, weak economic growth, high unemployment and has yet to implement or benefit from long-term economic reforms. A default on sovereign debt, although now a more remote risk than after the crisis, could have a material impact on economic conditions and market activity in the Eurozone and elsewhere in the European Union (“EU”). For example, default by a participating member state could result in, or contribute to, the defaulting member state ceasing to use the Euro as its national currency, or even provide a stimulus for one or more member states to withdraw from EU membership—any of which would likely have an adverse impact on us. Moreover, any structural instability of the Eurozone would likely have negative implications for the global economy. A potential effect would be an immediate reduction of liquidity for particular investments in economically connected countries, thereby impairing the value of such investments. Volatility in the global credit markets may make it more difficult for issuers and borrowers to obtain favorable financing or refinancing arrangements that may be needed to execute our investment strategy. Uncertainty in the Eurozone could have an adverse effect on us by affecting the performance of our investments and our ability to fulfill our investment objectives.
In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt, which created concerns about the ability of certain nations to continue to service their sovereign debt obligations. Risks resulting from such debt crisis, including any austerity measures taken in exchange for bailout of certain nations, and any future debt crisis in Europe or any similar crisis elsewhere could have a detrimental impact on the global economic recovery, sovereign and non-sovereign debt in certain countries and the financial condition of financial institutions generally. On January 31, 2020, the United Kingdom (the "UK") ended its membership in the European Union ("Brexit"). Under the terms of the withdrawal agreement negotiated and agreed between the UK and the European Union, the UK's departure from the European Union was followed by a transition period (the "Transition Period"), which ran until December 31, 2020 and during which the UK continued to apply European Union law and was treated for all material purposes as if it were still a member of the European Union. On December 24, 2020, the European Union and UK governments signed a trade deal that became provisionally effective on January 1, 2021 and that now governs the relationship between the UK and European Union (the "Trade Agreement"). The Trade Agreement implements significant regulation around trade, transport of goods and travel restrictions between the UK and the European Union. Notwithstanding the foregoing, the longer term economic, legal, political and social implications of Brexit are unclear at this stage and are likely to continue to lead to ongoing political and economic uncertainty and periods of increased volatility in both the UK and in wider European markets for some time. In particular, Brexit could lead to calls for similar referendums in other European jurisdictions, which could cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty could have adverse effects on the economy generally and on our ability to earn attractive returns. In particular, currency volatility could mean that our returns are adversely affected by market movements and could make it more difficult, or more expensive, for us to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential further downgrading of the UK's sovereign credit rating, could also have an impact on the performance of certain investments made in the UK or Europe.

We may be subject to Chinese regulation.
The Chinese government has continued to increase its control over the historically autonomous administrative region of Hong Kong. In June 2019, protests began in connection with an amendment to Hong Kong’s extradition law and continued with increased size and intensity through the end of 2019 and into 2020. These protests resulted in disruptions to businesses in major business and tourist areas of Hong Kong and pushed Hong Kong’s economy into a recession for the first time since the Global Financial Crisis. On June 30, 2020, the National People’s Congress of China passed a national security law (the “National Security Law”), which criminalizes certain offenses including secession, subversion of the Chinese government, terrorism and collusion with foreign entities. The National Security Law also applies to non-permanent residents. There is a risk that the application of the National Security Law to conduct outside Hong Kong by non-permanent residents of Hong Kong could limit the activities of or negatively affect us, New Mountain, or our Portfolio Investments.
The National Security Law has been condemned by the United States, the United Kingdom and several EU countries. On July 14, 2020, the United States signed into law the Hong Kong Autonomy Act (“HKAA”), which introduces sanctions on foreign persons who have “materially contributed” to the Chinese government’s recent actions in Hong Kong as well as on certain foreign financial institutions. Simultaneously, the United States issued an executive order declaring a national emergency with respect to the threat posed by the Chinese government’s actions in Hong Kong, formally suspending or eliminating any differential treatment of Hong Kong under U.S. law, including export control law, and authorizing sanctions on persons determined to be engaged in a broad array of anti-democratic or repressive activity. The United States has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies that it believes have contributed to the Chinese government’s activities in Hong Kong, including on July 20, 2020, adding 11 new Chinese companies to the Department of Commerce’s Entity List. In mid-July the United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. Escalation of tensions resulting from the National Security Law and the response of the international community, including conflict between China and other countries like the United States and United Kingdom, protests and other government measures, as well as other economic, social or political unrest in the future, could adversely impact the security and stability of the region and may have a material adverse effect on countries in which New Mountain, us, our Portfolio Investments or any of their respective personnel or assets are located. In addition, any downturn in Hong Kong’s economy could adversely affect our financial performance and that of our Portfolio Investments, or could have a significant impact on the industries in which we participate, and may adversely affect the operations of New Mountain, us and our Portfolio Investments, including the retention of investment professionals located in Hong Kong.
We may be subject to ongoing conflicts between Russia and Ukraine.
On February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date hereof, the countries remain in active armed conflict. Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus, as well as a number of Russian Oligarchs. The ongoing conflict and the rapidly evolving measures in response could be expected to have a negative impact on the economy and business activity globally (including in the countries in which we invest), and therefore could adversely affect the performance of our Portfolio Investments. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict, and as a result, present material uncertainty and risk with respect to us and the performance of our investments and operations, and our ability to achieve our investment objectives. Similar risks will exist to the extent that any Portfolio Investments, service providers, vendors or certain other parties have material operations or assets in Russia, Ukraine, Belarus, or the immediate surrounding areas.
We may be subject to risks of terrorism.
The continued threat of global terrorism and the impact of military and other action will likely continue to cause volatility in the economies of certain countries and various aspects thereof, including the prices of commodities, and could affect our financial results. Our Portfolio Investments may involve significant strategic assets having a national or regional profile. The nature of these assets could expose them to a greater risk of being the subject of a terrorist attack than other assets or businesses. Any terrorist attacks that occur at or near such assets would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of global events and continued terrorism concerns, insurers significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. As a result of a terrorist attack or terrorist activities in general, we may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.
We may be subject to risks of governmental interventions.
Extreme volatility and illiquidity in markets has in the past led to, and can in the future lead to, extensive governmental interventions in equity, credit and currency markets. Generally, such interventions are intended to reduce volatility and precipitous drops in value. In certain cases, governments have intervened on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have typically been unclear in scope and application, resulting in uncertainty. It is impossible to predict when these restrictions will be imposed, what the interim or permanent restrictions will be and/or the effect of such restrictions on our strategies.
We may be impacted by the October 7th Attacks on Israel and its aftermath.
On October 7th, 2023, Hamas (an organization which governs Gaza, and which has been designated as a terrorist organization by the United States, the United Kingdom, the European Union, Australia and other nations), committed a terrorist attack within Israel (the “October 7th Attacks”). As of the date of this Registration Statement, Israel and Hamas remain in active armed conflict. The ongoing conflict and rapidly evolving measures in response could have a negative impact on the economy and business activity globally (including in countries in which we invest), and therefore could adversely affect the performance of the investments. The severity and duration of the conflict and its future impact on global economic and market conditions (including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to us and the performance of our investments and operations, and our ability to achieve our investment objectives. For example, the armed conflict may expand and may ultimately more actively involve the United States, Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, any of which may exacerbate the risks described above. Similar risks exist to the extent that any portfolio companies, service providers, vendors or certain other parties have material operations or assets in the Middle East, or the immediate surrounding areas. The United States has announced sanctions and other measures against Hamas-related persons and organizations in response to the October 7th Attacks, and the United States (and/or other countries) may announce further sanctions related to the ongoing conflict in the future.
Risks Related to our Relationship with the Adviser and New Mountain
Management of the Fund.
The Adviser, subject to the oversight of our Board, has responsibility for our activities, and, other than as expressly set forth in our Declaration of Trust, shareholders will generally not be able to make investment or any other decisions regarding our management. Other than as set forth herein and in our Declaration of Trust, shareholders have no rights or powers to take part in our management or make investment decisions and will not receive the level of Portfolio Company financial information that is available to New Mountain. Accordingly, no person should purchase a Share unless such person is willing to entrust all aspects of our management to New Mountain and our Board.
The Investment Advisory Agreement and the Administration Agreement were negotiated between related parties. In addition, we may choose not to enforce, waive, or to enforce less vigorously, our respective rights and remedies under these agreements because of our desire to maintain our ongoing relationship with the Adviser, the Administrator and their respective affiliates. Any such decision, however, could cause us to breach our fiduciary obligations to the shareholders.

Transactions with Affiliates.
As a BDC, we are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of the independent members of our Board and, in some cases, of the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and generally we will be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of our Board. The 1940 Act also prohibits us from participating in certain "joint" transactions with certain of our affiliates including New Mountain Finance Corporation, New Mountain Guardian III BDC, L.L.C., New Mountain Guardian IV BDC, L.L.C., New Mountain Guardian IV Income Fund, L.L.C. and NMF SLF I, Inc. and other funds and accounts that the Adviser manages, which could include investments in the same Portfolio Company (whether at the same or closely related times), without prior approval of our Board and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person's affiliates, or entering into prohibited joint transactions (including certain co‑investments) with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers, trustees, investment advisers, sub‑advisers or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any fund or any Portfolio Company of a fund managed by the Adviser, or entering into joint arrangements such as certain co‑investments with these companies or funds without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.
We rely on exemptive relief granted to the Adviser and certain of its affiliates by the SEC that allows us to engage in co‑investment transactions with other affiliated funds of the Adviser, subject to certain terms and conditions. However, while the terms of the exemptive relief require that the Adviser be given the opportunity to cause us to participate in certain transactions originated by affiliates of the Adviser, the Adviser may determine that we will not participate in those transactions and for certain other transactions (as set forth in guidelines approved by our Board) the Adviser may not have the opportunity to cause us to participate.
Conflicts of Interest Related to the Adviser.
Our executive officers and trustees, as well as the current or future investment professionals of the Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our shareholders' interests. The investment professionals of the Adviser and/or New Mountain employees that provide services pursuant to the Investment Advisory Agreement may manage other funds which may from time to time have overlapping investment objectives with our own and, accordingly, may invest in, whether principally or secondarily, asset classes similar to those targeted by us. If this occurs, the Adviser may face conflicts of interest in allocating investment opportunities to us and such other funds. Although the investment professionals endeavor to allocate investment opportunities in a fair and equitable manner in accordance with the Adviser's policies and procedures, it is possible that we may not be given the opportunity to participate in certain investments made by the Adviser or persons affiliated with the Adviser or that certain of these investment funds may be favored over us. When these investment professionals identify an investment, they may be forced to choose which investment fund should make the investment.
While we may co-invest with investment entities managed by the Adviser or its affiliates to the extent permitted by the 1940 Act and the rules and regulations thereunder, the 1940 Act imposes significant limits on co-investment. On October 8, 2019, the SEC issued the Exemptive Order to the Adviser and certain of its affiliates, as amended by a subsequent order granted on August 30, 2022, which superseded a prior order issued on December 18, 2017, which permits us to co-invest in Portfolio Companies with certain funds or entities managed by the Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of our independent trustees make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching by us or our shareholders on the part of any person concerned, and (2)

the potential co-investment transaction is consistent with the interests of our shareholders and is consistent with our then-current investment objectives and strategies.
If the Adviser manages certain other affiliates in the future, we may co-invest on a concurrent basis with such other affiliates, subject to compliance with applicable regulations and regulatory guidance or an exemptive order from the SEC and our allocation procedures. In addition, we pay management and incentive fees to the Adviser and reimburse the Adviser for certain expenses it incurs. As a result, investors in our Shares invest in us on a "gross" basis and receive distributions on a "net" basis after our expenses. Also, the incentive fee payable to the Adviser may create an incentive for the Adviser to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangements. Any potential conflict of interest arising as a result of the arrangements with the Adviser could have a material adverse effect on our business, results of operations and financial condition.
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our investments and our corporate operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with the Adviser’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.
The Adviser’s inability to retain the services of key investment professionals could hurt our performance.
The Adviser’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with the Adviser’s Investment Committee. Accordingly, our success depends to a significant degree upon the contributions of certain key investment professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, private credit investment companies, private credit investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these individuals and they may not remain associated with us. We also do not carry key person life insurance with respect to the Adviser’s key investment professionals. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, investment, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.
The success of this offering is dependent, in part, on the ability of the Adviser to retain key employees and associated persons and to successfully build and maintain a network of Registered Investment Advisers (“RIAs”).
The success of this offering and our ability to implement our business strategy is dependent upon the ability of the Adviser to retain key employees and associated persons and to build and maintain a network of RIAs and other agents. If the Adviser is unable to do either, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. The Adviser’s associated persons may experience conflicts of interest in allocating their time between this offering and other investment products, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the RIAs may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

We do not own the New Mountain name, but we may use it as part of our corporate name pursuant to the terms of the Investment Advisory Agreement between us and the Adviser. Use of the name by other parties or the termination of our license to use the New Mountain name may harm our business.
We have entered into the Investment Advisory Agreement with the Adviser, an affiliate of New Mountain, pursuant to which it will grant us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “New Mountain Private Credit Fund.” Pursuant to the Investment Advisory Agreement, we will have a right to use this name for so long as the Adviser (or another affiliate of the license-holder of the New Mountain name) (the “Licensor”) serves as our adviser (or another advisory entity) and the Adviser remains an affiliate of the Licensor. The Licensor and its affiliates, such as New Mountain, will retain the right to continue using the “New Mountain” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “New Mountain” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, New Mountain or others. We may also be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.
We pay the Adviser and its affiliates substantial fees in return for their services, which could influence the advice provided to us.
The Adviser and its affiliates receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. We pay to the Adviser an incentive fee that is based on the performance of our portfolio and an annual management fee that is accrued monthly and paid quarterly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first business day of the applicable month. Because the incentive fee is based on the performance of our portfolio, the Adviser may be incentivized to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee is determined may also encourage the Adviser to use leverage to increase the return on our investments. In addition, because the base management fee is based on the net assets as of the last day of the applicable quarter, which includes any outstanding borrowings under any credit facilities, the Adviser may be incentivized to recommend the use of leverage or the issuance of additional equity to make additional investments and increase the net assets as of the last day of the applicable quarter. Our compensation arrangements could therefore result in us making riskier or more speculative investments, or relying more on leverage to make investments, than would otherwise be the case. This could result in higher investment losses, particularly during cyclical economic downturns.
Our Investment Advisory Agreement entitles the Adviser to receive an incentive fee based on Pre‑Incentive Fee Net Investment Income regardless of any capital losses. In such case, we may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.
In addition, any Pre‑Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued but not yet received. If a Portfolio Company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not obligated to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in us paying an incentive fee on income we never received.
New Mountain may raise or manage Other New Mountain Clients which could result in the reallocation of New Mountain personnel and the direction of potential investments to such Other New Mountain Clients.
New Mountain reserves the right to raise capital for and manage capital for Other New Mountain Clients, including opportunistic and stabilized and substantially stabilized credit funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, trading investment vehicles, credit funds making non-controlling investments globally, in a particular region outside of the United States or in public and private debt and equity securities, and investment funds that may have the same or similar investment objectives or guidelines as us or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. In particular, we expect that there will be overlap of private credit investment opportunities with certain Other New Mountain Clients that are actively investing and similar overlap with future Other New Mountain Clients. The closing of an Other New Mountain Clients could result in the reallocation of New Mountain personnel, including reallocation of existing investment professionals, to such Other New Mountain Clients. In addition, potential investments that may be suitable for us may be directed toward such Other New Mountain Clients.
The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services the Adviser or New Mountain on more favorable terms than those provided to us.
Certain third-party service providers (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, property managers and investment or commercial banking firms) that provide goods or services to us, New Mountain or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with New Mountain and its other businesses. Such advisors and service providers may be investors in us, affiliates of the Adviser, sources of investment opportunities or co-investors or commercial counterparties or entities in which New Mountain or Other New Mountain Clients have an investment, and payments by us may indirectly benefit New Mountain or such Other New Mountain Clients. Additionally, certain employees of New Mountain or the Adviser may have family members or relatives employed by such advisors and service providers. These relationships could have the appearance of affecting or potentially influencing the Adviser in deciding whether to select or recommend such service providers to perform services for us. In addition, in instances where multiple New Mountain businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other New Mountain affiliates rather than us.
Employees of these affiliates may also receive performance-based compensation in respect of our investments. The fees and expenses of such New Mountain-affiliated service providers (and, if applicable, their employees) will be borne by our investments and there will be no related offset to the management fee we pay to the Adviser. While New Mountain believes that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties, there is an inherent conflict of interest that may incentivize New Mountain to engage its affiliated service providers over a third party.
In addition, we may retain certain affiliates of the Adviser, from time to time, for services relating to the investments or operations, including in-house transactional legal and tax services, accounting services (including but not limited accounting & shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services), treasury services, leveraged purchasing, IT system support, system implementation, risk management services (including but not limited to anti-money laundering and know-your-customer services and monitoring and compliance), compliance related services, including all compliance services provided by New Mountain’s compliance personnel with respect to us, our investments and their activities (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to our activities and the making, holding or disposing of our investments), local and state filing services, asset management and operations, hedging and currency management, fund finance, fund borrowing, environmental, social and governance services, services related to transfers of shares, investor relations services, audit services, public filing requirement services, valuation services, account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, vendor management, operational services, tax services, loan management services, transaction support services, transaction consulting services, and other similar operational matters. Any such arrangements will be at or below market rates.

We expect to have a diverse shareholder group and the interests of our shareholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.
We expect to have a diverse shareholder group. As a result, our shareholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser or its affiliates that participate in the same investments as us. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including with respect to the nature or structuring of investments, which may be more beneficial for one shareholder than for another shareholder, especially with respect to shareholders’ individual tax situations. In addition, we may make investments that may have a negative impact on related investments made by our shareholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers the investment, tax and other objectives of us (including our qualification as a RIC) and our shareholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliates) that participate in the same investments as us, not the investment, tax or other objectives of any shareholder individually. In addition, certain of our shareholders may also be investors in Other New Mountain Clients, including supplemental capital vehicles and co-investment vehicles that invest alongside us in one or more investments, which could create conflicts for the Adviser in the treatment of different investors.
The Adviser may face potential conflicts of interest related to access to and flow of certain information, including material, non-public information.
We, directly or through New Mountain, the Adviser or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Such restrictions could materially adversely affect our investment results.
New Mountain’s internal information barriers that are designed to prevent the flow of certain types of information, including material, non-public, confidential information, from one area or part of New Mountain to another area or group thereof, may restrict the Adviser’s ability to access information even when such information would be relevant to our potential investments. Due to such barriers, disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information, even if another area or group of New Mountain may trade on such information. Therefore, we or the Adviser may not have access to material non-public information in the possession of New Mountain that might be relevant to an investment decision to be made by the Adviser on our behalf, and the Adviser may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Further, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.
The personnel of the Adviser and its affiliates may trade in securities for their own accounts, subject to restrictions applicable to New Mountain personnel.
The officers, directors, members, managers, employees and associated persons (as applicable) of the Adviser and its affiliates may trade in securities and make personal investments for their own accounts, subject to restrictions and reporting requirements as may be required by law and New Mountain policies, or otherwise determined from time to time by the Adviser. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.

Certain principals and employees may be involved in and have a greater financial interest in the performance of other New Mountain funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.
Certain of the principals and employees of the Adviser may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our investment portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts or investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts and other entities. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations. Although the Adviser will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for us. Also, New Mountain personnel are generally permitted to invest in alternative investment funds, private equity funds, credit funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to New Mountain’s Code of Ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or Other New Mountain Clients, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of New Mountain personnel in such other investments could be greater than their financial incentives in relation to us.
We, Other New Mountain Clients and their portfolio entities may engage in permissible political activities with the intent of furthering our or their business interests or otherwise.
We, Other New Mountain Clients and their portfolio entities may, in the ordinary course of our or their respective businesses, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities with the intent of furthering our or their business interests or otherwise. In certain circumstances, there may be initiatives where such activities are coordinated by New Mountain for the benefit of us, Other New Mountain Clients or their portfolio entities. The interests advanced by a portfolio entity through such activities may, in certain circumstances, not align with or be adverse to our interests, the interests of our shareholders or the interests of Other New Mountain Clients or their other portfolio entities. The costs of such activities may be allocated among us, Other New Mountain Clients and their portfolio entities (and borne indirectly by our shareholders). While the costs of such activities will typically be borne by the entity undertaking such activities, such activities may also directly or indirectly benefit us, Other New Mountain Clients, their portfolio entities or New Mountain. There can be no assurance that any such activities will be successful in advancing our interests or the interests of an Other New Mountain Client or a portfolio entity or otherwise benefit such entities.
Additional potential conflicts of interest may arise in the future due to possible future activities.
The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Investment Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, New Mountain and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities. Additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Adviser) will take such actions as we determine appropriate to mitigate the conflict.
Risks Related to our RIC Status and Certain Other Tax Items
If we do not qualify to be taxed as a RIC, we will be subject to tax as a regular corporation and could face a substantial tax liability.
The IRS may audit us and challenge any of the positions taken in regard to its formation, its investments or operations, and such audit may result in an audit of a shareholder’s own tax returns and possibly adjustments to the tax liability reflected thereon.
Although we intend to qualify annually as a RIC under Subchapter M of the Code, no assurance can be given that we will be able to qualify for and maintain our RIC tax treatment. To qualify for and maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to the shareholders, we must meet the annual distribution, source-of-income and asset diversification requirements described below.
•The annual distribution requirement will be satisfied if we distribute dividends to our shareholders during the taxable year equal to at least 90% of our investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) plus 90% of our net interest income excludable under Section 103(a) of the Code. Because we use debt financing, we are subject to an asset coverage ratio requirement under the 1940 Act, and we may be subject to certain financial covenants contained in debt financing agreements (as applicable). This asset coverage ratio requirement and these financial covenants could, under certain circumstances, restrict us from making distributions to our shareholders, which distributions are necessary for us to satisfy the annual distribution requirement. If we are unable to obtain cash from other sources and thus are unable to make sufficient distributions to our shareholders, we could fail to qualify as a RIC and thus become subject to U.S. corporate-level federal income tax (and any applicable state and local taxes).
•The source-of-income requirement will be satisfied if at least 90% of our gross income for each taxable year is derived from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to our business of investing in such stock, securities, or currencies, and (b) net income derived from a Qualified Publicly Traded Partnership.
•The asset diversification requirement will be satisfied if, at the end of each quarter of each taxable year, we diversify our holdings so that (a) at least 50% of the value of our total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of our total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of our total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers that we control and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships. Failure to meet these requirements may result in us having to dispose of certain investments quickly to prevent losing our RIC status. Because most of our investments are intended to be in private companies, and therefore may be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.
If we fail to maintain our RIC status for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to corporate-level U.S. federal income tax (and any applicable state and local taxes). In this event, the resulting taxes could substantially reduce our net assets, the amount of cash available for distribution, and the amount of our distributions, which would have a material adverse effect on our financial performance.

Compliance with RIC requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To qualify as a RIC, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets and the amounts we distribute to our shareholders. Compliance with the RIC requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution.
We could have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as the accretion of original issue discount. This could arise if we receive warrants in connection with the making of a loan and in other circumstances, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contractual PIK arrangements, is included in income before we receive any corresponding cash payments. We also could be required to include in income certain other amounts that we do not receive in cash.
That part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that includes income that has been accrued but not yet received in cash, such as accrued market discount, as well as income attributable to debt instruments with PIK interest, preferred shares with PIK dividends and zero coupon securities. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, and the Adviser has no obligation to refund any fees it received in respect of such accrued income.
Since in certain cases we could recognize income before or without receiving cash representing such income, we could have difficulty meeting the requirement to distribute dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of our investment company taxable income, determined without regard to any deduction for dividends paid, to our shareholders in order to qualify for and maintain our treatment as a RIC. In such a case, we could have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain such cash from other sources, we could fail to qualify as a RIC and thus become subject to corporate-level income tax. See the “Item 1. Business—Certain U.S. Federal Income Tax Considerations” for further information.
Our shareholders could receive our Shares as distributions, which could result in adverse tax consequences to them.
Although we currently do not intend to do so, we are permitted to declare a large portion of a dividend in our Shares at the election of each shareholder. Revenue Procedures issued by the IRS allow a publicly offered regulated investment company to distribute its own shares as a dividend for the purpose of fulfilling its distribution requirements if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is currently required to be at least 20% of the aggregate declared distribution. The IRS has also issued private letter rulings on cash/share dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in Shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, shareholders could be required to pay income taxes with respect to such dividends in excess of the cash dividends received. It is unclear to what extent we will be able to pay taxable dividends in cash and Shares (whether pursuant to IRS Revenue Procedures, a private letter ruling or otherwise).

While we generally expect to qualify as a RIC, we may not qualify as a publicly offered regulated investment company, and in such event, a non-corporate shareholder will be treated as having received a dividend from us in the amount of such shareholder’s allocable share of certain of our expenses.
A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we generally expect to qualify as a RIC, we may not qualify as a publicly offered RIC. If we are a RIC that is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.
We may engage in derivatives transactions, which are subject to tax rules that may affect the character, amount and timing of distributions to shareholders and our status as a RIC.
Certain of our derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described herein.
These rules could therefore affect the character, amount and timing of distributions to shareholders and our status as a RIC. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our Shares.
Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot predict with certainty how any changes in the tax laws might affect it, our shareholders, or our Portfolio Investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our shareholders of such qualification, or could have other adverse consequences.
Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our Shares.
Corporate-level Income Tax
We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).
Special Tax Issues
We expect to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, to preserve our status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Possible Legislative or Other Developments
All statements contained in this Registration Statement concerning the United States federal income tax consequences of any investment in us are based upon current law and the interpretations thereof.  Therefore, no assurance can be given that the currently anticipated United States federal income tax treatment of an investment in us will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of our shareholders.  Additionally, tax authorities in jurisdictions where we maintain investments may increase or materially change their tax laws so as to materially increase the tax burden associated with an investment in us or to force or attempt to force increased disclosure from or about us and/or our shareholders as to the identity of all persons having a direct or indirect interest in us.  Such additional disclosure may take the form of additional filing requirements on our shareholders.
Taxation in Other Jurisdictions
If we make investments in a jurisdiction outside the United States, we may be subject to income or other tax in that jurisdiction.  Any tax incurred in non-United States jurisdictions by us or vehicles through which we invest generally will not be creditable to or deductible by our shareholders.
Special Considerations Relating to Benefit Plan Investors
If the fiduciary of an employee benefit plan or plan subject to the Code or ERISA fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our Shares, the fiduciary could be subject to civil penalties.
There are special considerations that apply to investing in our Shares on behalf of a “benefit plan investor” within the meaning of ERISA, including a pension, profit sharing, 401(k) or other employer-sponsored retirement plan, health or welfare plan, trust, individual retirement account (“IRA”) or “Keogh” plan that are subject to Title I of ERISA or Section 4975 of the Code. If you are investing the assets of any of the entities identified in the prior sentence in our Shares, you should satisfy yourself that, among other matters:
•the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;
•the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
•the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA (to the extent such entity is subject to ERISA) and other applicable provisions of ERISA and the Code;
•the investment will not impair the liquidity of the trust, plan or IRA;
•the investment will not produce “unrelated business taxable income” for the trust plan or IRA;
•our shareholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our Shares constitutes a non-exempt prohibited transaction under Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.
If our assets at any time are deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.
As discussed under “Certain ERISA Considerations,” we intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” (each within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor (the “DOL”), as modified by Section 3(42) of ERISA, as amended from time to time (the “Plan Asset Regulations”)). If, notwithstanding our intent, our assets were deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” under ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us; (ii) the possibility that certain transactions in which we have entered into in the ordinary course of business constitute non-exempt “prohibited transactions” under Title I of ERISA and/or Section 4975 of the Code, and may have to be rescinded; (iii) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iv) the fiduciaries of shareholders that are “benefit plan investors” would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.
If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the “benefit plan investor” any profit realized on the transaction and (ii) reimburse the “benefit plan investor” for any losses suffered by the “benefit plan investor” as a result of the investment. In addition, each “disqualified person” (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a “benefit plan investor” who decides to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or the Adviser. With respect to a “benefit plan investor” that is an IRA that invests in us, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.
Prospective investors that are Plans should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our Shares to any Plan is in no respect a representation by us or any other person associated with the offering of our Shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

ITEM 2. FINANCIAL INFORMATION.
DISCUSSION OF THE FUND’S EXPECTED OPERATING PLANS
Overview
We were formed on August 19, 2024 under the laws of the State of Maryland. We filed an election to be treated as a business development company under the 1940 Act on September 27, 2024, and intend to file an election to be treated as a regulated investment company for federal income tax purposes. As such, we are required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our investment company taxable income and net tax-exempt interest. See “Item 1. Business—Operating and Regulatory Environment” and “Item 1. Business—Taxation as a Regulated Investment Company.” Upon the consummation of the Merger, we will adopt the financial and performance history of Guardian III.
Revenues
We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our Portfolio Companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.
Expenses
Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:
•investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement;
•our allocable portion of overhead and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the compensation of our chief financial officer, chief compliance officer and their respective staffs; (ii) the costs of employee compensation and related taxes, health insurance and other benefits, and such employees’ allocable portion of overhead; and (iii) the costs and expenses of any affiliate of the Administrator incurred by such affiliate on behalf of the Administrator in connection with the Administrator performing its administrative obligations under the Administration Agreement; and
•all other expenses of the Fund’s operations, administrations and transactions.
The Adviser has agreed to advance all of our organization and offering expenses on our behalf through the initial closing of our private offering. Unless the Adviser elects to cover such expenses pursuant to the Expense Support Agreement entered into with the Adviser, we will be obligated to reimburse the Adviser for such advanced expenses upon the initial close of our private offering. See “Item 1. Business—Expense Support Agreement.” Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.
From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

We may also enter into a credit facility or other debt arrangements to partially fund our operations, and could incur costs and expenses including commitment, origination, or structuring fees and the related interest costs associated with any amounts borrowed.
Hedging
We may enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge against interest rate, currency, and/or other credit related risks through the use of futures, swaps, options and forward contracts. These hedging activities are subject to the applicable legal and regulatory compliance requirements; however, there can be no assurance any hedging strategy employed will be successful. We may also seek to borrow capital in local currency as a means of hedging non-U.S. dollar denominated investments.
Financial Condition, Liquidity and Capital Resources
We expect to generate cash from (1) the net proceeds of our continuous private offering of Shares, (2) cash flows from investments and operations, (3) borrowings from banks or other lenders and (iv) any future offerings of our equity or debt securities. Our primary use of cash will be for (1) investments in Portfolio Companies and other investments, (2) the cost of operations (including paying the Adviser and the Administrator), (3) the cost of any borrowings or other financing arrangements and (4) cash distributions to our shareholders.
We have entered into the Investment Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1. Business—Investment Advisory Agreement,” “Item 1. Business—Administration Agreement,” and “Item 1. Business— Payment of Our Expenses.”
We will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary market terms; however, we cannot assure you we will be able to do so. The Fund expects to employ leverage and otherwise incur indebtedness with respect to its portfolio including entry (directly or indirectly) into one or more credit facilities, including asset-based loan facilities, and/or enter into other financing arrangements to facilitate investments, the timely payment of expenses and other purposes. Investors will indirectly bear the costs associated with the establishment of a credit facility and with any borrowings under a credit facility or otherwise.
We may enter into investment commitments through signed commitment letters that may ultimately become investment transactions in the future. We regularly evaluate and carefully consider our unfunded commitments for the purpose of planning our capital resources and ongoing liquidity, including our financial leverage.
Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.
Quantitative and Qualitative Disclosures about Market Risk
We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business—Valuation of Portfolio Securities.”
Critical Accounting Policies
This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with GAAP. The preparation of these financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition to the discussion below, we will describe our critical accounting policies in the notes to our future financial statements.
Fair Value Measurements
The Fund is required to report its investments for which current market values are not readily available at fair value. The Fund values its investments in accordance with FASB ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See “Item 1. Business—Valuation of Portfolio Securities.” for more information on how we value our investments.
Revenue Recognitions
Interest Income
Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
PIK Income
The Fund may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Fund’s statement of operations. If at any point the Fund believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Fund’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Fund has not yet collected cash.
Dividend Income
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Fee Income
The Fund may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.
Non-Accrual Income
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
U.S. Federal Income Taxes
The Fund intends to elect to be taxed as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not have to pay corporate-level federal income taxes on any net ordinary income or net capital gains that the Fund distributes to its shareholders from its tax earnings and profits. To obtain and maintain the Fund’s RIC tax treatment, the Fund must meet certain source-of-income and asset diversification requirements as well as distribute at least 90% of its investment company taxable income in respect of each taxable year to the holders of its Shares.
ITEM 3. PROPERTIES.
New Mountain’s principal executive office is located at 1633 Broadway, 48th Floor, New York, New York 10019. We do not own any real estate. We believe that New Mountain’s present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.
ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
The following table sets forth, as of [●], 2024, the beneficial ownership of each current trustee, the Fund's executive officers, each person known to us to beneficially own 5% or more of the outstanding Shares, and the executive officers and trustees as a group. Percentage of beneficial ownership is based on [●] Shares outstanding as of [●], 2024. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Shares. Ownership information for those persons who beneficially own 5% or more of our Shares is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, the Fund believes that each beneficial owner set forth in the table has sole voting and investment power over such Shares. Unless otherwise indicated, the address of all executive officers and trustees is c/o New Mountain Private Credit Fund, 1633 Broadway, 48th Floor, New York, New York 10019.

	Type of Ownership	Number of Shares Owned	Percentage
Interested Trustees
John R. Kline
Adam B. Weinstein
Independent Trustees
Barbara Daniel
Daniel Hébert
John Malfettone
Executive Officers Who Are Not Trustees
Joseph W. Hartswell
Laura C. Holson
Kris Corbett
All Trustees and Executive Officers as a Group (8 persons)
Five-Percent Shareholders

ITEM 5. TRUSTEES AND EXECUTIVE OFFICERS.
Board of Trustees and Executive Officers
Our business and affairs are managed under the direction of our Board. Our Board appoints our officers, who serve at the discretion of our Board. Our Board has an audit committee, a valuation committee and a nominating and corporate governance committee and may establish additional committees from time to time as necessary.
Our Board consists of five members, three of whom are not "interested persons" of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act and are “independent” as determined by the Board. These individuals are referred to as independent trustees. Each trustee will serve until their resignation, removal, death, or adjudication of legal incompetence or the election and qualification of their successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Our governing documents also give our Board sole authority to appoint trustees to fill vacancies that are created either through an increase in the number of trustees or due to the resignation, removal or death of any trustee.
Trustees
Information regarding our Board is set forth below. The address for each trustee is c/o New Mountain Private Credit Fund, 1633 Broadway, 48th Floor, New York, New York 10019.

Name	Age	Position(s)	Trustee Since
Interested Trustees
John R. Kline	48	Trustee, Chief Executive Officer, President	2024
Adam B. Weinstein	45	Trustee, Executive Vice President	2024
Independent Trustees
Barbara Daniel	58	Trustee	2024
Daniel Hébert	68	Trustee	2024
John Malfettone	69	Trustee	2024
Executive Officers Who Are Not Trustees
Information regarding our executive officers who are not trustees is as follows:

Name	Age	Position(s)
Joseph W. Hartswell	46	Chief Compliance Officer and Corporate Secretary
Laura C. Holson	38	Chief Operating Officer
Kris Corbett	49	Chief Financial Officer and Treasurer
Each executive officer holds office at the pleasure of the Board until their resignation, removal or death or the appointment and qualification of their successor. The address for each executive officer is c/o New Mountain, 1633 Broadway, 48th Floor, New York, New York 10019.
Biographical Information
Trustees
The following is information concerning the business experience of our Board and executive officers. Our Trustees have been divided into two groups—Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” as defined in the 1940 Act. An Independent Trustee is a trustee who is not an “interested person.”

Interested Trustees
John R. Kline has been a trustee of the Fund since September 25, 2024 and has served as our Chief Executive Officer and President since our formation in August 2024. Mr. Kline has also served as chief executive officer of New Mountain Finance Corporation (“NMFC”), New Mountain Guardian III BDC, L.L.C., New Mountain Guardian IV BDC, L.L.C., NMF SLF I, Inc. and New Mountain Guardian IV Income Fund, L.L.C. since January 2023. Mr. Kline also serves as a Managing Director of New Mountain, a director of NMFC since November 2019, the chairman of the board of directors of New Mountain Guardian III BDC, L.L.C. and NMF SLF I, Inc. since 2019 and the chairman of the board of directors of New Mountain Guardian IV BDC, L.L.C. and New Mountain Guardian IV Income Fund, L.L.C. since 2022. He previously served as Chief Operating Officer of NMFC, New Mountain Guardian III BDC, L.L.C. and NMF SLF I, Inc. from 2019 to February 2022. Prior to joining New Mountain in 2008, he worked at GSC Group Inc. ("GSC") from 2001 to 2008 as an investment analyst and trader for GSC Group Inc.'s control distressed and corporate credit funds. From 1999 to 2001, Mr. Kline was with Goldman Sachs & Co. where he worked in the Credit Risk Management and Advisory Group. He currently serves as a director of UniTek Global Services, Inc. Mr. Kline received an A.B. degree in History from Dartmouth College.
Mr. Kline's depth of experience in managerial operational positions in investment management and financial services and as a member of other corporate boards of directors, as well as his intimate knowledge of our business and operations, provides our Board valuable industry- and company-specific knowledge and expertise.
Adam B. Weinstein has served as our Executive Vice President and as a trustee since our formation in August 2024. Mr. Weinstein also serves as a Managing Director and Chief Financial Officer of New Mountain and has been in various roles since joining in 2005. Additionally, Mr. Weinstein serves as executive vice president, chief administrative officer and director of NMFC, executive vice president and director of New Mountain Guardian III BDC, L.L.C., New Mountain Guardian IV BDC, L.L.C., and New Mountain Guardian IV Income Fund, L.L.C, and executive vice president of NMF SLF I, Inc. Prior to joining New Mountain in 2005, Mr. Weinstein was a Manager at Deloitte & Touche LLP and worked in that firm's merger and acquisition and private equity investor services areas. He also currently serves as a director of Bellerophon Therapeutics Inc., Great Oaks Foundation and Victory Education Partners. Mr. Weinstein sits on a number of boards of directors for professional and non-profit organizations. Mr. Weinstein received his B.S. from Binghamton University, is a member of the AICPA and is a New York State Certified Public Accountant.
Mr. Weinstein brings his industry-specific expertise and background in accounting to our Board. This background positions Mr. Weinstein well to serve as our trustee.
Independent Trustees
Barbara Daniel has been a trustee of the Fund since September 25, 2024. She has also served as a director of NMFC and NMF SLF I, Inc. since 2023. Ms. Daniel is a global media and entertainment executive with over 30 years of experience across strategy, mergers and acquisitions and corporate finance. As Chief Strategy Officer for SiriusXM (Nasdaq: SIRI), Ms. Daniel is responsible for driving the company’s overall corporate strategy and for overseeing M&A and strategic investments. Ms. Daniel is also responsible for the Music Licensing business team. She joined SiriusXM in 2012. Prior to that, she served as Senior Vice President, Corporate Treasurer at E*TRADE Financial Corporation (Nasdaq: ETFC), an electronic trading platform, and was Chief Financial Officer at CIFC Asset Management LLC, a corporate and structured credit investment firm. Ms. Daniel also previously served as Managing Director, Investment Banking at JP Morgan Chase advising Telecom, Media and Technology start-ups and Fortune 100 companies. Further, she is a Director on the board of SoundCloud and served as the Chairperson of the Audit Committee for ISOS Capital and held a position on the board of SiriusXM Canada. Ms. Daniel holds a BA degree in Economics from William and Mary University and an MBA from Cornell University - S.C. Johnson Graduate School of Management.
Ms. Daniels brings her experience in corporate finance, mergers and acquisitions, risk management and financial reporting to our Board. This background positions Ms. Daniel well to serve as our trustee.
Daniel B. Hébert has been a trustee of the Fund since September 25, 2024. Mr. Hébert has also served as a director of New Mountain Finance Corporation since 2019 and was previously a director from August 2011 until

March 2012. Starting September 2018, Mr. Hébert served as Chief Executive Officer of Vision One Partners, LLC a FINRA registered broker dealer. Starting March 2022, Mr. Hebert served as the COO & CCO of Vision One Management Partners, LP, a constructive activist hedge fund based in Miami, Florida. From May 2017 through May 2020, Mr. Hébert was the Co-Founder and Chief Operating Officer of Bernstein Equity Partners LLC, a boutique investment banking firm and family office. From October 2013 until April 2017, Mr. Hébert was a Managing Director at Sandler & O’Neill, an investment banking firm.  He served as a Partner and Managing Director at North Sea Partners LLC, an investment banking firm, from 2011 until September 2013. Prior to that he served as a Managing Director at Tri-Artisan Partners, LLC from 2005 through the summer of 2011. Before Tri-Artisan, Mr. Hébert spent approximately seven years as the Head of Merger & Acquisitions at Rabo Bank International. From September 1991 through March 1999, he was a Managing Director in the Corporate Finance Department of BT Alex Brown. Prior to joining BT Alex Brown, Mr. Hébert formed Dakota Capital in February 1991 to acquire a Canadian wine distributor; and from 1985 to 1991, he worked as a Director in the Corporate Finance Department of Salomon Brothers. Mr. Hébert began his career in the Corporate Finance Department at Morgan Stanley in New York in 1982. Mr. Hébert holds a Bachelor of Arts from Acadia University and received his M.B.A. from Richard Ivey School of Business.
Mr. Hébert brings experience in the investment banking industry to our Board. This background positions Mr. Hébert well to serve as our trustee.
John P. Malfettone has been a trustee of the Fund since September 25, 2024. Mr. Malfettone has also served as a director of NMF SLF I, Inc. since 2019. Prior to retirement, he has previously served as the Senior Managing Director at Clayton, Dubilier & Rice ("CD&R"), a global private investment firm based in New York that managed over $28 billion of assets representing over 80 companies across a broad range of industries. Mr. Malfettone joined CD&R in 2010; he was a leader of the CD&R's Portfolio Procurement and Portfolio Insurance Programs. He also served as the Chief Compliance Officer. Previously, from 2004 to 2010, Mr. Malfettone served as a Partner, Chief Operating Officer and Chief Compliance Officer at Oak Hill Capital Partners, a leading U.S. based middle market private equity firm focused on core sectors such as consumer, retail and distribution, industrials, media and communications and services. Prior to joining Oak Hill, he worked for 12 years at General Electric Co. (GE) serving numerous roles since 1990, including that of a Managing Director at GE's private equity business. Before GE, Mr. Malfettone started his career at KPMG in 1977 and was a promoted to partner in 1988. Mr. Malfettone has been a CPA since 1978 and earned his Bachelor of Sciences ("B.S.") in Accounting, magna cum laude, from the University of Connecticut.
Mr. Malfettone brings his experience in investment management, including perspectives related to audit and compliance, as well as potential industry-specific expertise related to various portfolio investments to our Board. This background positions Mr. Malfettone well to serve as our trustee.
Executive Officers Who Are Not Trustees
Joseph W. Hartswell serves as our Chief Compliance Officer and Corporate Secretary. Mr. Hartswell has also served as Chief Compliance Officer and corporate secretary of NMFC, New Mountain Guardian III BDC, L.L.C. and NMF SLF I, Inc. since March 2022, of New Mountain Guardian IV BDC, L.L.C. since May 2022 and of New Mountain Guardian IV Income Fund, L.L.C. since December 2022. Since 2015, Mr. Hartswell has served as a Managing Director and the Chief Compliance Officer of New Mountain. Prior to New Mountain, Mr. Hartswell was the Chief Compliance Officer for Mount Kellett Capital Management LP, a global investment firm focused on distressed, special situations and opportunistic investing. Prior to joining Mount Kellett, Mr. Hartswell was a Director, Asset Management Financial Services Regulatory Practice for PricewaterhouseCoopers LLP ("PwC") where he assisted with the development of compliance programs for hedge funds, private equity funds, venture capital funds, registered investment companies, separate accounts and business development companies. Prior to PwC, Mr. Hartswell was a Vice President and Deputy Chief Compliance Officer for AIG Investments where he assisted with strategies and operational planning for a global asset manager and its SEC registered investment advisers and served as the designated Chief Compliance Officer for products registered under the 1940 Act. Prior to AIG Investments, Mr. Hartswell was a Securities Compliance Examiner for the U.S. Securities and Exchange Commission. Mr. Hartswell holds a Bachelor of Science ("B.S.") in Finance and International Business from the University of Maryland and is a CFA charterholder.

Laura C. Holson serves as our Chief Operating Officer. Ms. Holson has also served as Chief Operating Officer of NMFC, New Mountain Guardian III BDC, L.L.C. and NMF SLF I, Inc. since March 2022, of New Mountain Guardian IV BDC, L.L.C. since May 2022 and of New Mountain Guardian IV Income Fund, L.L.C. since December 2022. Since joining New Mountain in 2009, Ms. Holson has worked on both the private equity and credit deal teams. From 2017 until 2021, Ms. Holson served as Head of Capital Markets; in this capacity, she managed the Firm’s financing activities and relationships across its various product lines. Before joining New Mountain, Ms. Holson worked in Healthcare Investment Banking at Morgan Stanley in New York. Ms. Holson received a B.S. in Economics with concentrations in Finance and Marketing from The Wharton School, University of Pennsylvania, where she graduated magna cum laude.
Kris Corbett serves as our Chief Financial Officer and Treasurer. Mr. Corbett has also served as Chief Financial Officer and Treasurer of NMFC, New Mountain Guardian III BDC, L.L.C., New Mountain Guardian IV BDC, L.L.C., New Mountain Guardian IV Income Fund, L.L.C. and NMF SLF I, Inc. since November 27, 2023. Mr. Corbett previously served as a Senior Vice President, Controller and Treasurer of both Blackstone Private Credit Fund and Blackstone Secured Lending Fund. Prior to joining Blackstone in 2016, Mr. Corbett was a Managing Director at Perella Weinberg Partners where he performed roles in finance, accounting and financial reporting within alternative asset management. Prior to Perella Weinberg Partners, Mr. Corbett held a variety of positions in accounting and financial reporting at King Street Capital Management and Ziff Brothers Investments. He began his career in public accounting at Pricewaterhouse Coopers LLP. Mr. Corbett received a Bachelor of Business Administration in Accounting from University of Massachusetts and is a Certified Public Accountant in the state of New York and a CFA charterholder.
The Role of Board
Our Board monitors and performs an oversight role with respect to our business and affairs, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board sets broad policies for us and approves the appointment of our investment adviser, administrator and officers.
Our corporate governance policies include regular meetings of the independent trustees in executive session without the presence of interested trustees and management over which the chair of the audit committee presides, the establishment of audit, valuation and nominating and corporate governance committees comprised solely of independent trustees and the appointment of a chief compliance officer, with whom the independent trustees meet regularly without the presence of interested trustees and other members of management, for administering our compliance policies and procedures.
We intend to continue to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board’s Role In Risk Oversight
Our Board performs its risk oversight function primarily through (1) its standing committees, which report to the Board, each of which is comprised solely of independent trustees and (2) active monitoring by our chief compliance officer and our compliance policies and procedures.
Our audit committee, valuation committee and nominating and corporate governance committee assist our Board in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements, including the independence of our independent auditors. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating trustees for election by our shareholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.
Our Board performs its risk oversight responsibilities with the assistance of our chief compliance officer. The Board quarterly reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The chief compliance officer’s quarterly report addresses at a minimum:
•the operation of our compliance policies and procedures and our service providers since the last report;
•any material changes to these policies and procedures since the last report;
•any recommendations for material changes to these policies and procedures as a result of the chief compliance officer’s review; and
•any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks.
In addition, the chief compliance officer meets separately in executive session with the independent trustees at least once each year.
We believe that our Board’s role in risk oversight is effective, and appropriate given the extensive regulation to which we are subject as a BDC. We are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited because our asset coverage must equal at least 150.0% immediately after we incur indebtedness. We generally have to invest at least 70.0% of our total assets in “qualifying assets” and are not generally permitted to invest in any Portfolio Company in which one of our affiliates currently has an investment.
We recognize that different board of trustee roles in risk oversight are appropriate for companies in different situations. We intend to continue to re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.
Committees of the Board
Our Board has established an audit committee, a nominating and corporate governance committee and a valuation committee. The members of each committee have been appointed by our Board and will serve until their respective successor is elected and qualifies, unless they are removed or resign. We require each trustee to make a diligent effort to attend all board and committee meetings.
Audit Committee
The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The audit committee is responsible for recommending the selection of, engagement of and discharge of our independent auditors, reviewing the plans, scope and results of the audit engagement with the independent auditors, approving professional services provided by the independent auditors (including compensation therefore), reviewing the independence of the independent auditors and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Ms. Daniel and Messrs. Hébert and Malfettone, each of whom is not an interested person of the Fund for purposes of the 1940 Act. Mr. Malfettone serves as the chair of the audit committee, and our Board has determined that Ms. Daniel and Messrs. Hébert and Malfettone are “audit committee financial experts” as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act, and that each of them meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for determining criteria for service on the Board, identifying, researching and nominating trustees for election by our shareholders, selecting nominees to fill vacancies on our Board or committees of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of our management. The nominating and corporate governance committee considers nominees properly recommended by our shareholders. The members of the nominating and corporate governance committee are Ms. Daniel and Messrs. Hébert and Malfettone, each of whom is not an interested person of the Fund for purposes of the 1940 Act. Ms. Daniel serves as the chair of the nominating and corporate governance committee.
Valuation Committee
The valuation committee operates pursuant to a charter approved by our Board. The charter set forth the responsibilities of the valuation committee. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The valuation committee is composed of Ms. Daniel and Messrs. Hébert and Malfettone, each of whom is not an interested person of the Fund for purposes of the 1940 Act. Mr. Hébert serves as chair of the valuation committee.
Investment Committee
The Adviser’s Investment Committee currently consists of Steven B. Klinsky, John R. Kline, Laura C. Holson, Adam B. Weinstein, Robert A. Hamwee and Robert Mulcare. For biographical information about Messrs. Weinstein and Kline, see “—Biographical Information—Trustees—Interested Trustees.” For biographical information of Ms. Holson, see “—Biographical Information—Executive Officers Who Are Not Trustees.”
Steven B. Klinsky, NMC Founder and CEO, established New Mountain in 1999. Mr. Klinsky also serves as the Chairman of the Board of NMFC. Prior to founding New Mountain Capital, L.L.C., Mr. Klinsky was co-founder of the Leverage Buyout Group of Goldman Sachs & Co. (“Goldman”) (1981-1984), where he helped execute over $3 billion of pioneering transactions for Goldman and its clients. He then joined Forstmann Little and Co. (“Forstmann Little”) as an associate partner (1984-1986) and a general partner (1986-1999), helping to oversee seven private equity and debt partnerships totaling over $10 billion in capital. Mr. Klinsky was the most senior partner of Forstmann Little outside of the Forstmann Little family for a majority of the 1990s. Mr. Klinsky received his B.A. in Economics and Political Philosophy, with high honors, from the University of Michigan in 1976. He received his M.B.A. from Harvard Business School (class of 1979) and his J.D., with honors, from Harvard Law School (class of 1981). He is or has been chairman or a director of numerous corporations and philanthropies.
Robert A. Hamwee, Senior Adviser, joined New Mountain in 2008. Mr. Hamwee is primarily dedicated to the credit business and serves as co-portfolio manager of the private credit strategies. Prior to joining New Mountain, he was President of GSC Group (“GSC”), where he was responsible for managing GSC’s control distressed debt funds. He was with Greenwich Street Capital Partners, the predecessor to GSC from 1994 to 1999. Prior to that, Mr. Hamwee was with The Blackstone Group from 1992 to 1994, where he worked on a wide range of assignments in the Restructuring and Merchant Banking Departments. Mr. Hamwee has chaired numerous creditor committees and bank steering groups. He graduated Phi Beta Kappa from the University of Michigan with a B.B.A. degree in Finance and Accounting in 1992.
Robert Mulcare, Managing Director, joined New Mountain in 2007. He previously worked at McKinsey & Company, where he helped to advise companies across various industries. He is currently a director of OneDigital Health & Benefits, IMA Financial Group, Alpine Intel, Classic Collision, Homrich Berg, Lincoln Investment, MAG Aerospace, Citrin Cooperman Advisors LLC, and Summit Wash Holdings and previously served as a director of ACA Compliance Group, AmWINS Group, and Alight Solutions. He has also been involved in several other New Mountain investments in the financial services, financial technology, and business services sectors including SNL Financial, Incomm Payments, and Stroz Friedberg (now Aon Cyber Solutions). Mr. Mulcare received his A.B., summa cum laude, from the Woodrow Wilson School at Princeton University. He received his Master of Economics, with Highest Honors, from the National University of Ireland while on a George Mitchell Scholarship.
Portfolio Management
Set forth below is information regarding the team of professionals at the Adviser, led by John R. Kline and Lauran C. Holson as portfolio managers, primarily responsible for overseeing the day-to-day operations of the Fund. The Investment Committee currently consists of Steven B. Klinsky, John R. Kline, Laura C. Holson, Adam B. Weinstein, Robert A. Hamwee and Robert Mulcare. The additional credit leadership team at the Adviser is currently comprised of Jack Qian, James Stone III, Josh Porter, Catherine Dunn and Ivo Turkedjiev. The Adviser utilizes a team approach, with decisions derived from interaction among various investment management sector specialists. Under this team approach, management of the Fund’s portfolio will reflect a consensus of interdisciplinary views.
Steven B. Klinsky, see “—Committees of the Board-Investment Committee.”
John R. Kline, see “—Biographical Information—Trustees—Interested Trustees.”
Laura C. Holson, see “—Biographical Information—Executive Officers Who Are Not Trustees.”
Adam B. Weinstein, see “—Biographical Information—Trustees—Interested Trustees.”
Robert A. Hamwee, see “—Committees of the Board-Investment Committee.”
Robert Mulcare, see “—Committees of the Board-Investment Committee.”
Jack Qian, Managing Director, joined New Mountain in 2007. He previously worked in the Global Technology Group at Morgan Stanley. He currently serves on the Board of Directors of Accolite Digital, emids, and 3E. He previously served on the Board of Directors of Blue Yonder, Circana, Cloudmed, Convey Health, Datavant, DRB Systems, Equian, and Sparta Systems. He received his B.A., summa cum laude, in Economics and Mathematics from Yale University.
James Stone III, Managing Director, joined New Mountain in 2011. Mr. Stone is primarily dedicated to New Mountain’s credit business. Prior to joining New Mountain, he worked for The Blackstone Group (“Blackstone”) as a Managing Director of GSO Capital Partners, the firm’s credit business. At Blackstone, Mr. Stone was responsible for originating, evaluating, executing and monitoring various senior secured and mezzanine debt investments across a variety of industries. Before joining Blackstone in 2002, Mr. Stone worked as a Vice President in Lehman Brothers’ Communications and Media Group and as a Vice President in UBS Warburg’s Leveraged Finance Department. Prior to that, Mr. Stone worked at Nomura Securities International, Inc. with the team who later founded Blackstone’s corporate debt investment unit.
Mr. Stone graduated Phi Beta Kappa and received a B.S. in Mathematics and Physics from The University of the South. He later received an M.B.A. with concentrations in finance and accounting from The University of Chicago’s Graduate School of Business.
Josh Porter, Managing Director, Head of Credit Special Situations, joined New Mountain in 2017. Mr. Porter is primarily dedicated to New Mountain’s credit business. Prior to joining New Mountain, he was a Principal of Bayside Capital, the credit and special situations platform of H.I.G. Capital. Prior to joining Bayside in 2012, Mr. Porter worked for Mount Kellett Capital Management, where he focused on distressed credit investing, and for GSC Group, where he focused on middle-market control distressed. He began his career at Citigroup as an Analyst in the Leveraged Finance Group. Mr. Porter received B.A. degrees, magna cum laude, in Economics and Finance from the University of Illinois.
Catherine Dunn, Managing Director, Head of Capital Markets, joined New Mountain in 2019. In 2022, Ms. Dunn was named Head of Capital Markets; in this capacity, she manages the firm’s financing activities and relationships across its various product lines. Prior to joining New Mountain, she worked at Antares Capital LP where she was responsible for financial sponsor coverage. She graduated summa cum laude from Fordham University with a B.S. in Business Administration and a concentration in Finance.

Ivo Turkedjiev, Managing Director, CLO Portfolio Manager, joined New Mountain in 2019. Mr. Turkedjiev is a Portfolio Manager in New Mountain’s credit business, focusing on broadly syndicated leveraged loans and Collateralized Loan Obligations (CLOs). Prior to joining New Mountain, Mr. Turkedjiev was a Portfolio Manager and Senior Trader at Invesco, where he was responsible for existing CLO portfolio management as well as new CLO formation and marketing. At Invesco, he also managed the firm’s CLO investment platform. Prior to joining Invesco, Mr. Turkedjiev was a Leveraged Loan Portfolio Manager and Trader at GSC Group, which he joined in 2003. He began his career in finance in 2001 working in the Leveraged Finance Group at Lehman Brothers. Mr. Turkedjiev received a B.A. degree, summa cum laude, in Economics and Mathematics from Colgate University. He is a CFA charterholder.
Executive Advisory Council
The Adviser may consult New Mountain’s executive advisory council (the “Executive Advisory Council”) from time to time concerning general industry trends, related matters and specific investment diligence. Members of the Executive Advisory Council (i) will not be acting in a fiduciary capacity with respect to the Adviser, the Fund or any Shareholder, (ii) have substantial responsibilities outside of their Executive Advisory Council activities, (iii) are not obligated to devote any fixed portion of their time to the activities of the Fund and (iv) will not be prohibited from engaging in activities which compete or conflict with those of the Fund. The members of the Executive Advisory Council will be entitled to the benefit of certain indemnification and exculpation provisions.
ITEM 6. EXECUTIVE COMPENSATION.
(a)Compensation of Executive Officers
We do not currently have any employees and do not expect to have any employees. Services necessary for our business, including such services provided by our executive officers, will be provided by individuals who are employees of the Adviser, pursuant to the terms of our Investment Advisory Agreement, or through the Administration Agreement. Therefore, our day-to-day investment operations will be managed by the Adviser, and most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Adviser.
None of our executive officers receive direct compensation from us. We will reimburse the Administrator for expenses incurred by it on our behalf in performing its obligations under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staff. Certain of our executive officers, through their ownership interest in or management positions with the Adviser, may be entitled to a portion of any profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of our Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under our Investment Advisory Agreement. The Adviser may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.
(b)Compensation of Independent Trustees
Each of our independent trustees will receive an annual retainer fee of $25,000, payable once per year, if the trustee attends at least 75% of the meetings held during the previous year. In addition, our independent trustees will receive $625 for each regularly scheduled board meeting and $250 for each special board meeting that they participate in. For this purpose, actions taken by written consent relating to matters that supplement or follow up on items covered at regularly scheduled board meetings are treated as special board meetings. Independent trustees will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in each board meeting.
With respect to each audit committee meeting not held concurrently with a board meeting, independent trustees will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in such audit committee meeting. In addition, the chair of the audit committee will receive an annual retainer of $1,875, the chair of the nominating and corporate governance committee will receive an annual retainer of $250 and the chair of the valuation committee will receive an annual retainer of $1,250.

No compensation will be paid to trustees who are “interested persons,” as that term is defined in the 1940 Act.
ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE.
(a)Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons
Investment Advisory Agreement; Administration Agreement
We have entered into the Investment Advisory Agreement with our Adviser pursuant to which we will pay management fees and incentive fees to the Adviser, and we have entered into the Administration Agreement with the Administrator pursuant to which we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement. See “Item 1. Business—Investment Advisory Agreement” and “Item 1. Business—Administration Agreement.” Each of the Investment Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by (i) a majority of the Board, or by the vote of a majority of our outstanding voting securities in the case of the Investment Advisory Agreement, and (ii) a majority of our independent trustees.
Expense Support Agreement
We have entered into the Expense Support Agreement with the Adviser pursuant to which the Adviser may elect to pay Expense Payments on our behalf, provided that no portion of the payment will be used to pay any interest expense of the Fund. See “Item 1. Business—Expense Support Agreement.”
Potential Conflicts of Interest
Valuation Matters
Most of the Fund’s Portfolio Investments are made in the form of securities that are not publicly traded. As a result, the Board determines the fair value of these securities in good faith. In connection with this determination, investment professionals from the Adviser may provide the Board with Portfolio Company valuations based upon the most recent Portfolio Company financial statements available and projected financial results of each Portfolio Company. The participation of the Adviser’s investment professionals in the Fund’s valuation process, and the indirect pecuniary interest in the Adviser by a member of the Board, could result in a conflict of interest as the Adviser’s management fee and incentive fees are based, in part, on the value of the Fund’s assets.
Incentive Fees
The existence of incentive fees may create an incentive for the Adviser to make riskier or more speculative investments on behalf of the Fund than would be the case in the absence of such performance-based compensation, although the commitment of capital by New Mountain professionals to the Fund should somewhat reduce this incentive.
In addition, the manner in which the Adviser’s entitlement to incentive fees is determined may result in a conflict between its interests and the interests of shareholders with respect to the sequence and timing of disposals of investments. For example, the ultimate beneficial owners of the Adviser are generally subject to United States federal and local income tax (unlike certain of the shareholders). The Adviser may be incentivized to operate the Fund, including to hold and/or sell investments, in a manner that takes into account the tax treatment of its incentive fees. Investors should note in this regard that recently enacted tax reform legislation relating to the taxation of carried interest provide for a lower capital gains tax rate in respect of investments held for at least three years. While the Adviser generally intends to seek to maximize pretax returns for the Fund as a whole, the Adviser may nonetheless be incentivized, for example, to hold investments longer to ensure long-term capital gains treatment and/or realize investments prior to any change in law that results in a higher effective income tax rate on its incentive fees.

Other Fees
The Adviser or its affiliates may from time to time receive compensation from a company in which the Fund holds a Portfolio Investment, including monitoring fees, financial arranging services, loan administration or servicing, break-up fees, trustees’ fees and/or other similar advisory fees (collectively, “Transaction Fees”). To the extent the Adviser or its affiliates receive any Transaction Fees, the base management fee (and, if necessary, the incentive fee) shall be reduced by the allocable portion of such fees attributable to the Fund, as determined pro rata based on the amount of capital committed to the relevant Portfolio Investment by the Fund, any other funds or accounts managed by the Adviser and its affiliates and/or any account owned or controlled by the Adviser or an affiliate. Fee Income shall not include any salary, benefits, trustees’ fees, stock options and other compensation granted or paid by Portfolio Companies to (i) Senior Advisors for serving in Portfolio Company roles (and New Mountain may reduce the compensation paid by the Adviser to Senior Advisors who serve in Portfolio Company roles) or (ii) other New Mountain personnel in respect of services performed in an executive management role at a Portfolio Company during a period in which such other personnel was not an employee of New Mountain.
Moreover, New Mountain and its personnel can be expected to receive certain intangible and/or other benefits and/or perquisites arising or resulting from their activities on behalf of the Fund which will not be subject to the management fee offset or otherwise shared with the Fund, its shareholders and/or the Portfolio Companies. For example, airline travel or hotel stays incurred as Fund Expenses typically result in “miles” or “points” or credit in loyalty / status programs, and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to New Mountain and/or such personnel (and not the Fund, its shareholders and/or the Portfolio Companies) even though the cost of the underlying service is borne by the Fund and/or the Portfolio Companies.
Relationship with New Mountain and Other New Mountain Clients; Allocation of Investment Opportunities
Advisory affiliates of New Mountain manage New Mountain Net Lease Partners, L.P. and New Mountain Net Lease Partners II, L.P., each a private fund that invests primarily in North American net lease real estate assets, NMFC, a publicly traded business development company that invests primarily in debt, and New Mountain Guardian Partners II, L.P., New Mountain Guardian Partners II Offshore, L.P., New Mountain Guardian II Master Fund A, L.P. and New Mountain Guardian II Master Fund B, L.P. (collectively, “Guardian II), each a private fund that invests primarily in debt, and NMF SLF I, Inc. (“NMF SLF I”), Guardian III, New Mountain Guardian IV BDC, L.L.C. (“Guardian IV”) and, New Mountain Guardian IV Income Fund, L.L.C. (“Guardian IV Income”), each a private BDC that invests primarily in debt. The Adviser also manages New Mountain Partners II, L.P., New Mountain Partners III, L.P., New Mountain Partners IV, L.P., New Mountain Partners V, L.P., New Mountain Partners VI, L.P. and New Mountain Partners VII, L.P., each a private fund that invests primarily in growth equity transactions, management buyouts, leveraged acquisitions, build-ups, recapitalizations, control restructurings and pre-public offering opportunities. The Adviser also manages New Mountain Strategic Equity Fund I, L.P., a private fund that invests primarily in privately negotiated equity and equity-related strategic minority and other non-control investments. New Mountain may raise other public and private funds, investment vehicles and managed accounts in the future and such Other New Mountain Clients may from time-to-time make investments that would be suitable for the Fund. For example, New Mountain may raise public and private funds focused on investing in collateralized loan obligations and similar securities. In particular, certain debt investments that the Fund would otherwise be able to make may be allocated to NMFC, NMF SLF I, Guardian II, Guardian IV or Guardian IV Income. New Mountain may also establish one or more Other New Mountain Clients with investment objectives similar to, or that overlap with the Fund’s investment objectives (e.g., investment funds established primarily to invest within a particular sector or geography, or with different target returns than the Fund, such as an investment fund focused primarily on private credit investments). For example, New Mountain may establish one or more investment funds or accounts with different target returns than the Fund, such as an investment fund focused primarily on private credit investments, one or more investment funds or accounts for the purpose of investing in and/or alongside one or more Other New Mountain Clients (either on an ad hoc and/or programmatic basis), which may include the Fund, or one or more secondaries funds or fund-of-funds (including secondaries funds or fund-of-funds whose investment objective includes the acquisition of interests in other funds that target investments the same as or substantially similar to those targeted by the Fund). New Mountain will allocate investment opportunities to the Fund and Other New Mountain Clients with overlapping objectives (such as the Other New Mountain Clients described in the preceding sentence) in a manner New Mountain determines to be fair and reasonable, and subject to the terms of the

Fund’s co-investment relief discussed below. As a result of the foregoing, the Fund may participate in certain investment opportunities otherwise suitable for the Fund to a lesser or extent, or not at all. New Mountain will make such allocation determinations based on expectations that will, in certain circumstances, prove inaccurate. Such determinations are largely subjective and New Mountain will have significant latitude in making such determinations. Information unavailable to New Mountain, or circumstances not foreseen by New Mountain at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that New Mountain determines to be consistent with the return objectives of an Other New Mountain Client rather than the Fund’s return objectives may ultimately generate an actual return that would have been appropriate for the Fund. Conversely, an investment that New Mountain expects to be consistent with the Fund’s return objectives may, in certain circumstances, fail to achieve them. In addition, there may be circumstances when New Mountain considers a potential private investment in a Portfolio Company on behalf of the Fund, determines not to make such private investment and an investment is eventually made in such Portfolio Company by Other New Mountain Clients. In these circumstances, another New Mountain client may benefit from research by the Fund’s Investment Team and or from costs received by the Fund in pursuing the potential Portfolio Investment but will not be required to reimburse the Fund for expenses incurred in connection with such investment.
Depending on the availability of such investment and other appropriate factors, the Fund may invest from time to time alongside one or more Other New Mountain Clients in investments that are suitable for both the Fund and such Other New Mountain Clients. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Adviser’s allocation procedures. Participating in Portfolio Investments alongside such Other New Mountain Clients will subject the Fund to a number of risks and conflicts. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for the Fund and such Other New Mountain Clients may not be the same. Additionally, the Fund and such Other New Mountain Clients will generally have different investment periods or expiration dates and/or investment objectives (including return profiles) and New Mountain, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by the Fund and such Other New Mountain Clients). Such Other New Mountain Clients may also have certain governance rights for legal, regulatory or other reasons that the Fund will not have. As such, the Fund and/or such Other New Mountain Clients may dispose of any such shared investment at different times and on different terms, and investors therein may receive different consideration than is offered to the shareholders (e.g., some or all shareholders may receive cash whereas other shareholders and investors in Other New Mountain Clients may be provided the opportunity to receive distributions in kind in lieu thereof). At times, a transaction counterparty will, in certain circumstances, require facing only one fund entity, which can be expected to result in, (i) if the Fund is a direct counterparty to a transaction, the Fund being solely liable with respect to its own share as well as Other New Mountain Clients’ shares of any applicable obligations (without compensation), or (ii) if the Fund is not the direct counterparty, the Fund having a contribution obligation to the relevant Other New Mountain Client. Alternatively, a counterparty may agree to face multiple funds, which could result in the Fund being jointly and severally liable alongside Other New Mountain Clients for the full amount of the applicable obligations.
In respect of certain investments where terms other than price are subject to negotiation, the Fund will only be able to co-invest with Other New Mountain Clients in accordance with the terms of the Exemptive Order issued by the SEC, which requires among other things the consent of the Fund’s Board and the board of any other BDC participating in the transaction. Similarly, the Fund will be restricted in its ability to dispose of certain investments in Portfolio Companies that were acquired in accordance with the terms of the Exemptive Order. As a result, the Fund may be forced to forgo certain investment or disposition opportunities that would otherwise be attractive for it to the extent the opportunity is not permitted under the 1940 Act. Where the terms of the exemptive relief granted by the SEC are met, including consent of the Board and the board of any other BDC participating in the transaction, the Fund will typically invest alongside Other New Mountain Clients in accordance with the terms of the Adviser’s allocation policy. For the avoidance of doubt, the Fund is not required to comply with the terms of the Exemptive Order for investment opportunities where the only term negotiated is price. In such cases, the Fund may participate in such co-investment opportunities consistent with the Adviser’s allocation procedures.

For purposes of investments that the Adviser and its affiliates intend to make (or hold, if applicable) at the same time and on the same terms by the Fund, co-investment vehicles (including committed co-investment vehicles) or any Other New Mountain Clients, New Mountain looks to the underlying instrument in which an investment is made (for example, the price thereof), and not any leverage that the Fund or any Other New Mountain Client may have applied with respect to such investment at any level. As a result of the foregoing, the terms of the Fund’s Portfolio Investments and the investment performance thereof may ultimately be materially different than the same with respect to co-investment vehicles (including committed co-investment vehicles) or any Other New Mountain Clients.
The Adviser will have no obligation to purchase or sell a security for, enter into a transaction on behalf of, or provide an investment opportunity to, the Fund or Other New Mountain Client solely because the Adviser or its affiliates purchase or sell the same security for, enters into a transaction on behalf of, or provide an opportunity to, an Other New Mountain Client or the Fund if, in its reasonable opinion, such security, transaction or investment opportunity does not appear to be suitable, practicable or desirable for the Fund or the Other New Mountain Clients.
Conflicts Related to Other New Mountain Businesses, Activities and Relationships
New Mountain’s alternative investment platform includes managing assets across its private equity, credit and real estate strategies. In addition, New Mountain may in the future seek to engage in different investment strategies or lines of business beyond those it currently provides.
To the extent that the Fund holds or seeks to hold interests in a Portfolio Company that are different than those held or sought to be held in the same Portfolio Company by such Other New Mountain Clients, other investment vehicles, accounts and clients of New Mountain and the Adviser, New Mountain may be presented with decisions involving circumstances where the interests of such Other New Mountain Clients are in conflict with those of the Fund. Furthermore, it is possible the Fund’s interest may be extinguished, pre-paid, subordinated or otherwise adversely affected by virtue of such Other New Mountain Clients’ involvement and actions relating to its investment. In addition, the 1940 Act may limit the Fund’s ability to undertake certain transactions with its affiliates, including other funds that are registered under the 1940 Act or regulated as business development companies under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “principal” or “joint” transactions with such affiliates, which could include investments in the same Portfolio Company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund, including because New Mountain may be incentivized to avoid making Fund investments in Portfolio Companies in which Other New Mountain Clients may seek to invest in the future.
Minority Investors in New Mountain
Affiliates of Blackstone Inc. (“Blackstone”) acquired a passive minority interest in New Mountain Capital Group, L.P. (which is the sole member of the Adviser) and affiliated general partner vehicles in the beginning of the fourth quarter of 2018. Blackstone has no involvement in the day-to-day operations or investment decisions of the Adviser.
In addition, the Adviser has entered in an agreement with Blackstone Advisory Partners L.P., an affiliate of Blackstone (“BAP”), whereby BAP may, in consultation with the Adviser, refer prospective investors to the Fund and certain Other New Mountain Clients. BAP is not entitled to receive any fees from the Adviser, its affiliates or any other person or entity in connection with such referrals.
Additionally, Portfolio Companies may enter into agreements regarding group procurement, benefits management, purchase of title and/or other insurance policies (which may include brokerage and/or placement thereof), with Blackstone, and Portfolio Companies may also participate in other operational, administrative or management related initiatives with Blackstone that the Adviser believes will benefit participating Portfolio Companies. Some of these arrangements may result in commissions, discounts, rebates or similar payments to Blackstone, its affiliates, or Blackstone funds or accounts or their portfolio companies. Because such amounts are not received by the Adviser, any of their respective affiliates or any employee of the foregoing, such amounts will not offset the management fee. Accordingly, neither the Fund nor the shareholders will receive the benefit of any such amounts.

Co-Investments
The Adviser and its affiliates may, from time to time, subject to applicable law and conditions of the Adviser’s Exemptive Order for co-investment under the 1940 Act, offer one or more shareholders or investors in other accounts and/or other third-party investors the opportunity to co-invest with the Fund in particular investments, including through one or more co-mingled funds designed for co-investment with the Fund. Except as otherwise agreed with any individual shareholders, the Adviser and its affiliates are not obligated to arrange co-investment opportunities, and no shareholders will be obligated to participate in such an opportunity. The Adviser and its affiliates have sole discretion as to the amount (if any) of a co-investment opportunity that will be allocated to particular shareholders or vehicles in which shareholders participate and may allocate co-investment opportunities instead to investors in other accounts or to third parties. The Adviser or its affiliates may receive fees and/or allocations from co-investors, which may differ as among co-investors (and certain co-investors or co-investment vehicles may not be charged any fees), and also may differ from the fees borne by the Fund.
Allocation of Personnel
The Adviser shall cause its personnel to devote such time as shall be reasonably necessary to conduct the business affairs of the Fund in an appropriate manner. New Mountain personnel, including those responsible for the affairs of the Fund, have commitments to, and may work on other projects unrelated to, the Fund, including the Other New Mountain Clients contemplated herein. Such personnel may also (i) serve as members of the boards of directors of various public and private companies other than Portfolio Companies and retain fees for such services for such person’s own account, (ii) engage in such civic, trade association (or similar organization), industry and charitable activities as such person shall choose, (iii) conduct and manage such person’s personal and family investment and related activities and (iv) engage in any other activities not prohibited by the Declaration of Trust. Conflicts may arise as a result of such other activities and in allocating management time services and functions. The possibility exists that such companies could engage in transactions which would be suitable for the Fund, but in which the Fund might be unable to invest.
Conflicts Related to Portfolio Investments
Officers, employees and Senior Advisors of New Mountain may serve, and certain shareholders may serve, as directors of certain Portfolio Investments and, in that capacity, will be required to make decisions that consider the best interests of such Portfolio Investment and its shareholders. In certain circumstances, for example in situations involving bankruptcy or near-insolvency of a Portfolio Company, actions that may be in the best interest of the Portfolio Investment may not be in the best interests of the Fund, and vice versa. Accordingly, in these situations, there will be conflicts of interest between such individual’s duties as an officer or employee of New Mountain, or as a shareholder, and such individual’s duties as a director of the Portfolio Company. A Portfolio Company may enter into transactions with another Portfolio Company or a portfolio company of another New Mountain product. If an issuer in which the Fund and a New Mountain-managed or sponsored fund or other investment vehicle hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including conflicts over proposed waivers and amendments to debt covenants and other terms).
The Fund’s Portfolio Companies may be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of Other New Mountain Clients that, although New Mountain determines to be consistent with the requirements of such funds’ governing agreements, may not have otherwise been entered into but for the affiliation with New Mountain, and which may involve fees and/or servicing payments to New Mountain-affiliated entities which are not subject to the Management Fee offset provisions. For example, New Mountain may, like other private equity firms, in the future cause Portfolio Companies and portfolio companies of Other New Mountain Clients to enter into agreements regarding group procurement, benefits management, data management and/or mining, technology development, purchase of title and/or other insurance policies (which may be pooled across portfolio companies and discounted due to scale) and other similar operational initiatives that may result in fees, commissions or similar payments and/or discounts being paid to the Adviser or its affiliates, or a portfolio company, including related to a portion of the savings achieved by the portfolio company.

Portfolio companies of Other New Mountain Clients may do business with, support, or have other relationships with competitors of the Fund’s Portfolio Companies, and prospective investors should not assume that Other New Mountain Clients or companies related to or otherwise affiliated with New Mountain will only take actions that are beneficial to or not opposed to the interests of the Fund and its Portfolio Companies. For example, it is possible that one or more Portfolio Companies of the Fund may look to buy or sell a business or asset to or from a portfolio company of an Other New Mountain Client (or to or from an Other New Mountain Client itself), or Portfolio Companies may buy or lease property from, or sell property to, Other New Mountain Clients (or the Fund may acquire a Portfolio Company that currently leases property from an Other New Mountain Client). Such transactions involve inherent conflicts of interest (including with respect to the pricing of potential Portfolio Investments, and/or the price and terms of any such lease) and there can be no assurance that such conflicts of interest will be ameliorated in a manner favorable to the Fund or its Portfolio Companies. In addition, it is possible that a portfolio company of the Fund or of an Other New Mountain Client or a company in which the Fund or an Other New Mountain Client has an interest will compete with the Fund for one or more investment opportunities that fall within the Fund’s investment strategy and objective. Conversely, it is possible that an Other New Mountain Client or a portfolio company thereof will compete with a Portfolio Company of the Fund for one or more investment opportunities that are suitable for that Portfolio Company of the Fund. In such situations, there can be no assurance that the Fund or its Portfolio Companies, as applicable, will ultimately be able to participate in these investment opportunities as such opportunities will be regarded to have been presented to the Fund’s portfolio company or to the Other New Mountain Client or its portfolio company, as applicable, and not the Adviser, or any of their respective directors, officers, members, partners or employees.
Additionally, Other New Mountain Clients may hold equity or other investments in companies or businesses (even if they are not “affiliates” of New Mountain) that provide services to or otherwise contract with Portfolio Companies of the Fund. In connection with such relationships, New Mountain may also make referrals and/or introductions to Portfolio Companies (which may result in financial incentives (including additional equity ownership) and/or milestones benefitting New Mountain that are tied or related to participation by Portfolio Companies). The Fund and its shareholders will not share in any fees or economics accruing to New Mountain as a result of these relationships and/or participation by Portfolio Companies.
Executives of the Fund’s Portfolio Companies and the portfolio companies of Other New Mountain Clients may provide services for New Mountain, the Fund, other Portfolio Companies or portfolio companies of an Other New Mountain Client. For example, a portfolio company executive may serve in a deal sourcer role with respect to the Fund and receive compensation (including transaction-related compensation) that would be borne by the Fund, or a portfolio company executive may enter into an information sharing arrangement under which the portfolio company executive is compensated by the Fund or New Mountain (or the other Portfolio Company or portfolio company of the Other New Mountain Client) for his or her services. Such amounts will not offset the Management Fee. In other cases the relationships are more informal and the services may be provided for no compensation.
For the avoidance of doubt, contracts and transactions described in the Declaration of Trust will be deemed to be contemplated and approved for all purposes of the Declaration of Trust, even if the specific pricing, quantum or other terms of such transactions are not described in the Declaration of Trust or this Registration Statement. Accordingly, the terms of such transactions will not be subject to any requirement that they be effected on an arm’s-length basis and on terms which are no less favorable to the Fund or a Portfolio Company than would be obtained in a transaction with an unaffiliated party, and as a result such transactions, fees and expenses may be higher than would be obtained in a transaction with an unaffiliated party, potentially materially so.
Diverse Shareholder Group
The shareholders are expected to be based in a wide variety of jurisdictions and take a wide variety of forms. The shareholders may have conflicting regulatory, investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles may relate to or arise from, among other things, the nature of Portfolio Investments made by the Fund and other such partnerships, the selection, structuring, acquisition and management of Portfolio Investments, the timing of disposition of Portfolio Investments, internal investment policies of the Adviser and shareholders and target risk/return profiles of shareholders. As a consequence, conflicts of interest may arise in connection with the decisions made by the Adviser, including with respect to the nature or structuring of Portfolio Investments that may be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Fund may make Portfolio Investments which have a negative impact on related investments made by the shareholders in separate transactions. In selecting and structuring Portfolio Investments appropriate for the Fund, the Adviser will generally consider the investment and tax objectives of the Fund and the shareholders as a whole, and not the investment, tax or other objectives of any Shareholder individually. In addition, certain shareholders may also be limited partners in other New Mountain funds, including co-investment vehicles that may invest alongside the Fund in one or more investments. It is also possible that the Fund or the Fund’s Portfolio Companies may be counterparties (such counterparties dealt with on an arm’s-length basis) or participants in agreements, transactions, or other arrangements with a Shareholder or an affiliate of a shareholder. Such shareholders described in the previous two sentences may therefore have different information about New Mountain and the Fund than shareholders not similarly positioned.
Joint Venture Partners
In certain instances, the Adviser may seek to make Portfolio Investments involving one or more joint venture partners, and joint venture partners and other third parties may co-invest with the Fund with respect to certain investments. There can be no assurance that New Mountain’s relationship with any existing joint venture partners will continue or that suitable joint venture partners will be found with respect to the Fund’s investments. To the extent a dispute arises between New Mountain and such joint venture partners, the Fund’s Portfolio Investments relating thereto may be affected.
Investments by New Mountain Principals and Employees in the Fund and Other Accounts
The New Mountain principals and employees may choose to personally invest, directly and/or indirectly, in the Fund. Investments by the New Mountain principals and employees in the Fund could incentivize the principals and employees to increase or decrease the risk profile of the Fund.
Investments in Securities by Adviser Personnel
The New Mountain Code of Ethics places restrictions on personal trades by employees, including that they disclose their personal securities holdings and transactions to New Mountain on a periodic basis, and requires that employees pre-clear certain types of personal securities transactions. The Adviser, its affiliates and their respective employees may give advice or take action for their own accounts that may differ from, conflict with or be adverse to advice given or action taken for the Fund.
Investments in Debt Obligations of Issuers
Issuers of debt obligations in which the Fund invests may agree to pay for some expenses that would otherwise be expenses of the Adviser, including, without limitation, administrative and overhead expenses. While the Adviser will act in a manner consistent with its fiduciary duties to the Fund, payments of such expenses by such issuers may present a conflict of interest.
Allocation of Expenses Among Accounts and Co-Investors
The Adviser seeks to fairly allocate expenses among the accounts, including the Fund, and any co-investors. Generally, Accounts and co-investors that own an investment will share in expenses related to such investment, including expenses originally charged solely to any Account. However, it is not always possible or reasonable to allocate or re-allocate expenses to a co-investor, depending upon the circumstances surrounding the applicable investment (including the timing of the investment) and the financial and other terms governing the relationship of the co-investor to the Accounts with respect to the investment, and, as a result, there may be occasions where co-investors do not bear a proportionate share of such expenses. In addition, where a potential investment is contemplated but ultimately not consummated, potential co-investors generally will not share in any expenses related to such potential investment, including expenses borne by any Account with respect to such potential investment. Similarly, there may be circumstances when New Mountain has considered a potential equity investment in a portfolio company on behalf of an Account, has determined not to make such equity investment and a debt investment is eventually made in such portfolio company by the credit funds, NMFC, the Fund or other investment vehicles sponsored by New Mountain. In these circumstances, the credit funds, NMFC, the Fund or such other vehicles may benefit from research by New Mountain’s investment team and/or from costs borne by the applicable Account in pursuing the potential Portfolio Investment, but will not be required to reimburse such Account for expenses incurred in connection with such investment.
Cross Transactions
To the extent permitted by the 1940 Act, including Rule 17a-7 thereunder, the Adviser may determine that it would be in the best interests of the Fund and one or more other accounts to transfer a security from one Account to another (each such transfer, a “Cross Transaction”) for a variety of reasons, including, without limitation, tax purposes, liquidity purposes, to rebalance the portfolios of the Accounts, or to reduce transaction costs. If the Adviser decides to engage in a Cross Transaction, the Adviser will determine that the trade is in the best interests of both of the Accounts involved and take steps to ensure that the transaction is consistent with the duty to obtain best execution for each of those Accounts.
Among other things, one or more subsidiaries of the Fund may offer to other accounts participations in and/or assignments or sales of loans (or interests therein) that the subsidiaries have originated or purchased. In the event of such an offer, the price of the participation, assignment or sale will be based on the current market price of such loans and ascertained in a manner required by the 1940 Act. Further, the decision by such other accounts to accept or reject the relevant subsidiary’s offer will be made by a party independent of the Adviser, such as a loan acquisition committee.
Principal Transactions
To the extent that Cross Transactions may be viewed as principal transactions (as such term is used under the Advisers Act) due to the ownership interest in an Account by the Adviser or its personnel, the Adviser will comply with the requirements of Section 206(3) of the Advisers Act. In connection with principal transactions, Cross Transactions, related-party transactions and other transactions and relationships involving potential conflicts of interest, the Adviser will consult with the Board on such Cross Transactions; provided that the Adviser will not consult with the Board or the shareholders for the sale of a loan to, or the purchase of a loan from, other accounts that are not principal accounts. Cross Transactions may be made when the Adviser determines that it is in the best interests of the Fund and other accounts to effectuate such trades. The Board may be consulted prior to or contemporaneous with, or subsequent to, the consummation of a Cross Transaction. In no event will any such transaction be entered into unless it complies with applicable law. The Board may be exculpated and indemnified by the Fund.
Proxy Voting Policy
In compliance with Rule 206(4)-6 under the Advisers Act, the Adviser has adopted proxy voting policies and procedures. The general policy is to vote proxy proposals, amendments, consents or resolutions (collectively, “Proxies”), in the best interests of its clients.
Because the Fund’s investment program primarily involves investing through privately negotiated transactions, the Adviser typically is not presented with traditional Proxy votes.
On the rare occasion the Fund is asked to decide on matters involving voting its ownership interest in a Portfolio Investment, the Adviser will seek to vote the Fund’s Proxies in the best interest of the Fund. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by the Fund. Although the Adviser will generally vote against proposals that may have a negative impact on the Fund’s portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.
The Proxy voting decisions of the Adviser are made by the senior officers who are responsible for monitoring the Fund’s investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a Proxy vote; and (b)

employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.
The Adviser has identified one potential conflict of interest between the Fund’s interests and its own arising from its Proxy voting process. From time to time, the Adviser may be in a position where it must vote to approve certain directors’ participation on the boards of public companies in which the Fund invests. Since the Adviser’s employees are permitted to participate on public company boards (upon notification to, or approval by, the chief compliance officer, as applicable) there may be situations where the Adviser has a decision as to whether to vote in favor of, or against, a public company director that is also compensated as an employee. If the Adviser determines that it may have, or is perceived to have, a conflict of interest when voting Proxies, the Adviser will either (i) convene a Proxy voting committee to address conflicts or (ii) refrain from voting when doing so is in the Fund’s best interest.
Side Letter Agreements
The Fund, and in certain cases the Adviser, will have the discretion to modify the application of, or grant special or more favorable rights with respect to, any provision of the Fund’s governing documents to the extent permitted by applicable law to shareholders or certain financial intermediaries. Certain such modifications or grants of special or more favorable rights may also be effected by the Fund, and, in certain cases, the Adviser, through side letter agreements. Although certain shareholders may invest in the Fund with different material terms, the Fund and the Adviser will only offer such terms if they believe other shareholders of the Fund will not be materially disadvantaged.
The Adviser Does Have Different Compensation Arrangements with Other Accounts
The Adviser could be subject to a conflict of interest because varying compensation arrangements among the Fund and other accounts could incentivize the Adviser to manage the Fund and such other accounts differently. These and other differences could make the Fund less profitable to the Adviser than certain other accounts.
Service Providers
The service providers or their affiliates (including any administrators, lenders, brokers, attorneys, consultants, accountants, appraisers, valuation experts, tax advisors, servicers, asset managers and investment banking firms) of the Fund, New Mountain or any of their affiliates may also provide goods or services to or have business, personal, political, financial or other relationships with New Mountain, the Adviser or their affiliates. Such service providers may be investors in the Fund, affiliates of the Fund and/or the Adviser and/or sources of investment opportunities and co-investors or counterparties therewith. These relationships may influence the Adviser in deciding whether to select or recommend such a service provider to perform services for the Fund or a Portfolio Company or to have other relationships with New Mountain. Notwithstanding the foregoing, investment transactions for the Fund that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to the Fund. Additionally, misconduct by service providers (such as the improper use or disclosure of confidential information which could result in litigation or serious financial harm by limiting the Fund’s business prospects or future activities), which the Adviser may not be able to detect and prevent, could cause significant losses to the Fund.
Self-Administration of the Fund
The Administrator, solely or through the use of any third party sub-administrator, may provide all or any part of fund administration services (including the valuation of the Fund’s assets) to the Fund. Any costs for providing these services will not be included in the management fee and would be paid separately by the Fund. The Adviser’s ability to determine the fund administration fee the Administrator receives from the Fund creates a conflict of interest. The Adviser addresses this conflict by reviewing its fund administration fee as the Adviser believes is appropriate to ensure that it is fair and comparable to equivalent services that could be performed by a non-affiliated third party, at a rate negotiated on an arm’s length basis.

Brokerage Arrangements
Depending upon market conditions and the types of financial instruments purchased and sold by the Fund, the Fund may or may not utilize broker-dealers. To the extent that the Fund effects any transaction through a broker-dealer, the Fund may elect to use one or more prime brokers or other broker-dealers for the Fund’s transactions. The Fund generally does not expect to enter into transactions in which commissions are charged, but in the event of any commission-based transaction, the Fund will attempt to negotiate the lowest available commission rates commensurate with the particular services provided in connection with the transaction. Consequently, the Fund may select broker-dealers that charge a higher commission or fee than another broker-dealer would have charged for effecting the same transaction. The selection of a broker-dealer will be made on the basis of best execution as determined by the Adviser in its sole discretion, taking into consideration a number of factors, which may include, among others, commission rates, reliability, financial responsibility, strength of the broker-dealer and the ability of the broker-dealer to efficiently execute transactions, the broker-dealer’s facilities, and the broker-dealer’s provision or payment of the costs of research and other services or property that will be of benefit to the Fund, the Adviser, or other accounts to which the Adviser or any of its affiliates provides investment services.
In addition, the Adviser may be influenced in its selection of broker-dealers by their provision of other services, including but not limited to capital introduction, marketing assistance, information technology services, operations and operating equipment and other services or items. Such execution services, research, investment opportunities or other services may be deemed to be “soft dollars.” In the event that either of the Adviser enters into “soft dollar” arrangements, it will do so within the “safe harbor” of Section 28(e) of the U.S. Commodity Exchange Act, as amended.
Research and Other Soft Dollar Benefits
New Mountain has no written, third party “soft dollar” arrangement with any broker-dealer at present, but it may utilize both third party and proprietary research and cause the Fund or Other New Mountain Products to pay commissions (or markups or markdowns) higher than those charged by other broker dealers in return for proprietary soft dollar benefits. In so doing, New Mountain has an incentive to select or recommend the broker-dealer based on its interest in receiving research or other products or services because New Mountain would not have to pay for such research or services directly.
The Fund or Other New Mountain Products may and will bear more or less of the costs of “soft dollar” or other research than Other New Mountain Products who benefit from such products or services. These research products or services may and will also benefit and be used to assist Other New Mountain Products. In addition, research generated for New Mountain’s credit strategy will be used to benefit other New Mountain investment strategies and vice versa.
In the event that New Mountain does enter into a “soft dollar” arrangement, the follow policy will apply to New Mountain’s “soft dollar” practices:
In selecting a broker for any transaction or series of transactions, New Mountain may consider a number of factors. Where best execution may be obtained from more than one broker, New Mountain may purchase and sell securities through brokers that provide research, statistical and other information, although not all Funds may in every instance be the direct beneficiaries of the research services provided. Research furnished by brokers may include, but is not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and analysis of corporate responsibility issues. Such research services are received primarily in the form of written reports, telephone contacts and personal meetings with security analysts.
Placement Agents
Placement agents that solicit investors on behalf of the Fund are subject to a conflict of interest because they will be compensated in connection with their solicitation activities. This conflict applies as well to nominees that are compensated by the Adviser in connection with the investment of their clients’ assets in the Fund.

Outside Statements
The Adviser and its affiliates and employees have made, and may in the future make, oral and written statements or expressions of intent or expectation to investors in the Fund or their affiliates or acknowledge statements by such persons (“Outside Statements”) regarding the Fund or New Mountain’s activities pertaining thereto. These may include, for example, the anticipated or expected allocation and terms of co-investment opportunities, the anticipated or expected allocation of investment opportunities to the Fund generally and other topics often addressed in legally binding side letters. Although such Outside Statements are not legally binding, such Outside Statements may influence allocation and other decisions of the Adviser and its affiliates and employees with respect to the operations and investment activities of the Fund and may influence a prospective investor’s decision as to whether to invest in the Fund. By virtue of not being legally binding obligations, such Outside Statements will not be considered side letters for purposes of any most-favored-nation’s provisions in actual side letters of the Fund. There can be no assurance that any such arrangements will not have an adverse effect on the Fund or any shareholder.
Certain Business Relationships
Certain of our current trustees and officers are trustees or officers of the Adviser.
In the ordinary course of business, the Fund may enter into transactions with Portfolio Companies that may be considered related party transactions. In order to ensure that the Fund does not engage in any prohibited transactions with any persons affiliated with the Fund, the Fund has implemented certain policies and procedures whereby the Fund’s executive officers screen each of the Fund’s transactions for any possible affiliations between the proposed portfolio investment, the Fund, companies controlled by us and our employees and trustees. The Fund will not enter into any agreements unless and until the Fund is satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, the Fund has taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board reviews these procedures on a quarterly basis.
We have adopted a code of ethics which applies to, among others, our senior officers, including our chief executive officer and chief financial officer, as well as all of our officers, trustees and employees. Our code of ethics requires that all employees and trustees avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to such code of ethics, each employee and trustee must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer.
Indebtedness of Management
None.
(b)Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Fund. We have entered into the Investment Advisory Agreement with the Adviser and the Administration Agreement with the Administrator. The Adviser, for its services to us, will be entitled to receive management fees and incentive fees. The Administrator, for its services to us, will be entitled to receive reimbursement of certain expenses. In addition, under the Investment Advisory Agreement and the Administration Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify the Adviser and certain of its affiliates. See “Item 1. Business—Investment Advisory Agreement” and “Item 1. Business—Administration Agreement.”
ITEM 8. LEGAL PROCEEDINGS.
Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our Portfolio Companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.
Market Information
Our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no public market for the Shares, and we do not expect one to develop.
Because the Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.
Shareholders
Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the shareholders.
Valuation of Portfolio Securities
Please see “Item 1. Business—Valuation of Portfolio Securities” for disclosure regarding valuation of portfolio securities.
Distributions
We intend to declare regular monthly distributions commencing with the first full calendar month after the initial closing. Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition. As a result, our distribution rates and payment frequency may vary from time to time.
We intend to elect to be treated, and to qualify annually thereafter, as a RIC under the Code. To qualify for and maintain RIC tax treatment, we must distribute each taxable year at least 90% of our investment company taxable income (net ordinary taxable income and net short-term capital gains in excess of net long-term capital losses), if any, determined without regard to any deduction for dividends paid, to our shareholders. A RIC may satisfy the 90% distribution requirement by actually distributing dividends (other than capital gain dividends) during the taxable year. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. If a RIC makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid.
We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions. See the “Certain U.S. Federal Income Tax Considerations”

section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayments under our assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offerings and the performance of our investments, including our debt investments, marketable securities and other short-term investments. Funding distributions from borrowings, offering proceeds, the sale of our assets, and repayments of our debt investments will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Our Board may delegate to a committee of trustees the power to fix the amount and other terms of a distribution at a rate or in a periodic amount or within a designated range determined by our Board. In addition, if our Board gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our Board may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Reports to Shareholders
We plan to furnish or make available to our Shareholders an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm. Additionally, we intend to comply with the periodic reporting requirements of the 1934 Act.
ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.
The Fund has not yet commenced commercial activities. In conjunction with our formation, we have issued and sold [●] Shares at an aggregate purchase price of $[●] to the Adviser. These Shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
The Fund was formed as a statutory trust under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust and Bylaws and certain policies adopted by our Board. The following summary of the terms of our shares of beneficial interest is a summary of all material provisions concerning our shares of beneficial interest and you should refer to the Maryland Statutory Trust Act (the “MSTA”), our Certificate of Trust, Declaration of Trust and Bylaws and certain policies adopted by our Board for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, Declaration of Trust and Bylaws and certain policies adopted by our Board.
Under our Declaration of Trust, we have authority to issue an unlimited number of Shares and an unlimited number of preferred shares.
Common Shares
Subject to the rights of holders of any other class or series of our shares of beneficial interest, the holders of Shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our shares of beneficial interest, the holders of Shares are entitled to such distributions as may be authorized from time to time by our Board (or a duly authorized committee of our Board acting within the parameters set by our Board in accordance with our Bylaws) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all Shares issued in the offering will be fully paid and non-assessable. Holders of Shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new Shares that we issue.
Our Declaration of Trust also contains a provision permitting our Board, subject to the terms of any class or series of our shares of beneficial interest at the time outstanding, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued Shares or preferred shares from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of Shares or preferred shares.
We will generally not issue certificates for our Shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.
Preferred Shares
Our Declaration of Trust authorizes our Board to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our Board has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of Shares.
If we ever created and issued preferred shares with a distribution preference over our Shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the Shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our Board has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.
Repurchases
Our Declaration of Trust provides that we may, at the sole discretion of our Board, repurchase all of a shareholder’s shares, without the consent of such shareholder, at a price per share equal to the repurchase price in effect as of the date of such repurchase under our share repurchase program if continued ownership of by the shareholder may be harmful or injurious to our business or reputation or the business or reputation of the Board, New Mountain or any of its affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.
We may also repurchase a shareholder’s Shares if the shareholder fails to maintain a minimum account balance. See “Item 1. Business—Share Repurchase Program.”
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting each year unless required by the 1940 Act. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chair of our Board. Special meetings of shareholders may be called by shareholders only for the purpose of removing trustees and filling any resulting vacancy, and will be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.
The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on any matter at the meeting will constitute a quorum (unless our Board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.
Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) any matter required to be voted on by the 1940 Act, (2) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (3) a merger, consolidation, conversion (other than a Conversion Event), statutory share exchange or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (4) removal of a trustee for cause and the election of a successor trustee to the extent provided in our Declaration of Trust, (5) the dissolution of the Fund to the extent specifically provided by the terms of any class or series of shares as set forth in our Declaration of Trust, (6) in the event that there are no trustees, the election of trustees, and (7) such other matters that our Board has submitted to our shareholders for approval or ratification. The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee or unless more than a majority of votes cast is required by the 1940 Act). Shareholders have the power to remove a trustee from our Board for “cause,” and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Fund through bad faith or active and deliberate dishonesty.
Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder. Additionally, shareholders are not entitled to recover any judgment in favor of the Fund, assert any claim in the name of the Fund or bring any other action that is derivative in nature without the approval of the Board; provided that such restriction does not apply to claims arising under the federal securities laws.
Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Fund and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our Board. No shareholder will be entitled to the information described in § 12-305(b) of the MSTA.
Maryland Law and Certain Provisions of our Declaration of Trust and Bylaws
Number of Trustees; Vacancies on Board; Removal of Trustees
Our Declaration of Trust provides that the number of our trustees may be increased or decreased only by our Board pursuant to our Bylaws. Our Bylaws provide that, unless our Bylaws are amended, the number of trustees may not be fewer than three, nor more than fifteen. Except as otherwise required by applicable requirements of the 1940 Act, any vacancy on our Board (other than vacancies resulting from shareholder removal for cause of a trustee or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees. Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death or adjudication of legal incompetence or until his or her successor is duly elected and qualifies. A vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. Vacancies resulting from shareholder removal of a trustee for cause can be filled only by the shareholders. Shareholders are also entitled to elect trustees in the event there are no trustees.
Any trustee may resign at any time and may be removed only for “cause” by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Fund through bad faith or active and deliberate dishonesty.
Amendment to Our Declaration of Trust and Bylaws
Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by the Board, without any action by our shareholders. Amendments to our Declaration of Trust that the Board determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) of our Declaration of Trust or Section 10.2 (Conversion Event) or (b) Section 2-605 of the MGCL (both of which shall not require approval of any shareholder), must be approved by the Board and shareholders by the affirmative vote of a majority of the votes cast on the matter.
Our Board will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.
Advance Notice of Trustee Nominations and New Business
We are not required to hold an annual meeting of shareholders and do not intend to hold annual meetings unless required by the 1940 Act. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only (1) by or at the direction of our Board or (2) provided that the meeting has been called for the purpose of electing trustees or removing one or more trustees and filling the resulting vacancy, by a shareholder who is a shareholder of record at the record date set by our Board for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving the advance notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the Bylaws.
Exclusive Forum
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of the State of New York, New York County, or the Circuit Court for Baltimore City, Maryland, or, if such state courts do not have jurisdiction, the United States District Courts located in the Southern District of New York or the United States District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forums for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Fund, other than actions arising under United States federal securities laws, (c) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of the Fund to the Fund or to our shareholders, (d) any action asserting a claim against the Fund or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or the Declaration of Trust or the Bylaws, or (e) any other action asserting a claim against the Fund or any of our trustees or officers or other agent of the Fund that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim arising under the United States federal securities laws.
Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our trustees, officers or employees, which may discourage such lawsuits against us and our trustees, officers and other employees.

Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws
Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest. Trustees are elected for indefinite terms and do not stand for reelection. Trustees may be removed from office for “cause” (i) by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter or (ii) by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. Any vacancy on the Board may be filled by a vote of a majority of the remaining trustees, or in the case of a vacancy involving an independent trustee, by a vote of a majority of the remaining independent trustees, or by shareholders in the event a trustee is removed for cause. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chair of our Board, or by shareholders for the purpose of removing trustees and filling any resulting vacancy upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. While such provisions could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for shareholders or otherwise be in their best interest, we believe such provisions help to ensure the continuity and stability of our management and policies.
Additionally, Maryland law (applicable to statutory trusts formed on or after October 1, 2023, that are closed-end investment companies such as the Fund) provides that control shares of a Maryland statutory trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are generally voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within certain ranges of voting power, commencing at one-tenth or more of all voting power. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to consider the voting rights of the shares. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.
Conflict with the 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the MSTA or any provision of our Declaration of Trust or our Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
ITEM 12. INDEMNIFICATION OF TRUSTEES AND OFFICERS.
Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland statutory trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Declaration of Trust contains a provision that eliminates a Covered Person’s liability to the maximum extent permitted by Maryland law. To the maximum extent permitted by Maryland law in effect from time to time, we must indemnify each Covered Person, including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, we must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, the Fund must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Fund if it is ultimately determined that the applicable standard of conduct was not met. The Fund is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our Board or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Fund.
The Fund may, with the approval of our Board, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Fund as a Covered Person or any employee or agent of the Fund or any predecessor of the Fund. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL (or any successor provision thereto) for directors of Maryland corporations.
So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In addition, the Fund has obtained liability insurance for its officers and trustees.
Under the Investment Advisory Agreement and Administration Agreement, we may, to the extent permitted by applicable law, in the discretion of our Board, indemnify the Adviser, the Administrator and certain of their affiliates, as described under “Item 1. Business—Exculpation and Indemnification.”

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
Set forth below is an index to our financial statements included in this Registration Statement.

PAGE
Report of Independent Registered Public Accounting Firm*	F-[ ]
Statement of Assets and Liabilities and Member’s Capital as of [ ]*	F-[ ]
Notes to the Financial Statement*	F-[ ]
__________________
*To be filed by amendment
The financial statements of Guardian III and supplemental disclosure information required by Regulation S-X Rule 6-11 related to fund acquisitions are filed with this Registration Statement. With respect to supplemental disclosure information, the Fund has incorporated by reference to Guardian III’s definitive proxy statement filed with the SEC on October 11, 2024 (the “Definitive Proxy Statement”), (i) current and comparative fee and expense information tables, including the estimated fee structure of the combined entity, and (ii) the section entitled “Supplemental Financial Information,” including the narrative disclosure of the material differences between the accounting policies of Guardian III and the Fund and the determination that the Merger would not result in a material change in Guardian III’s investment portfolio due to investment restrictions.
The following unaudited and audited financial statements and Guardian III’s fees and expense and other supplemental financial information are filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Registration Statement and incorporated in their entirety herein by reference:
99.1, Unaudited Consolidated Financial Statements of New Mountain Guardian III BDC, L.L.C., as of September 30, 2024
Consolidated Statements of Assets, Liabilities and Members' Capital as of September 30, 2024 (unaudited) and December 31, 2023
Consolidated Statements of Operations for the three and nine months ended September 30, 2024 (unaudited) and September 30, 2023 (unaudited)
Consolidated Statements of Changes in Members' Capital for the three and nine months ended September 30, 2024 (unaudited) and September 30, 2023 (unaudited)
Consolidated Statements of Cash Flows for the nine months ended September 30, 2024 (unaudited) and September 30, 2023 (unaudited)
Consolidated Schedules of Investments as of September 30, 2024 (unaudited)
Consolidated Schedules of Investments as of December 31, 2023
Notes to the Consolidated Financial Statements of New Mountain Guardian III BDC, L.L.C. (unaudited)
Report of Independent Registered Public Accounting Firm
99.2, Audited Consolidated Financial Statements of New Mountain Guardian III BDC, L.L.C. as of December 31, 2023
Report of Independent Registered Public Accounting Firm (PCAOB ID No. 34)
Consolidated Statements of Assets, Liabilities and Members’ Capital as of December 31, 2023 and December 31, 2022
Consolidated Statements of Operations for the years ended December 31, 2023, December 31, 2022 and December 31, 2021

Consolidated Statements of Changes in Members’ Capital for the years ended December 31, 2023, December 31, 2022 and December 31, 2021
Consolidated Statements of Cash Flows for years ended December 31, 2023, December 31, 2022 and December 31, 2021
Consolidated Schedule of Investments as of December 31, 2023
Consolidated Schedule of Investments as of December 31, 2022
Notes to the Consolidated Financial Statements of New Mountain Guardian III BDC, L.L.C.
99.3, Comparative Fees and Expenses Relating to the Merger
99.4 Supplemental Financial Information
ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.
ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
(a)List separately all financial statements filed
The financial statements included in this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)Exhibits
Exhibit Index

3.1	Form of Amended and Restated Declaration of Trust, dated as of [ ], 2024.*
3.2	By-Laws, dated as of September 26, 2024.*
4.1	Form of Subscription Agreement (Incorporated by reference to the Fund’s Registration Statement on Form 10 (File No. 000-56694) filed on September 27, 2024).
10.1	Investment Advisory Agreement between the Fund and the Adviser, dated as of November 7, 2024.*
10.2	Administration Agreement between the Fund and the Administrator, dated as of November 7, 2024.*
10.3	Distribution Reinvestment Plan, dated as of September 26, 2024 (Incorporated by reference to the Fund’s Registration Statement on Form 10 (File No. 000-56694) filed on September 27, 2024).
10.4	Expense Support and Conditional Reimbursement Agreement between the Fund and the Adviser, dated as of November 7, 2024.*
10.5	Custody Agreement between the Fund and [ ], dated as of [ ], 2024**
10.6	Custody Agreement between the Fund and [ ], dated as of [ ], 2024**
10.7	Custody Agreement between the Fund and [ ], dated as of [ ], 2024**
10.8
Transfer Agent Services Agreement between the Fund and Ultimus Fund Solutions, LLC, dated as of August 5, 2024 (Incorporated by reference to the Fund’s Registration Statement on Form 10 (File No. 000-56694) filed on September 27, 2024).

10.9
Agreement and Plan of Merger, dated as of October 11, 2024, by and among Guardian III, the Fund and the Adviser (for the limited purposes set forth therein) (Incorporated by reference to Guardian III’s Current Report on Form 8-K filed on October 16, 2024).

10.10	Form of Subscription Agreement for Guardian III unitholders (Incorporated by reference to Annex D to Guardian III’s Definitive Proxy Statement, filed on October 11, 2024).
21.1	List of Subsidiaries—None
99.1
Unaudited consolidated financial statements of Guardian III as of September 30, 2024 (Incorporated by reference to Part I, Item I of Guardian III’s Quarterly Report on Form 10-Q filed on November 12, 2024).

99.2	Audited consolidated financial statements of Guardian III as of December 31, 2023 (Incorporated by reference to Item 8 of Guardian III’s Annual Report on Form 10-K filed on March 6, 2024).
99.3	Comparative Fees and Expenses Relating to the Merger as of June 30, 2024 (Incorporated by reference to Guardian III’s Definitive Proxy Statement filed on October 11, 2024).
99.4	Supplementary Financial Information (Incorporated by reference to Guardian III’s Definitive Proxy Statement filed on October 11, 2024).
__________________
*Filed herewith
**    To be filed by amendment.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW MOUNTAIN PRIVATE CREDIT FUND

By:	/s/ John R. Kline
Name: John R. Kline
Title: Chief Executive Officer and President
Date: November 12, 2024